Filed pursuant to Rule 424(b)(3)

File No. 333-260095

Blue Owl Technology Income Corp.

Supplement No. 2 dated November 13, 2023

To

Prospectus dated July 17, 2023

This supplement contains information that amends, supplements or modifies certain information contained in the accompanying prospectus of Blue Owl Technology Income Corp. dated July 17, 2023, as amended and supplemented (the “Prospectus”), and is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission, and is available free of charge at www.sec.gov or by calling (212) 419-3000. Capitalized terms used in this supplement have the same meanings as in the Prospectus, unless otherwise stated herein.

Before investing in shares of our common stock, you should read carefully the Prospectus and this supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 44 of the Prospectus before you decide to invest in our common stock.

RECENT DEVELOPMENTS

Amended and Restated Bylaws

On November 6, 2023, the Board approved Amended and Restated Bylaws (the “Third Amended and Restated Bylaws”), to be effective as of November 6, 2023. The Third Amended and Restated Bylaws clarify that the exclusive forum provisions do not apply to claims arising under state law. All of the other provisions of our bylaws shall remain in full force and effect.

Quarterly Report on Form 10-Q

On November 9, 2023, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission. The Form 10-Q, excluding the exhibits thereto, is attached to this supplement as Annex A, and incorporated herein by reference.

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal quarter ended September 30, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number: 801-113628

BLUE OWL TECHNOLOGY INCOME CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	87-1346173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Small reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    YES  ☐    NO  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    YES  ☐    NO  ☒

As of November 9, 2023, the registrant had 128,919,380, 36,516,799 and 2,286,736 shares of Class I, Class S and Class D common stock, $0.01, par value per share, outstanding, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blue Owl Technology Income Corp. (the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•

an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•

the impact of rising interest rates, elevated inflation rates, ongoing supply chain and labor market disruptions, instability in the U.S. and international banking systems, and the risk of recession or a shutdown of government could impact our business prospects and the prospects of our portfolio companies;

•	an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;

•	a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

•	interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;

•

currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•	our future operating results;

•	our contractual arrangements and relationships with third parties;

•	the ability of our portfolio companies to achieve their objectives;

•	competition with other entities and our affiliates for investment opportunities;

•	risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;

•	the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;

•	the adequacy of our financing sources and working capital;

•	the loss of key personnel;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of Blue Owl Technology Credit Advisors II LLC (“the Adviser” or “our Adviser”) to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser to attract and retain highly talented professionals;

•

our ability to qualify for and maintain our tax treatment as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and as a business development company (“BDC”);

•	the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;

•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;

•	the effect of legal, tax and regulatory changes;

•	the escalated conflict in the Middle East;

•

the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; and

•	other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the Securities and Exchange Commission (“SEC”).

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 1. Consolidated Financial Statements

Blue Owl Technology Income Corp.

Consolidated Statements of Assets and Liabilities

(Amounts in thousands, except share and per share amounts)

	September 30, 2023 (Unaudited)	December 31, 2022
Assets
Investments at fair value
Non-controlled, non affiliated investments (amortized cost of $2,840,329 and $2,006,444, respectively)	$2,842,178	$1,992,856
Non-controlled, affiliated investments (amortized cost of $12,585 and $4,046, respectively)	12,874	4,013

Total investments at fair value (amortized cost of $2,852,914 and $2,010,490, respectively)	2,855,052	1,996,869
Cash	48,559	28,061
Interest receivable	31,069	18,541
Due from Adviser	—	44
Prepaid expenses and other assets	198	55

Total Assets	$2,934,878	$2,043,570

Liabilities
Debt (net of unamortized debt issuance costs of $11,622 and $11,314, respectively)	$1,237,019	$1,017,914
Distribution payable	11,600	7,303
Tender offer payable	39,726	22,059
Management fee payable	1,556	965
Incentive fee payable	1,920	2,581
Payable for investments purchased	6,016	—
Due to Adviser	696	—
Accrued expenses and other liabilities	7,716	3,251

Total Liabilities	1,306,249	1,054,073

Commitments and contingencies (Note 7)
Net Assets
Class S Common shares $0.01 par value, 1,000,000,000 shares authorized; 34,512,017 and 10,780,315 issued and outstanding, respectively	345	108
Class D Common shares $0.01 par value, 1,000,000,000 shares authorized; 2,074,376 and 107,019 issued and outstanding, respectively	21	1
Class I Common shares $0.01 par value, 1,000,000,000 shares authorized; 121,913,655 and 87,818,350 shares issued and outstanding, respectively	1,219	878
Additional paid-in-capital	1,590,730	983,666
Accumulated undistributed (overdistributed) earnings	36,314	4,844

Total Net Assets	1,628,629	989,497

Total Liabilities and Net Assets	$2,934,878	$2,043,570

Net Asset Value Per Class S Share	$10.28	$10.02

Net Asset Value Per Class D Share	$10.28	$10.02

Net Asset Value Per Class I Share	$10.28	$10.02

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022(1)	2023	2022(1)
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$66,714	$28,128	$168,614	$35,398
PIK interest income	5,111	2,122	13,021	3,337
PIK dividend income	3,520	2,874	14,888	3,926
Dividend income	2,516	—	5,447	—
Other income	1,110	2,572	2,351	3,211

Total investment income from non-controlled, non-affiliated investments	78,971	35,696	204,321	45,872

Investment income from non-controlled, affiliated investments:
Dividend income	23	—	138	—

Total investment income from non-controlled, affiliated investments	23	—	138	—

Total Investment Income	78,994	35,696	204,459	45,872

Operating Expenses
Offering costs	31	—	34	—
Interest expense	23,320	11,628	63,785	14,981
Management fees	4,364	1,964	11,285	2,242
Capital gains incentive fees	329	—	329	—
Performance based incentive fees	6,061	3,000	15,569	3,853
Professional fees	827	—	1,433	—
Directors’ fees	196	—	326	—
Shareholder servicing fees	682	67	1,481	68
Other general and administrative	1,091	—	1,569	—

Total Operating Expenses	36,901	16,659	95,811	21,144
Management fees waived (Note 3)	—	(1,964)	—	(2,242)
Performance based incentive fees waived (Note 3)	—	(3,000)	—	(3,853)
Expense support (Note 3)	—	—	—	(174)
Recoupment of expense support (Note 3)	—	174	—	174

Net Operating Expenses	36,901	11,869	95,811	15,049

Net Investment Income (Loss) Before Taxes	42,093	23,827	108,648	30,823

Income tax expense (benefit), including excise tax expense (benefit)	175	225	205	225

Net Investment Income (Loss) After Taxes	$41,918	$23,602	$108,443	$30,598

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$10,355	$(1,881)	$15,228	$(13,280)
Translation of assets and liabilities in foreign currencies	65	(1,139)	73	(1,343)

Total Net Change in Unrealized Gain (Loss)	10,420	(3,020)	15,301	(14,623)

Net realized gain (loss):
Non-controlled, non-affiliated investments	581	—	579	17
Foreign currency transactions	(56)	420	(132)	(123)

Total Net Realized Gain (Loss)	525	420	447	(106)

Total Net Realized and Change in Unrealized Gain (Loss)	10,945	(2,600)	15,748	(14,729)

Total Net Increase (Decrease) in Net Assets Resulting from Operations	$52,863	$21,002	$124,191	$15,869

Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class S Common Stock	$10,228	$372	$20,249	$365
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class D Common Stock(2)	$651	N/A	$971	N/A
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class I Common Stock	$41,984	$20,630	$102,971	$15,504
Earnings Per Share - Basic and Diluted of Class S Common Stock	$0.34	$0.12	$0.90	$0.19
Weighted Average Shares of Class S Common Stock Outstanding - Basic and Diluted	30,511,662	3,136,140	22,510,211	1,913,052
Earnings Per Share - Basic and Diluted of Class D Common Stock(2)	$0.35	N/A	$0.95	N/A
Weighted Average Shares of Class D Common Stock Outstanding - Basic and Diluted(2)	1,853,209	N/A	1,026,228	N/A
Earnings Per Share - Basic and Diluted of Class I Common Stock	$0.35	$0.29	$0.98	$0.24
Weighted Average Shares of Class I Common Stock Outstanding - Basic and Diluted	118,352,286	70,708,521	105,538,966	64,997,423

(1)	The company was initially capitalized on September 30, 2021 and commenced operations on May 2, 2022.
(2)	There were no class D shares of common stock outstanding as of September 30, 2022.

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(20)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Non-controlled/non-affiliated portfolio company investments
Debt Investments(6)
Aerospace & Defense
Bleriot US Bidco Inc.(8)(14)	First lien senior secured loan	S +	4.00%	10/2028	$6,833	$6,800	$6,833	0.4%
Dynasty Acquisition Co., Inc. (dba StandardAero Limited)(7)(14)	First lien senior secured loan	S +	4.00%	4/2026	2,095	2,074	2,089	0.1%
Dynasty Acquisition Co., Inc. (dba StandardAero Limited)(7)(14)	First lien senior secured loan	S +	4.00%	8/2028	898	889	895	0.1%
ManTech International Corporation(8)	First lien senior secured loan	S +	5.75%	9/2029	43,565	42,789	43,238	2.7%
ManTech International Corporation(7)(16)(18)	First lien senior secured delayed draw term loan	S +	5.75%	9/2024	3,693	3,568	3,665	0.2%
ManTech International Corporation(16)(17)	First lien senior secured revolving loan	S +	5.75%	9/2028	—	(92)	(42)	—%
Peraton Corp.(7)(14)	First lien senior secured loan	S +	3.75%	2/2028	3,069	3,054	3,060	0.2%

						59,082	59,738	3.7%
Application Software
Anaplan, Inc.(7)	First lien senior secured loan	S +	6.50%	6/2029	90,055	89,274	90,058	5.5%
Anaplan, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.50%	6/2028	—	(51)	—	—%
Armstrong Bidco Limited(11)(21)	First lien senior secured loan	SA +	5.00%	6/2029	£26,570	31,986	32,187	2.0%
Armstrong Bidco Limited(11)(21)	First lien senior secured delayed draw term loan	SA +	5.00%	6/2029	£13,863	16,680	16,794	1.0%
Avalara, Inc.(8)	First lien senior secured loan	S +	7.25%	10/2028	22,727	22,426	22,614	1.4%
Avalara, Inc.(16)(17)	First lien senior secured revolving loan	S +	7.25%	10/2028	—	(29)	(11)	—%
CDK Global, Inc.(8)(14)	First lien senior secured loan	S +	4.25%	7/2029	39,700	38,673	39,678	2.4%
Community Brands ParentCo, LLC(8)	First lien senior secured loan	S +	5.50%	2/2028	6,279	6,181	6,217	0.4%
Community Brands ParentCo, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.50%	2/2024	—	(6)	—	—%
Community Brands ParentCo, LLC(16)(17)	First lien senior secured revolving loan	S +	5.50%	2/2028	—	(6)	(4)	—%
Coupa Holdings, LLC(7)	First lien senior secured loan	S +	7.50%	2/2030	785	767	770	—%
Coupa Holdings, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	7.50%	8/2024	—	(1)	(1)	—%
Coupa Holdings, LLC(16)(17)	First lien senior secured revolving loan	S +	7.50%	2/2029	—	(1)	(1)	—%

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(21)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Fullsteam Operations, LLC(8)(18)	First lien senior secured delayed draw term loan	S +	7.50 (3.00 PIK	% % )	5/2024	53,312	52,334	53,846	3.3%
Grayshift, LLC(7)(21)	First lien senior secured loan	S +	8.00%		7/2028	53,517	53,072	52,580	3.2%
Grayshift, LLC(7)(21)	First lien senior secured loan	S +	8.00%		7/2028	22,174	21,848	21,786	1.3%
Grayshift, LLC(16)(17)(21)	First lien senior secured revolving loan	S +	8.00%		7/2028	—	(46)	(102)	—%
Motus Group, LLC(7)	Second lien senior secured loan	S +	6.50%		12/2029	16,557	16,419	16,350	1.0%
Perforce Software, Inc.(7)	First lien senior secured loan	S +	4.50%		7/2026	14,813	14,554	14,553	0.9%
Quartz Acquireco, LLC (dba Qualtrics)(7)	First lien senior secured loan	S +	3.50%		6/2030	5,000	4,953	4,963	0.3%
Zendesk, Inc.(8)	First lien senior secured loan	S +	6.50 (3.50 PIK	% % )	11/2028	59,564	58,525	58,670	3.6%
Zendesk, Inc.(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.50%		11/2024	—	(466)	(73)	—%
Zendesk, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.50%		11/2028	—	(103)	(90)	—%

							426,983	430,784	26.5%
Banks
Finastra USA, Inc.(9)(21)	First lien senior secured loan	S +	7.25%		9/2029	60,413	59,814	59,809	3.7%
Finastra USA, Inc.(7)(16)(21)	First lien senior secured revolving loan	S +	7.25%		9/2029	1,327	1,264	1,264	0.1%

							61,078	61,073	3.7%
Beverages
Innovation Ventures HoldCo, LLC(7)	First lien senior secured loan	S +	6.25%		3/2027	50,000	49,315	49,375	3.0%
Building Products
EET Buyer, Inc. (dba e-Emphasys)(8)	First lien senior secured loan	S +	6.50%		11/2027	5,157	5,085	5,157	0.3%
EET Buyer, Inc. (dba e-Emphasys)(9)(16)	First lien senior secured revolving loan	S +	6.50%		11/2027	86	80	86	—%
SRS Distribution, Inc.(7)(14)	First lien senior secured loan	S +	3.50%		6/2028	4,987	4,939	4,931	0.3%

							10,104	10,174	0.6%
Buildings & Real Estate
Associations, Inc.(8)	First lien senior secured loan	S +	6.50 (2.50 PIK	% % )	7/2027	20,905	20,699	20,748	1.3%
Commercial Services & Supplies
Access CIG, LLC(7)(14)	First lien senior secured loan	S +	5.00%		8/2028	10,000	9,754	9,853	0.6%
Charter NEX US, Inc.(7)(14)	First lien senior secured loan	S +	3.75%		12/2027	10,000	9,960	9,900	0.6%
Denali BuyerCo, LLC (dba Summit Companies)(8)	First lien senior secured loan	S +	5.50%		9/2028	41,926	41,130	41,821	2.6%
SimpliSafe Holding Corporation(7)	First lien senior secured loan	S +	6.25%		5/2028	60,957	59,996	60,500	3.7%

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(20)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
SimpliSafe Holding Corporation(7)(16)(18)	First lien senior secured delayed draw term loan	S +	6.25%	5/2024	2,052	1,973	2,037	0.1%

						122,813	124,111	7.6%
Construction & Engineering
Dodge Construction Network LLC(8)	First lien senior secured loan	S +	4.75%	2/2029	12,344	12,190	10,060	0.6%
Engineered Machinery Holdings, Inc. (dba Duravant)(8)(14)	First lien senior secured loan	S +	3.50%	5/2028	5,985	5,928	5,948	0.4%

						18,118	16,008	1.0%
Containers & Packaging
Five Star Lower Holding LLC(8)	First lien senior secured loan	S +	4.25%	5/2029	21,656	21,385	20,790	1.3%
Tricorbraun Holdings, Inc.(7)(14)	First lien senior secured loan	S +	3.25%	3/2028	4,987	4,933	4,887	0.3%

						26,318	25,677	1.6%
Diversified Consumer Services
Learning Care Group (US) No. 2 Inc.(8)(14)	First lien senior secured loan	S +	4.75%	8/2028	7,500	7,390	7,487	0.5%
Litera Bidco LLC(7)	First lien senior secured loan	S +	6.00%	5/2026	20,311	20,142	20,311	1.2%
Sophia, L.P.(7)	First lien senior secured loan	S +	4.25%	10/2027	9,875	9,799	9,850	0.6%

						37,331	37,648	2.3%
Diversified Financial Services
Blackhawk Network Holdings, Inc.(8)(14)	First lien senior secured loan	S +	2.75%	6/2025	3,953	3,935	3,937	0.2%
BTRS Holdings Inc. (dba Billtrust)(8)	First lien senior secured loan	S +	8.00%	12/2028	2,309	2,246	2,274	0.1%
BTRS Holdings Inc. (dba Billtrust)(8)(16)(18)	First lien senior secured delayed draw term loan	S +	8.00%	12/2024	72	72	69	—%
BTRS Holdings Inc. (dba Billtrust)(16)(17)	First lien senior secured revolving loan	S +	7.25%	12/2028	—	(6)	(4)	—%
Computer Services, Inc. (dba CSI)(8)	First lien senior secured loan	S +	6.75%	11/2029	19,900	19,537	19,801	1.2%
Deerfield Dakota Holdings(8)(14)	First lien senior secured loan	S +	3.75%	4/2027	5,198	5,067	5,062	0.3%
Helios Software Holdings, Inc. (dba ION Corporates)(8)(14)(21)	First lien senior secured loan	S +	4.25%	7/2030	5,611	5,428	5,579	0.3%
Ministry Brands Holdings, LLC(7)	First lien senior secured loan	S +	5.50%	12/2028	17,391	17,111	17,086	1.0%
Ministry Brands Holdings, LLC(7)(16)(18)	First lien senior secured delayed draw term loan	S +	5.50%	12/2023	902	852	851	0.1%
Ministry Brands Holdings, LLC(7)(16)	First lien senior secured revolving loan	S +	5.50%	12/2027	763	739	733	—%
Smarsh Inc.(9)	First lien senior secured loan	S +	6.50%	2/2029	26,667	26,447	26,600	1.6%
Smarsh Inc.(9)(16)(18)	First lien senior secured delayed draw term loan	S +	6.50%	2/2024	3,333	3,279	3,325	0.2%

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(20)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Smarsh Inc.(16)(17)	First lien senior secured revolving loan	S +	6.50%		2/2029	—	(2)	(1)	—%

							84,705	85,312	5.2%
Electrical Equipment
BCPE Watson (DE) ORML, LP(9)(21)	First lien senior secured loan	S +	6.50%		7/2028	100,000	99,163	99,500	6.1%
Energy Equipment & Services
USIC Holdings, Inc.(7)(14)	First lien senior secured loan	S +	3.50%		5/2028	4,987	4,843	4,900	0.3%
Food & Staples Retailing
CFS Brands, LLC(10)	First lien senior secured loan	P +	2.00%		3/2025	8,792	8,630	8,792	0.5%
Circana Group, L.P. (fka The NPD Group, L.P.)(7)	First lien senior secured loan	S +	6.25 (2.75 PIK	% % )	12/2028	144,311	141,809	142,867	8.8%
Circana Group, L.P. (fka The NPD Group, L.P.)(7)(16)	First lien senior secured revolving loan	S +	5.75%		12/2027	1,631	1,490	1,540	0.1%

							151,929	153,199	9.4%
Health Care Technology
Athenahealth Group Inc.(7)(14)	First lien senior secured loan	S +	3.25%		2/2029	20,777	19,837	20,356	1.2%
Color Intermediate, LLC (dba ClaimsXten)(8)	First lien senior secured loan	S +	5.50%		10/2029	39,327	38,622	38,934	2.4%
GI Ranger Intermediate, LLC (dba Rectangle Health)(8)(16)(18)	First lien senior secured delayed draw term loan	S +	5.75%		10/2023	2,376	2,280	2,302	0.1%
GHX Ultimate Parent Corporation (dba Global Healthcare Exchange)(8)(14)	First lien senior secured loan	S +	4.75%		6/2027	12,469	12,182	12,454	0.8%
Hyland Software, Inc.(7)	First lien senior secured loan	S +	6.00%		9/2030	40,490	39,884	39,882	2.4%
Hyland Software, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.00%		9/2029	—	(29)	(29)	—%
Iconic IMO Merger Sub, Inc.(8)	First lien senior secured loan	S +	6.00%		5/2029	20,638	20,287	20,534	1.3%
Iconic IMO Merger Sub, Inc.(9)(16)(18)	First lien senior secured delayed draw term loan	S +	6.00%		5/2024	1,333	1,281	1,327	0.1%
Iconic IMO Merger Sub, Inc.(9)(16)	First lien senior secured revolving loan	S +	6.00%		5/2028	397	359	385	—%
Imprivata, Inc.(7)(14)	First lien senior secured loan	S +	4.25%		12/2027	20,774	20,532	20,749	1.3%
Imprivata, Inc.(7)	Second lien senior secured loan	S +	6.25%		12/2028	17,648	17,472	17,648	1.1%
Inovalon Holdings, Inc.(8)	First lien senior secured loan	S +	6.25 (2.75 PIK	% % )	11/2028	13,262	13,014	13,063	0.8%
Inovalon Holdings, Inc.(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.75%		5/2024	—	(12)	(3)	—%
Inovalon Holdings, Inc.(8)	Second lien senior secured loan	S +	10.50 PIK	%	11/2033	44,657	44,119	44,210	2.7%

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(20)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Interoperability Bidco, Inc. (dba Lyniate)(8)	First lien senior secured loan	S +	7.00%		12/2026	28,265	28,135	27,983	1.7%
Interoperability Bidco, Inc. (dba Lyniate)(8)(16)	First lien senior secured revolving loan	S +	7.00%		12/2024	391	388	378	0.1%
Neptune Holdings, Inc. (dba NexTech)(9)	First lien senior secured loan	S +	6.00%		8/2030	30,882	30,117	30,110	1.8%
Neptune Holdings, Inc. (dba NexTech)(16)(17)	First lien senior secured revolving loan	S +	6.00%		8/2029	—	(102)	(103)	—%

							288,366	290,180	17.8%
Health Care Equipment & Supplies
Medline Borrower, LP(7)(14)	First lien senior secured loan	S +	3.25%		10/2028	15,282	15,055	15,231	0.9%
PerkinElmer U.S. LLC(8)	First lien senior secured loan	S +	6.75%		3/2029	11,389	11,176	11,246	0.7%

							26,231	26,477	1.6%
Health Care Providers & Services
Covetrus, Inc.(8)	Second lien senior secured loan	S +	9.25%		10/2030	25,000	24,526	24,875	1.5%
Engage Debtco Limited(8)(21)	First lien senior secured loan	S +	5.90 (2.40 PIK	% % )	7/2029	12,500	12,232	12,281	0.8%
OneOncology LLC(8)	First lien senior secured loan	S +	6.25%		6/2030	14,286	14,078	14,143	0.9%
OneOncology LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.25%		12/2024	—	(32)	—	—%
OneOncology LLC(16)(17)	First lien senior secured revolving loan	S +	6.25%		6/2029	—	(41)	(29)	—%
Plasma Buyer LLC (dba PathGroup)(8)	First lien senior secured loan	S +	5.75%		5/2029	16,846	16,560	16,509	1.0%
Plasma Buyer LLC (dba PathGroup)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.75%		5/2024	—	(35)	(44)	—%
Plasma Buyer LLC (dba PathGroup)(8)(16)	First lien senior secured revolving loan	S +	5.75%		5/2028	378	349	340	—%
TC Holdings, LLC (dba TrialCard)(9)	First lien senior secured loan	S +	5.00%		4/2027	8,817	8,751	8,817	0.5%
TC Holdings, LLC (dba TrialCard)(16)(17)	First lien senior secured revolving loan	S +	5.00%		4/2027	—	(8)	—	—%

							76,380	76,892	4.7%
Insurance
Acrisure, LLC(8)(14)	First lien senior secured loan	S +	5.75%		2/2027	10,945	10,920	10,972	0.7%
Asurion, LLC(7)(14)	First lien senior secured loan	S +	3.25%		12/2026	15,421	14,651	15,074	0.9%
Asurion, LLC(7)(14)	Second lien senior secured loan	S +	5.25%		1/2029	29,332	27,578	25,943	1.6%
AmeriLife Holdings LLC(7)	First lien senior secured loan	S +	5.75%		8/2029	18,045	17,726	17,955	1.1%
AmeriLife Holdings LLC(9)(16)(18)	First lien senior secured delayed draw term loan	S +	5.75%		9/2024	3,008	2,943	2,993	0.2%
AmeriLife Holdings LLC(9)(16)	First lien senior secured revolving loan	S +	5.75%		8/2028	379	342	367	—%

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(20)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(8)	First lien senior secured loan	S +	7.50%		3/2029	909	888	895	0.1%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(16)(17)	First lien senior secured revolving loan	S +	7.50%		3/2029	—	(2)	(1)	—%
Hub International Limited(8)(14)	First lien senior secured loan	S +	4.25%		6/2030	10,000	9,903	10,017	0.6%
Hyperion Refinance S.a.r.l (dba Howden Group)(7)(21)	First lien senior secured loan	S +	5.25%		11/2027	25,000	24,564	25,000	1.5%
Integrated Specialty Coverages, LLC(7)	First lien senior secured loan	S +	6.00%		7/2030	55,101	54,288	54,247	3.3%
Integrated Specialty Coverages, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.00%		1/2024	—	(77)	(38)	—%
Integrated Specialty Coverages, LLC(16)(17)	First lien senior secured revolving loan	S +	6.00%		7/2029	—	(86)	(92)	—%
Integrity Marketing Acquisition, LLC(8)	First lien senior secured loan	S +	5.82%		8/2026	13,246	13,210	13,246	0.8%
Integrity Marketing Acquisition, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.00%		8/2025	—	(24)	—	—%
Integrity Marketing Acquisition, LLC(16)(17)	First lien senior secured revolving loan	S +	6.50%		8/2026	—	(5)	—	—%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(7)	First lien senior secured delayed draw term loan	S +	6.00%		11/2028	24,638	24,350	24,022	1.5%

							201,169	200,600	12.3%
IT Services
BCPE Nucleon (DE) SPV, LP(9)(21)	First lien senior secured loan	S +	7.00%		9/2026	22,679	22,513	22,679	1.4%
Kaseya Inc.(8)	First lien senior secured loan	S +	6.25 (2.50 PIK	% % )	6/2029	67,044	65,890	66,876	4.1%
Kaseya Inc.(8)(16)(18)	First lien senior secured delayed draw term loan	S +	6.25 (2.50 PIK	% % )	6/2024	248	212	247	—%
Kaseya Inc.(8)(16)	First lien senior secured revolving loan	S +	6.25 (2.50 PIK	% % )	6/2029	1,019	953	1,009	0.1%
Renaissance Learning, Inc.(7)(14)	First lien senior secured loan	S +	4.75%		4/2030	916	914	908	0.1%
Saphilux S.a.r.L (dba IQ EQ)(8)(21)	First lien senior secured loan	S +	4.75%		7/2028	22,500	22,173	22,163	1.4%
Severin Acquisition, LLC (dba PowerSchool)(8)(14)	First lien senior secured loan	S +	3.00%		8/2025	16,955	16,879	16,925	1.0%
The Dun & Bradstreet Corporation(7)(14)	First lien senior secured loan	S +	2.75%		2/2026	12,966	12,966	12,937	0.8%

							142,500	143,744	8.8%
Life Sciences Tools & Services
Bamboo US BidCo LLC(7)	First lien senior secured loan	S +	6.00%		9/2030	19,692	19,102	19,102	1.2%
Bamboo US BidCo LLC(12)	First lien senior secured loan	E +	6.00%		9/2030	€12,252	12,583	12,583	0.8%
Bamboo US BidCo LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.00%		3/2025	—	(46)	(46)	—%

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(20)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Bamboo US BidCo LLC(16)(17)	First lien senior secured revolving loan	S +	6.00%		10/2029	—	(123)	(123)	—%
Bracket Intermediate Holding Corp.(8)(14)	First lien senior secured loan	S +	5.00%		5/2028	19,950	19,390	19,904	1.2%
Phoenix Newco, Inc. (dba Parexel)(7)	Second lien senior secured loan	S +	6.50%		11/2029	5,000	4,913	4,963	0.3%

							55,819	56,383	3.5%
Professional Services
AQ Carver Buyer, Inc. (dba CoAdvantage)(9)	First lien senior secured loan	S +	5.50%		8/2029	10,000	9,804	9,825	0.6%
Certinia, Inc.(9)	First lien senior secured loan	S +	7.25%		8/2029	44,118	43,251	43,235	2.7%
Certinia, Inc.(16)(17)	First lien senior secured revolving loan	S +	7.25%		8/2029	—	(115)	(118)	—%
EP Purchaser, LLC (dba Entertainment Partners)(8)	First lien senior secured loan	S +	4.50%		11/2028	4,975	4,786	4,788	0.3%
Omnia Partners, LLC(8)(14)	First lien senior secured loan	S +	4.25%		7/2030	1,828	1,810	1,829	0.1%
Omnia Partners, LLC(14)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	4.25%		1/2024	—	(2)	—	—%
Proofpoint, Inc.(7)(14)	First lien senior secured loan	S +	3.25%		8/2028	4,987	4,939	4,941	0.3%
Proofpoint, Inc.(7)(14)	Second lien senior secured loan	S +	6.25%		8/2029	7,572	7,572	7,579	0.5%
Sensor Technology Topco, Inc. (dba Humanetics)(8)	First lien senior secured loan	S +	7.00 (2.00 PIK	% % )	5/2026	23,427	23,271	23,368	1.4%
Sensor Technology Topco, Inc. (dba Humanetics)(13)	First lien senior secured loan	E +	7.00 (2.25 PIK	% % )	5/2026	€4,220	4,554	4,457	0.3%
Sensor Technology Topco, Inc. (dba Humanetics)(7)(16)	First lien senior secured revolving loan	S +	6.50%		5/2026	837	823	832	0.1%
Sovos Compliance, LLC(7)(14)	First lien senior secured loan	S +	4.50%		8/2028	23,667	22,933	23,258	1.4%

							123,626	123,994	7.6%
Pharmaceuticals
Pacific BidCo Inc.(8)(21)	First lien senior secured loan	S +	5.75 (3.11 PIK	% % )	8/2029	8,664	8,476	8,556	0.5%
Pacific BidCo Inc.(16)(17)(18)(21)	First lien senior secured delayed draw term loan	S +	5.75%		8/2025	—	(10)	—	—%

							8,466	8,556	0.5%
Real Estate Management & Development
Entrata, Inc.(7)	First lien senior secured loan	S +	6.00%		7/2030	34,487	33,981	33,970	2.1%
Entrata, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.00%		7/2028	—	(56)	(59)	—%
RealPage, Inc.(7)(14)	First lien senior secured loan	S +	3.00%		4/2028	15,414	15,063	15,221	0.9%
RealPage, Inc.(7)(14)	Second lien senior secured loan	S +	6.50%		4/2029	25,000	24,706	25,033	1.5%

							73,694	74,165	4.6%

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(20)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Systems Software
Activate Holdings (US) Corp. (dba Absolute Software)(8)(21)	First lien senior secured loan	S +	6.75%	7/2030	39,739	38,662	38,647	2.4%
Activate Holdings (US) Corp. (dba Absolute Software)(16)(17)(21)	First lien senior secured revolving loan	S +	6.75%	7/2030	—	(81)	(83)	—%
Appfire Technologies, LLC(8)	First lien senior secured loan	S +	5.50%	3/2027	7,040	7,002	7,004	0.4%
Appfire Technologies, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.50%	6/2024	—	(109)	—	—%
Appfire Technologies, LLC(16)(17)	First lien senior secured revolving loan	S +	5.50%	3/2027	—	(18)	(8)	—%
Barracuda Networks, Inc.(8)(14)	First lien senior secured loan	S +	4.50%	8/2029	60,085	58,462	59,418	3.6%
Barracuda Networks, Inc.(8)	Second lien senior secured loan	S +	7.00%	8/2030	55,875	54,350	52,243	3.2%
Delta TopCo, Inc. (dba Infoblox, Inc.)(9)(14)	First lien senior secured loan	S +	3.75%	12/2027	25,295	24,164	25,014	1.5%
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(8)(14)	First lien senior secured loan	S +	4.00%	11/2026	14,770	14,106	14,121	0.9%
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(9)	Second lien senior secured loan	S +	6.75%	11/2027	20,000	19,804	17,950	1.1%
Oranje Holdco, Inc. (dba KnowBe4)(8)	First lien senior secured loan	S +	7.75%	2/2029	4,273	4,214	4,230	0.3%
Oranje Holdco, Inc. (dba KnowBe4)(16)(17)	First lien senior secured revolving loan	S +	7.75%	2/2029	—	(7)	(5)	—%
Ping Identity Holding Corp.(7)	First lien senior secured loan	S +	7.00%	10/2029	21,818	21,522	21,709	1.3%
Ping Identity Holding Corp.(16)(17)	First lien senior secured revolving loan	S +	7.00%	10/2028	—	(28)	(11)	(0.1)%
Rubrik, Inc.(8)(18)	First lien senior secured loan	S +	7.00%	6/2028	46,771	45,863	46,303	2.8%
Rubrik, Inc.(8)(16)(18)	First lien senior secured delayed draw term loan	S +	7.00%	6/2028	660	596	595	—%
SailPoint Technologies Holdings, Inc.(7)	First lien senior secured loan	S +	6.25%	8/2029	114,100	111,971	113,244	7.0%
SailPoint Technologies Holdings, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.25%	8/2028	—	(177)	(82)	(0.1)%
Securonix, Inc.(8)	First lien senior secured loan	S +	6.50%	4/2028	19,774	19,614	18,736	1.2%
Securonix, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.50%	4/2028	—	(27)	(187)	—%
Talon MidCo 2 Limited (dba Tufin)(8)(21)	First lien senior secured loan	S +	7.69%	8/2028	28,223	27,750	27,729	1.7%
Talon MidCo 2 Limited (dba Tufin)(16)(18)(21)	First lien senior secured delayed draw term loan	S +	7.69%	8/2024	—	—	(6)	—%
Talon MidCo 2 Limited (dba Tufin)(16)(17)(21)	First lien senior secured revolving loan	S +	7.00%	8/2028	—	(22)	(24)	—%

						447,611	446,537	27.4%

Total non-controlled/non-affiliated portfolio company debt investments						$2,616,343	$2,625,775	161.2%

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Company(1)(2)(20)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Equity Investments
Application Software
Project Alpine Co-Invest Fund, L.P.(19)(21)(23)	L.P. Interest	N/A	N/A		N/A	7	6,670	7,316	0.4%
Zoro TopCo, Inc.(15)(23)	Series A Preferred Equity	N/A	12.50 PIK	%	N/A	8,057	8,409	8,505	0.5%
Zoro TopCo, L.P.(19)(23)	Class A Common Units	N/A	N/A		N/A	671,414	6,714	7,045	0.4%

							21,793	22,866	1.4%
Health Care Technology
Minerva Holdco, Inc.(15)(23)	Senior A Preferred Stock	N/A	10.75 PIK	%	N/A	45	45,699	43,816	2.7%
Orange Blossom Parent, Inc.(19)(23)	Common Units	N/A	N/A		N/A	16,667	1,667	1,710	0.1%

							47,366	45,526	2.8%
Insurance
Accelerate Topco Holdings, LLC(19)(23)	Common Units	N/A	N/A		N/A	12,822	354	404	—%
Hub International(19)(23)	Class A Common Units	N/A	N/A		N/A	3,731	7,500	7,500	0.5%

							7,854	7,904	0.5%
IT Services
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(15)(23)	Perpetual Preferred Stock	N/A	11.75 PIK	%	N/A	50,000	55,076	56,028	3.4%
Systems Software
Elliott Alto Co-Investor Aggregator L.P.(19)(21)(23)	L.P. Interest	N/A	N/A		N/A	7,836	7,882	7,424	0.5%
Picard Holdco, Inc.(8)(23)	Senior A Preferred Stock	S +	12.00%		N/A	57,364	55,958	50,623	3.1%
Halo Parent Newco, LLC(15)(23)	Class H PIK Preferred Equity	N/A	11.00 PIK	%	N/A	10,914	11,338	9,723	0.6%
Project Hotel California Co-Invest Fund, L.P.(19)(21)(23)	L.P. Interest	N/A	N/A		N/A	6,711,769	6,717	7,011	0.4%
Securiti, Inc.(19)(23)	Series C Preferred Shares	N/A	N/A		N/A	1,262,785	10,002	9,298	0.6%

							91,897	84,079	5.2%

Total non-controlled/non-affiliated portfolio company equity investments							$223,986	$216,403	13.3%

Total non-controlled/non-affiliated portfolio company investments							$2,840,329	$2,842,178	174.5%

Non-controlled/affiliated portfolio company equity investments
Equity Investments
Pharmaceuticals
LSI Financing 1 DAC(21)(22)(23)	Preferred Equity	N/A	N/A		N/A	13,789,488	12,585	12,874	0.8%

Total non-controlled/affiliated portfolio company equity investments							$12,585	$12,874	0.8%

Total Investments							$2,852,914	$2,855,052	175.3%

(1)	Certain portfolio company investments are subject to contractual restrictions on sales.
(2)	Unless otherwise indicated, all investments are considered Level 3 investments. See Note 5 “Fair Value of Investments”.
(3)	The amortized cost represents the original cost adjusted for the amortization or accretion of premium or discount, as applicable, on debt investments using the effective interest method.
(4)

As of September 30, 2023, the net estimated unrealized gain for U.S. federal income tax purposes was $25.9 million based on a tax cost basis of $2.8 billion. As of September 30, 2023, there was no estimated aggregatete gross unrealized loss for U.S federal income tax purposes and the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $25.9 million.

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

(5)	Totals presented may differ than actuals due to rounding.
(6)

Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six- SOFR), an Sterling Overnight Interbank Average Rate (“SONIA” or “SA”), Euro Interbank Offered Rate (“EURIBOR” or “E”, which can include one-, two-, three- or six-month EURIBOR), or an alternate base rate (which can include the Prime Rate (“PRIME” or “P”) at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

(7)	The interest rate on these loans is subject to 1 month SOFR, which as of September 30, 2023 was 5.32%.
(8)	The interest rate on these loans is subject to 3 month SOFR, which as of September 30, 2023 was 5.40%.
(9)	The interest rate on these loans is subject to 6 month SOFR, which as of September 30, 2023 was 5.47%.
(10)	The interest rate on these loans is subject to PRIME, which as of September 30, 2023 was 8.50%.
(11)	The interest rate on these loans is subject to SONIA, which as of September 30, 2023 was 5.19%.
(12)	The interest rate on these loans is subject to 1 month EURIBOR, which as of September 30, 2023 was 3.85%.
(13)	The interest rate on these loans is subject to 3 month EURIBOR, which as of September 30, 2023 was 3.95%.
(14)	Level 2 investment.
(15)	Contains a fixed rate structure.
(16)	Position or portion thereof is an unfunded loan or equity commitment. See Note 7 “Commitments and Contingencies”.
(17)

The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value is the result of the capitalized discount on the loan.

(18)	The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.
(19)	Investment is non-income producing.
(20)

Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility, SPV Asset Facility I or SPV Asset Facility II. See Note 6 “Debt”.

(21)

This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of September 30, 2023, non-qualifying assets represented 16.3% of total assets as calculated in accordance with the regulatory requirements.

(22)

Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company, as the Company owns more than 5% but less than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement. Transactions during the nine months ended September 30, 2023 in which the Company was an Affiliated Person of the portfolio company are as follows:

Company	Fair Value at December 31, 2022	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at September 30, 2023	Interest Income	Dividend Income	Other Income
Non-controlled Affiliates
LSI Financing 1 DAC	$4,013	$9,776	$(1,236)	$321	$12,874	$—	$138	$—

Total Non-controlled Affiliates	$4,013	$9,776	$(1,236)	$321	$12,874	$—	$138	$—

(a)

Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.

(b)

Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.

(23)

Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of September 30, 2023, the aggregate fair value of these securities is $229.3 million or 14.1% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Consolidated Schedule of Investments

As of September 30, 2023

(Amounts in thousands, except share and per share amounts)

(Unaudited)

Portfolio Company	Investment	Acquisition Date
Project Hotel California Co-Invest Fund, L.P.	L.P. Interest	August 09, 2022
Halo Parent Newco, LLC	Class H PIK Preferred Equity	May 4, 2022
Elliott Alto Co-Investor Aggregator L.P.	L.P. Interest	September 28, 2022
Knockout Intermediate Holdings I, Inc. (dba Kaseya)	Perpetual Preferred Stock	June 23, 2022
Minerva Holdco, Inc.	Senior A Preferred Stock	May 2, 2022
Picard Holdco, Inc.	Senior A Preferred Stock	September 30, 2022
Project Alpine Co-Invest Fund, L.P.	L.P. Interest	June 10, 2022
Securiti, Inc.	Series C Preferred Shares	July 28.2022
Accelerate Topco Holdings, LLC	Common Units	September 01, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
LSI Financing 1 DAC*	Preferred Equity	December 14, 2022
Hub International	Class A Common Units	September 14, 2023

*	Refer to Note 3 “Agreements and Related Party Transactions – Controlled/Affiliated Portfolio Companies”.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets
Non-controlled/non-affiliated portfolio company investments
Debt Investments(5)
Aerospace & Defense
ManTech International Corporation(10)	First lien senior secured loan	S +	5.75%		9/2029	$43,895	$43,045	$43,017	2.1%
ManTech International Corporation(15)(16)(17)	First lien senior secured delayed draw term loan	S +	5.75%		9/2024	—	(100)	(104)	—%
ManTech International Corporation(15)(16)	First lien senior secured revolving loan	S +	5.75%		9/2028	—	(106)	(112)	—%

							42,839	42,801	2.1%
Application Software
Anaplan, Inc.(9)	First lien senior secured loan	S +	6.50%		6/2029	$90,055	89,203	89,829	4.4%
Anaplan, Inc.(15)(16)	First lien senior secured revolving loan	S +	6.50%		6/2028	—	(59)	(16)	—%
Armstrong Bidco Limited(12)(20)	First lien senior secured loan	SA +	5.25%		6/2029	31,962	31,919	31,562	1.5%
Armstrong Bidco Limited(12)(15)(17)(20)	First lien senior secured delayed draw term loan	SA +	5.25%		6/2025	12,942	12,914	12,780	0.6%
Avalara, Inc.(10)	First lien senior secured loan	S +	7.25%		10/2028	22,727	22,395	22,386	1.1%
Avalara, Inc.(15)(16)	First lien senior secured revolving loan	S +	7.25%		10/2028	—	(33)	(34)	—%
Certify, Inc.(6)	First lien senior secured loan	L +	5.50%		2/2024	11,408	11,260	11,408	0.6%
Community Brands ParentCo, LLC(9)	First lien senior secured loan	S +	5.75%		2/2028	6,327	6,215	6,232	0.3%
Community Brands ParentCo, LLC(15)(16)(17)	First lien senior secured delayed draw term loan	S +	5.75%		2/2024	—	(6)	(4)	—%
Community Brands ParentCo, LLC(15)(16)	First lien senior secured revolving loan	S +	5.75%		2/2028	—	(6)	(6)	—%
Fullsteam Operations, LLC(7)(15)(17)	First lien senior secured delayed draw term loan	L +	7.50 (3.00 PIK)	% %	5/2024	30,606	29,700	29,971	1.5%
Grayshift, LLC(9)	First lien senior secured loan	S +	7.50%		7/2028	53,923	53,423	53,518	2.6%
Grayshift, LLC(15)(16)	First lien senior secured revolving loan	S +	7.50%		7/2028	—	(53)	(44)	—%
Motus Group, LLC(6)	Second lien senior secured loan	L +	6.50%		12/2029	16,557	16,408	16,226	0.8%
Perforce Software, Inc.(9)	First lien senior secured loan	S +	4.50%		7/2026	14,925	14,602	14,701	0.7%
Zendesk, Inc.(10)	First lien senior secured loan	S +	6.50%		11/2028	58,534	57,379	57,070	2.8%
Zendesk, Inc.(15)(16)(17)	First lien senior secured delayed draw term loan	S +	6.50%		11/2024	—	(534)	(220)	—%
Zendesk, Inc.(15)(16)	First lien senior secured revolving loan	S +	6.50%		11/2028	—	(118)	(151)	—%

							344,609	345,208	16.9%

Blue Owl Technology Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets
Beverages
Innovation Ventures HoldCo, LLC(9)	First lien senior secured loan	S +	6.25%		3/2027	$50,000	49,180	49,000	2.4%
Buildings & Real Estate
Associations, Inc.(10)	First lien senior secured loan	S +	6.50 (2.50 PIK	% % )	7/2027	$20,512	20,273	20,461	1.0%
Commercial Services & Supplies
Denali BuyerCo, LLC (dba Summit Companies)(7)	First lien senior secured loan	L +	5.75%		9/2028	$42,245	41,363	41,823	2.0%
SimpliSafe Holding Corporation(9)	First lien senior secured loan	S +	6.25%		5/2028	61,420	60,299	60,652	3.0%
SimpliSafe Holding Corporation(15)(16)(17)	First lien senior secured delayed draw term loan	S +	6.25%		5/2024	—	(69)	(19)	—%

							101,593	102,456	5.0%
Construction & Engineering
Dodge Construction Network(11)	First lien senior secured loan	S +	4.75%		2/2029	$12,438	12,267	10,572	0.5%
Containers & Packaging
Five Star Lower Holding LLC(11)	First lien senior secured loan	S +	4.25%		5/2029	$21,820	21,519	21,275	1.0%
Diversified Consumer Services
Litera Bidco LLC(9)	First lien senior secured loan	S +	6.00%		5/2026	$20,467	20,256	20,467	1.0%
Sophia, L.P.(9)	First lien senior secured loan	S +	4.25%		10/2027	9,950	9,861	9,925	0.5%

							30,117	30,392	1.5%
Diversified Financial Services
BTRS Holdings Inc. (dba Billtrust)(10)	First lien senior secured loan	S +	7.25%		12/2028	$2,309	2,240	2,244	0.1%
BTRS Holdings Inc. (dba Billtrust)(15)(17)	First lien senior secured delayed draw term loan	S +	7.25%		12/2024	—	—	(5)	—%
BTRS Holdings Inc. (dba Billtrust)(15)(16)	First lien senior secured revolving loan	S +	7.25%		12/2028	—	(7)	(7)	—%
Ministry Brands Holdings, LLC(6)	First lien senior secured loan	L +	5.50%		12/2028	17,523	17,212	17,085	0.8%
Ministry Brands Holdings, LLC(15)(16)(17)	First lien senior secured delayed draw term loan	L +	5.50%		12/2023	—	(48)	(85)	—%
Ministry Brands Holdings, LLC(6)(15)	First lien senior secured revolving loan	L +	5.50%		12/2027	847	819	805	—%
Smarsh Inc.(11)	First lien senior secured loan	S +	6.50%		2/2029	26,667	26,426	26,400	1.3%
Smarsh Inc.(11)(15)(17)	First lien senior secured delayed draw term loan	S +	6.50%		2/2024	3,333	3,271	3,300	0.2%
Smarsh Inc.(15)(16)	First lien senior secured revolving loan	S +	6.50%		2/2029	—	(15)	(17)	—%

							49,898	49,720	2.4%
Electrical Equipment
BCPE Watson (DE) ORML, LP(11)(20)	First lien senior secured loan	S +	6.50%		7/2028	$100,000	99,064	99,000	4.8%

Blue Owl Technology Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets
Food & Staples Retailing
CFS Brands, LLC(11)	First lien senior secured loan	S +	3.00%		3/2025	$8,859	8,620	8,372	0.4%
The NPD Group, L.P.(9)	First lien senior secured loan	S +	6.25 (2.75 PIK	% % )	12/2028	142,301	139,514	139,456	6.8%
The NPD Group, L.P.(9)(15)	First lien senior secured revolving loan	S +	5.75%		12/2027	1,087	920	906	0.1%

							149,054	148,734	7.3%
Health Care Technology
Athenahealth Group Inc.(9)(13)	First lien senior secured loan	S +	3.50%		2/2029	$7,096	6,736	6,390	0.3%
Athenahealth Group Inc.(13)(15)(16)(17)	First lien senior secured delayed draw term loan	S +	3.50%		8/2023	—	(43)	(83)	—%
Color Intermediate, LLC (dba ClaimsXten)(10)	First lien senior secured loan	S +	5.50%		10/2029	39,525	38,755	38,735	1.9%
GI Ranger Intermediate, LLC (dba Rectangle Health)(10)(15)(17)	First lien senior secured delayed draw term loan	S +	6.00%		10/2023	2,394	2,283	2,220	0.1%
Hyland Software, Inc.(6)	Second lien senior secured loan	L +	6.25%		7/2025	7,187	7,111	6,792	0.3%
Iconic IMO Merger Sub, Inc.(11)	First lien senior secured loan	S +	6.00%		5/2029	20,794	20,407	20,534	1.0%
Iconic IMO Merger Sub, Inc.(15)(16)(17)	First lien senior secured delayed draw term loan	S +	6.00%		5/2024	—	(45)	(12)	—%
Iconic IMO Merger Sub, Inc.(11)(15)	First lien senior secured revolving loan	S +	6.00%		5/2028	472	427	440	—%
Imprivata, Inc.(9)(13)	First lien senior secured loan	S +	4.25%		12/2027	5,393	5,256	5,191	0.3%
Imprivata, Inc.(9)	Second lien senior secured loan	S +	6.25%		12/2028	17,648	17,472	17,207	0.8%
Inovalon Holdings, Inc.(7)	First lien senior secured loan	L +	6.25 (2.75 PIK	% % )	11/2028	12,990	12,715	12,665	0.6%
Inovalon Holdings, Inc.(15)(16)(17)	First lien senior secured delayed draw term loan	L +	5.75%		5/2024	—	(14)	(17)	—%
Inovalon Holdings, Inc.(7)	Second lien senior secured loan	L +	10.50 PIK	%	11/2033	39,698	39,144	39,102	1.9%
Interoperability Bidco, Inc. (dba Lyniate)(10)	First lien senior secured loan	S +	7.00%		12/2026	28,480	28,323	28,267	1.5%
Interoperability Bidco, Inc. (dba Lyniate)(10)(15)	First lien senior secured revolving loan	S +	7.00%		12/2024	652	647	642	—%

							179,174	178,073	8.7%
Health Care Equipment & Supplies
Medline Borrower, LP(6)(13)	First lien senior secured loan	L +	3.25%		10/2028	$4,342	4,147	4,121	0.2%
Health Care Providers & Services
CVET Midco 2, L.P.(10)	Second lien senior secured loan	S +	9.25%		10/2030	$25,000	24,498	24,490	1.2%
Engage Debtco Limited(10)(20)	First lien senior secured loan	S +	5.75%		7/2029	12,500	12,205	12,219	0.6%
Plasma Buyer LLC (dba PathGroup)(9)	First lien senior secured loan	S +	5.75%		5/2029	16,974	16,658	16,677	0.8%

Blue Owl Technology Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets
Plasma Buyer LLC (dba PathGroup)(15)(16)(17)	First lien senior secured delayed draw term loan	S +	5.75%	5/2024	—	(40)	(33)	—%
Plasma Buyer LLC (dba PathGroup)(15)(16)	First lien senior secured revolving loan	S +	5.75%	5/2028	—	(34)	(33)	—%
TC Holdings, LLC (dba TrialCard)(10)	First lien senior secured loan	S +	5.00%	4/2027	8,884	8,806	8,862	0.4%
TC Holdings, LLC (dba TrialCard)(15)(16)	First lien senior secured revolving loan	S +	5.00%	4/2027	—	(9)	(3)	—%

						62,084	62,179	3.0%
Insurance
Asurion, LLC(6)(13)	Second lien senior secured loan	L +	5.25%	1/2029	$29,332	27,401	22,671	1.2%
AmeriLife Holdings LLC(10)	First lien senior secured loan	S +	5.75%	8/2029	18,182	17,831	17,864	0.9%
AmeriLife Holdings LLC(11)(15)(17)	First lien senior secured delayed draw term loan	S +	5.75%	9/2024	3,030	2,958	2,966	0.1%
AmeriLife Holdings LLC(15)(16)	First lien senior secured revolving loan	S +	5.75%	8/2028	—	(43)	(40)	—%
Hyperion Refinance S.a.r.l (dba Howden Group)(9)(20)	First lien senior secured loan	S +	5.25%	11/2027	7,286	7,144	7,140	0.3%
Hyperion Refinance S.a.r.l (dba Howden Group)(15)(17)(20)	First lien senior secured delayed draw term loan	S +	5.25%	4/2023	—	—	—	—%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(11)	First lien senior secured delayed draw term loan	S +	6.00%	11/2028	24,826	24,493	24,764	1.2%

						79,784	75,365	3.7%
IT Services
BCPE Nucleon (DE) SPV, LP(8)(20)	First lien senior secured loan	L +	7.00%	9/2026	$22,679	22,480	22,622	1.1%
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(10)	First lien senior secured loan	S +	5.75%	6/2029	66,900	65,638	66,231	3.2%
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(15)(16)(17)	First lien senior secured delayed draw term loan	S +	5.75%	6/2024	—	(37)	—	—%
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(15)(16)	First lien senior secured revolving loan	S +	5.75%	6/2029	—	(75)	(41)	—%

						88,006	88,812	4.3%
Life Sciences Tools & Services
Phoenix Newco, Inc. (dba Parexel)(6)	Second lien senior secured loan	L +	6.50%	11/2029	$5,000	4,906	4,900	0.2%
Professional Services
Sovos Compliance, LLC(6)(13)	First lien senior secured loan	L +	4.50%	8/2028	$8,314	8,131	7,649	0.4%
Pharmaceuticals
Pacific BidCo Inc.(10)(20)	First lien senior secured loan	S +	5.75%	8/2029	$8,590	8,385	8,397	0.4%
Pacific BidCo Inc.(15)(16)(17)(20)	First lien senior secured delayed draw term loan	S +	5.75%	8/2025	—	(11)	(10)	—%

						8,374	8,387	0.4%

Blue Owl Technology Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets
Real Estate Management & Development
RealPage, Inc.(6)	Second lien senior secured loan	L +	6.50%	4/2029	$25,000	24,679	23,937	1.2%
Road & Rail
Lazer Spot Holdings, Inc. (f/k/a Lazer Spot GB Holdings, Inc.)(7)(17)	First lien senior secured delayed draw term loan	L +	5.75%	8/2023	$4,711	4,651	4,711	0.2%
Specialty Retail
CDK Global, Inc.(10)(13)	First lien senior secured loan	S +	4.50%	7/2029	$40,000	38,867	39,592	1.9%
Systems Software
Appfire Technologies, LLC(10)	First lien senior secured delayed draw term loan	S +	5.50%	3/2027	$1,996	1,984	1,981	0.1%
Appfire Technologies, LLC(15)(16)(17)	First lien senior secured delayed draw term loan	S +	5.50%	6/2024	—	(123)	—	—%
Appfire Technologies, LLC(10)(15)	First lien senior secured revolving loan	S +	5.50%	3/2027	93	72	81	—%
Barracuda Networks, Inc.(10)(13)	First lien senior secured loan	S +	4.50%	8/2029	45,000	43,707	43,313	2.1%
Barracuda Networks, Inc.(10)	Second lien senior secured loan	S +	7.00%	8/2030	55,875	54,248	53,361	2.6%
Computer Services, Inc. (dba CSI)(10)	First lien senior secured loan	S +	6.75%	11/2029	20,000	19,605	19,600	1.0%
Delta TopCo, Inc. (dba Infoblox, Inc.)(10)(13)	First lien senior secured loan	S +	3.75%	12/2027	9,949	9,451	9,166	0.4%
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(10)(13)	First lien senior secured loan	S +	4.00%	11/2026	14,885	14,215	13,359	0.7%
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(10)	Second lien senior secured loan	S +	6.75%	11/2027	20,000	19,804	18,000	0.9%
Ping Identity Holding Corp.(9)	First lien senior secured loan	S +	7.00%	10/2029	21,818	21,498	21,491	1.1%
Ping Identity Holding Corp.(15)(16)	First lien senior secured revolving loan	S +	7.00%	10/2028	—	(32)	(33)	—%
Rubrik, Inc.(11)	First lien senior secured loan	S +	6.50%	6/2027	28,269	27,754	27,987	1.3%
Rubrik, Inc.(10)(15)(17)	First lien senior secured delayed draw term loan	S +	7.00%	6/2027	1,374	1,374	1,342	0.1%
SailPoint Technologies Holdings, Inc.(9)	First lien senior secured loan	S +	6.25%	8/2029	114,100	111,782	111,818	5.5%
SailPoint Technologies Holdings, Inc.(15)(16)	First lien senior secured revolving loan	S +	6.25%	8/2028	—	(204)	(218)	—%
Securonix, Inc.(10)	First lien senior secured loan	S +	6.50%	4/2028	19,774	19,593	19,576	0.9%
Securonix, Inc.(15)(16)	First lien senior secured revolving loan	S +	6.50%	4/2028	—	(32)	(36)	—%
Talon MidCo 2 Limited (dba Tufin)(11)(20)	First lien senior secured loan	S +	7.69%	8/2028	27,641	27,117	27,157	1.3%
Talon MidCo 2 Limited (dba Tufin)(15)(17)(20)	First lien senior secured delayed draw term loan	S +	7.69%	8/2024	—	—	(2)	—%
Talon MidCo 2 Limited (dba Tufin)(15)(16)(20)	First lien senior secured revolving loan	S +	7.69%	8/2028	—	(26)	(24)	—%

						371,787	367,919	18.0%

Total non-controlled/non-affiliated portfolio company debt investments						$1,795,003	$1,785,264	87.4%

Blue Owl Technology Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)	Investment	Interest			Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets
Equity Investments
Application Software
Project Alpine Co-Invest, Fund, L.P.(18)(20)(22)	L.P. Interest	N/A	N/A		N/A	6,666,667	6,670	6,667	0.3%
Zoro TopCo, Inc. (dba Zendesk)(14)(22)	Series A Preferred Equity	N/A	12.50 PIK	%	N/A	8,057	7,775	7,775	0.4%
Zoro TopCo, L.P. (dba Zendesk)(18)(22)	Class A Common Units	N/A	N/A		N/A	671,414	6,714	6,714	0.3%

							21,159	21,156	1.0%
Health Care Technology
Minerva Holdco, Inc.(14)(22)	Senior A Preferred Stock	N/A	10.75 PIK	%	N/A	42,758	42,039	38,483	1.9%
Orange Blossom Parent, Inc.(18)(22)	Common Units	N/A	N/A		N/A	16,667	1,667	1,667	0.1%

							43,706	40,150	2.0%
Insurance
Accelerate Topco Holdings, LLC(18)(22)	Common Units	N/A	N/A		N/A	12,320	340	340	—%
IT Services
Knockout Intermediate Holdings I Inc. (dba Kaseya)(14)(22)	Perpetual Preferred Stock	N/A	11.75 PIK	%	N/A	50,000	48,812	49,375	2.4%
Systems Software
Elliott Alto Co-Investor Aggregator L.P.(18)(20)(22)	L.P. Interest	N/A	N/A		N/A	7,836	7,859	7,835	0.4%
Picard Holdco, Inc.(10)(22)	Senior A Preferred Stock	S +	12.00 (12.00 PIK	% % )	N/A	64,242	62,419	62,316	3.0%
Halo Parent Newco, LLC(14)(22)	Class H PIK Preferred Equity	N/A	11.00 PIK	%	N/A	10,610	10,427	9,708	0.5%
Project Hotel California Co-Invest Fund, L.P(18)(20)(22)	L.P. Interest	N/A	N/A		N/A	6,711,769	6,717	6,712	0.3%
Securiti, Inc.(18)(22)	Series C Preferred Shares	N/A	N/A		N/A	1,262,785	10,002	10,000	0.5%

							97,424	96,571	4.7%

Total non-controlled/non-affiliated portfolio company equity investments							$211,441	$207,592	10.2%

Total non-controlled/non-affiliated portfolio company investments							$2,006,444	$1,992,856	97.5%

Non-controlled/affiliated portfolio company equity investments
Equity Investments
Pharmaceuticals
LSI Financing 1 DAC(18)(20)(21)(22)	Preferred Equity	N/A	N/A		N/A	4,013,497	4,046	4,013	0.2%

Total non-controlled/affiliated portfolio company equity investments							$4,046	$4,013	0.2%

Total Investments							$2,010,490	$1,996,869	97.7%

(1)	Certain portfolio company investments are subject to contractual restrictions on sales.
(2)	Unless otherwise indicated, all investments are considered Level 3 investments. See Note 5 “Fair Value of Investments”.
(3)	The amortized cost represents the original cost adjusted for the amortization or accretion of premium or discount, as applicable, on debt investments using the effective interest method.
(4)

As of December 31, 2022, the net estimated unrealized loss for U.S. federal income tax purposes was $8.2 million based on a tax cost basis of $2.0 billion. As of December 31, 2022, the estimated aggregate gross unrealized loss for U.S. federal income tax purposes was $14.4 million and the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $6.2 million.

Blue Owl Technology Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

(5)

Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, three-, six-, or twelve-month LIBOR), Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six- SOFR), or an Sterling Overnight Interbank Average Rate (“SONIA” or “SA”) at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

(6)	The interest rate on these loans is subject to 1 month LIBOR, which as of December 31, 2022 was 4.39%.
(7)	The interest rate on these loans is subject to 3 month LIBOR, which as of December 31, 2022 was 4.77%.
(8)	The interest rate on these loans is subject to 6 month LIBOR, which as of December 31, 2022 was 5.14%.
(9)	The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2022 was 4.36%.
(10)	The interest rate on these loans is subject to 3 month SOFR, which as of December 31, 2022 was 4.59%.
(11)	The interest rate on these loans is subject to 6 month SOFR, which as of December 31, 2022 was 4.78%.
(12)	The interest rate on these loans is subject to SONIA, which as of December 31, 2022 was 3.43%.
(13)	Level 2 investment.
(14)	Contains a fixed rate structure.
(15)	Position or portion thereof is an unfunded loan or equity commitment. See Note 7 “Commitments and Contingencies”.
(16)

The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value is the result of the capitalized discount on the loan.

(17)	The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.
(18)	Investment is non-income producing.
(19)

Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility or SPV Asset Facility I. See Note 6 “Debt”.

(20)

This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of December 31, 2022, non-qualifying assets represented 12.0% of total assets as calculated in accordance with the regulatory requirements.

(21)

Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company, as the Company owns more than 5% but less than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement. Transactions during the year ended December 31, 2022 in which the Company was an Affiliated Person of the portfolio company are as follows:

Company	Fair Value at December 31, 2021	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at December 31, 2022	Interest Income	Dividend Income	Other Income
Non-controlled Affiliates
LSI Financing 1 DAC	$—	$4,046	$—	$(33)	$4,013	$—	$—	$—

Total Non-controlled Affiliates	$—	$4,046	$—	$(33)	$4,013	$—	$—	$—

(a)

Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.

(b)

Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.

(22)

Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2022, the aggregate fair value of these securities is $207.6 million or 10.2% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Blue Owl Technology Income Corp.

Consolidated Schedule of Investments

As of December 31, 2022

(Amounts in thousands, except share and per share amounts)

Portfolio Company	Investment	Acquisition Date
Project Hotel California Co-Invest Fund, L.P.	L.P. Interest	August 09, 2022
Halo Parent Newco, LLC	Class H PIK Preferred Equity	May 4, 2022
Elliott Alto Co-Investor Aggregator L.P.	L.P. Interest	September 28, 2022
Knockout Intermediate Holdings I, Inc. (dba Kaseya)	Perpetual Preferred Stock	June 23, 2022
Minerva Holdco, Inc.	Senior A Preferred Stock	May 2, 2022
Picard Holdco, Inc.	Senior A Preferred Stock	September 30, 2022
Project Alpine Co-Invest Fund, L.P.	L.P. Interest	June 10, 2022
Securiti, Inc.	Series C Preferred Shares	July 28.2022
Accelerate Topco Holdings, LLC	Common Units	September 01, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
LSI Financing 1 DAC*	Preferred Equity	December 14, 2022

*	Refer to Note 3 “Agreements and Related Party Transactions – Controlled/Affiliated Portfolio Companies”.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.

Consolidated Statement of Changes in Net Assets

(Amounts in thousands, except share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022(1)(2)	2023	2022(1)(2)
Increase (Decrease) in Net Assets Resulting from Operations
Net investment income (loss)	$41,918	$23,602	$108,443	$30,598
Net change in unrealized gain (loss)	10,420	(3,020)	15,301	(14,623)
Net realized gain (loss)	525	420	447	(106)

Net Increase (Decrease) in Net Assets Resulting from Operations	52,863	21,002	124,191	15,869

Distributions
Class S	(6,210)	(575)	(14,724)	(579)
Class D	(408)	—	(692)	—
Class I	(26,373)	(13,979)	(77,305)	(19,863)

Net Decrease in Net Assets Resulting from Shareholders’ Distributions	(32,991)	(14,554)	(92,721)	(20,442)

Capital Share Transactions
Class S:
Issuance of shares of common stock	92,915	51,377	236,838	52,127
Repurchase of common shares	(581)	—	(2,970)	—
Reinvestment of shareholders’ distributions	3,200	103	7,148	103

Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions—Class S	95,534	51,480	241,016	52,230

Class D:
Issuance of shares of common stock	9,326	—	19,857	—
Repurchase of common shares	(52)	—	(102)	—
Reinvestment of shareholders’ distributions	124	—	211	—

Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions—Class D	9,398	—	19,966	—

Class I:
Issuance of shares of common stock	192,178	172,113	410,121	761,854
Repurchase of common shares	(39,093)	(6,703)	(95,069)	(6,703)
Reinvestment of shareholders’ distributions	10,587	5,103	31,628	6,090

Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions—Class I	163,672	170,513	346,680	761,241

Total Increase (Decrease) in Net Assets	288,476	228,441	639,132	808,898

Net Assets, at beginning of period	$1,340,153	$580,608	$989,497	$151

Net Assets, at end of period	$1,628,629	$809,049	$1,628,629	$809,049

(1)	The Company was initially capitalized on September 30, 2021 and commenced operations on May 2, 2022.
(2)	There were no class D shares of common stock outstanding as of September 30, 2022.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.

Consolidated Statement of Cash Flows

(Amounts in thousands, except share amounts)

(Unaudited)

	For the Nine Months Ended September 30,
	2023	2022(1)
Cash Flows from Operating Activities
Net Increase (Decrease) in Net Assets Resulting from Operations	$124,191	$15,869
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of investments, net	(920,359)	(1,773,427)
Proceeds from investments and investment repayments, net	113,008	28,934
Net accretion/amortization of discount/premium on investments	(5,504)	(1,280)
Payment-in-kind interest	(7,063)	(2,654)
Payment-in-kind dividends	(21,927)	(2,328)
Net change in unrealized (gain) loss on investments	(15,228)	13,280
Net change in unrealized (gain) loss on translation of assets and liabilities in foreign currencies	(100)	1,343
Net realized (gain) loss on investments	(579)	(17)
Amortization of debt issuance costs	2,435	1,044
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable	(12,528)	(13,773)
(Increase) decrease in prepaid expenses and other assets	(143)	(209)
(Increase) decrease in due to Adviser	696	(23)
(Increase) decrease in due from Adviser	485	—
Increase (decrease) in payable for investments purchased	6,016	—
Increase (decrease) in management fee payable	591	—
Increase (decrease) in performance based incentive fee payable	(661)	—
Increase (decrease) in accrued expenses and other liabilities	4,465	2,211

Net cash provided by (used in) operating activities	(732,205)	(1,731,030)

Cash Flows from Financing Activities
Borrowings on debt	1,067,982	1,178,454
Payments on debt	(849,000)	(230,000)
Debt issuance costs	(2,743)	(12,757)
Proceeds from issuance of common shares	666,816	813,981
Cash distributions paid to shareholders	(49,878)	(8,490)
Repurchase of common shares	(80,474)	—

Net cash provided by (used in) financing activities	752,703	1,741,188

Net increase (decrease) in cash	20,498	10,158

Cash, beginning of period	$28,061	$86

Cash, end of period	$48,559	$10,244

Supplemental and Non-Cash Information
Interest paid during the period	$58,610	$12,042
Distributions declared during the period	$92,721	$20,442
Reinvestment of distributions during the period	$38,987	$6,193
Tender offer payable	$39,726	$6,703
Distribution payable	$11,600	$5,759
Taxes, including excise tax, paid during the period	$300	$—

(1)	The Company was initially capitalized on September 30, 2021 and commenced operations on May 2, 2022.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.

Notes to the Consolidated Financial Statements (Unaudited)

Note 1. Organization and Principal Business

Blue Owl Technology Income Corp. (f/k/a Owl Rock Technology Income Corp.) (“OTIC” or the “Company”) is a Maryland corporation formed on June 22, 2021. The Company was formed primarily to originate and make loans to, and make debt and equity investments in, technology-related companies based primarily in the United States. The Company`s investment objective is to maximize total return by generating current income from its debt investments and other income producing securities, and capital appreciation from its equity and equity-linked investments. The Company invests in senior secured or unsecured loans, subordinated loans or mezzanine loans and equity-related securities which include common and preferred stock, securities convertible into common stock, and warrants. The Company may on occasion invest in smaller or larger companies if an attractive opportunity presents itself, especially when there are dislocations in the capital markets, including the high yield and large syndicated loan markets, which are often referred to as “junk” investments. The Company’s target credit investments will typically have maturities between three and ten years and generally range in size between $20 million and $500 million, although the investment size will vary with the size of the Company`s capital base.

The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company has elected to be treated for federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Because the Company has elected to be regulated as BDC and as a RIC under the Code, the Company’s portfolio is subject to diversification and other requirements.

On December 9, 2021, the Company formed a wholly-owned subsidiary, OR Tech Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Tech Lending IC LLC makes loans to borrowers headquartered in California. From time to time the Company may form wholly-owned subsidiaries to facilitate the normal course of business.

Blue Owl Technology Credit Advisors II LLC (f/k/a Owl Rock Technology Advisors II LLC) (“the Adviser” or “OTCA II”) serves as the Company’s investment adviser. The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“’Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which focuses on direct lending. The Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Blue Owl consists of three investment platforms: (1) Credit, which focuses on direct lending, (2) GP Strategic Capital, which focuses on providing capital to institutional alternative asset managers and (3) Real Estate, which focuses on real estate strategies. Subject to the overall supervision of the Company`s board of directors (the “Board”), the Adviser manages the day-to-day operations of, and provides investment advisory and management services to the Company.

The Company relies on an exemptive order issued to an affiliate of the Adviser that permits it to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. The Company offers on a best efforts, continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager” or “Blue Owl Securities”). No upfront selling commission, dealer manager fees, or other similar placement fees will be paid to the Company or the Dealer Manager with respect to the Class S and Class D shares, however, if Class S shares or Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 3.5% of the net offering price per share for each Class S share and 1.5% of the net offering price per share of each Class D share. Class I shares are not subject to upfront selling commissions. In addition, the Class S and Class D share classes have different ongoing servicing fees. Class I shares are not subject to ongoing servicing fees. Class S, Class D and Class I shares will be offered at initial purchase prices per shares of $10.00. Thereafter, the purchase price per share for each class of common stock will vary and will not be sold at a price below the Company`s net asset value per share of such class, as determined in accordance with the Company`s share pricing policy, plus applicable upfront selling commissions.

On September 30, 2021, an affiliate of the Adviser (the “Initial Shareholder”), purchased 100 shares of the Company`s Class I common stock at $10.00 per share, which represents the initial public offering price. The Initial Shareholder will not tender these shares for repurchase as long as the Adviser remains the Company’s investment adviser. There is no current intention for the Adviser to discontinue its role.

On October 6, 2021, the Company received a subscription agreement, totaling $50.0 million for the purchase of Class I common shares of its common stock from Owl Rock Feeder FIC ORTIC LLC (“Feeder FIC ORTIC”) and Blue Owl Capital Holdings LP (“Blue Owl Holdings”), entities affiliated with the Adviser. The Company called all $50.0 million under the subscription agreement as of December 31, 2022.

Since meeting the minimum offering requirement and commencing its continuous public offering through September 30, 2023, the Company has issued 34,028,471 shares of Class S common stock, 2,063,645 shares of Class D common stock, and 15,424,282 shares of Class I common stock, exclusive of any tender offers, for gross proceeds of $345.2 million, $20.9 million, and $155.0 million, respectively, including $1,000 of seed capital contributed by its Initial Shareholder. The Company has issued 114,274,522 shares of its

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares in a Private Offering and raised gross proceeds of approximately $1,146.9 million. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).

Note 2. Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements, have been included. The Company was initially capitalized on September 30, 2021 and commenced operations on May 2, 2022. The Company’s fiscal year ends on December 31.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates and such differences could be material.

Cash

Cash consists of deposits held at a custodian bank. Cash is carried at cost, which approximates fair value. The Company deposits its cash with highly-rated banking corporations and, at times, may exceed the insured limits under applicable law.

Investments at Fair Value

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Rule 2a-5 under the 1940 Act was adopted by the SEC in January 2021 and establishes requirements for determining fair value in good faith for purposes of the 1940 Act. The Company complied with the mandatory provisions of Rule 2a-5 by the September 2022 compliance date. Additionally, commencing with the fourth quarter of 2022, pursuant to Rule 2a-5, the Board designated the Adviser as the Company’s valuation designee to perform fair value determinations relating to the value of assets held by the Company for which market quotations are not readily available.

Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of the Company’s investments, are valued at fair value as determined in good faith by the Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser.

As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of the Company’s investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase or sale transaction, public offering or subsequent equity sale occurs, the Adviser considers whether the pricing indicated by the external event corroborates its valuation.

The Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:

•	With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;

•

With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;

•	Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

•	The Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;

•

Each quarter, the Adviser, as the valuation designee, will provide the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, the Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and

•	The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.

The Company conducts this valuation process on a quarterly basis.

The Company applies Financial Accounting Standards Board (“FASB”) Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Transfers between levels, if any, are recognized at the beginning of the quarter in which the transfer occurs. In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (such as broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, as the valuation designee, or the independent valuation firm(s), reviews pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

Financial and Derivative Instruments

Pursuant to ASC 815 Derivatives and Hedging, all derivative instruments entered into by the Company are designated as hedging instruments. For all derivative instruments designated as a hedge, the entire change in the fair value of the hedging instrument shall be recorded in the same line item of the Consolidated Statements of Operations as the hedged item. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available. Rule 18f-4 was adopted by the SEC in December 2020 and became effective in August 2022. Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. The Company does not currently use derivatives.

Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. The Company currently qualifies as a “limited derivatives user” and expects to continue to do so. The Company adopted a derivatives policy by Rule 18f-4’s August 2022 compliance date, and complies with the recordkeeping requirements.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Foreign Currency

Foreign currency amounts are translated into U.S. dollars on the following basis:

•	cash, fair value of investments, outstanding debt, other assets and liabilities: at the spot exchange rate on the last business day of the period; and

•	purchases and sales of investments, borrowings and repayments of such borrowings, income and expenses: at the rates of exchange prevailing on the respective dates of such transactions.

The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations with the change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations. The Company’s current approach to hedging the foreign currency exposure in its non-U.S. dollar denominated investments is primarily to borrow the par amount in local currency under the Company’s Revolving Credit Facility to fund these investments. Fluctuations arising from the translation of foreign currency borrowings are included with the net change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.

Investments denominated in foreign currencies and foreign currency transactions may involve certain considerations and risks not typically associated with those of domestic origin, including unanticipated movements in the value of the foreign currency relative to the U.S. dollar.

Interest and Dividend Income Recognition

Interest income is recorded on the accrual basis and includes accretion or amortization of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event. For the three months ended September 30, 2023, PIK interest and PIK dividend income earned was $5.1 million and $3.5 million representing 6.5% and 4.5% of investment income, respectively. For the nine months ended September 30, 2023, PIK interest and PIK dividend income earned was $13.0 million and $14.9 million representing 6.4% and 7.3% of investment income, respectively. For the three months ended September 30, 2022 PIK interest and PIK dividend income earned was $2.1 million and $2.9 million representing 5.9% and 8.1% of investment income, respectively. For the nine months ended September 30, 2022 PIK interest and PIK dividend income earned was $3.3 million and $3.9 million representing 7.3% and 8.6% of investment income, respectively.

Discounts to par value on securities purchased are accreted into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the accretion or amortization of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point the Company believes PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Other Income

From time to time, the Company may receive fees for services provided to portfolio companies. These fees are generally only available to the Company as a result of closing investments, are normally paid at the closing of the investments, are generally non-recurring, and are recognized as revenue when earned upon closing of the investment. The services that the Adviser provides vary by investment, but can include closing, work, diligence or other similar fees and fees for providing managerial assistance to the Company’s portfolio companies.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Organization Expenses

Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Offering Expenses

Costs associated with the offering of common shares of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Consolidated Statement of Assets and Liabilities and are amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous public offering of its common shares, the preparation of the Company’s registration statement, and registration fees.

Debt Issuance Costs

The Company records origination and other expenses related to its debt obligations as deferred financing costs. These expenses are deferred and amortized utilizing the effective yield method, over the life of the related debt instrument. Debt issuance costs are presented on the Consolidated Statement of Assets and Liabilities as a direct deduction from the debt liability. In circumstances in which there is not an associated debt liability amount recorded in the consolidated financial statements when the debt issuance costs are incurred, such debt issuance costs will be reported on the Consolidated Statement of Assets and Liabilities as an asset until the debt liability is recorded.

Reimbursement of Transaction-Related Expenses

The Company may receive reimbursement for certain transaction-related expenses in pursuing investments. Transaction-related expenses, which are generally expected to be reimbursed by the Company’s portfolio companies, are typically deferred until the transaction is consummated and are recorded in prepaid expenses and other assets on the date incurred. The costs of successfully completed investments not otherwise reimbursed are borne by the Company and are included as a component of the investment’s cost basis.

Cash advances received in respect of transaction-related expenses are recorded as cash with an offset to accrued expenses and other liabilities. Accrued expenses and other liabilities are relieved as reimbursable expenses are incurred.

Income Taxes

The Company has elected to be treated as a RIC under the Code beginning with the taxable year ended December 31, 2021 and intends to continue to qualify as a RIC. So long as the Company maintains its tax treatment as a RIC, it generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Instead, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.

To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain income tax positions through December 31, 2022. As applicable, the Company’s prior three tax years remain subject to examination by U.S federal, state and local tax authorities.

Income and Expense Allocations

Income and realized and unrealized capital gains and losses are allocated to each class of shares of the Company on the basis of the aggregate net asset value of that class in relation to the aggregate net asset value of the Company.

Expenses that are common to all share classes are borne by each class of shares based on the net assets of the Company attributable to each class. Expenses that are specific to a class of shares are allocated to such class either directly or through the servicing fees paid pursuant to the Company’s distribution plan. See Note 3. “Agreements and Related Party Transactions – Dealer Manager Agreement.”

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Distributions to Common Shareholders

Distributions to common shareholders are recorded on the record date. The amount to be distributed is determined by the Board and is generally based upon the earnings estimated by the Adviser. In addition, the Board may consider the level of undistributed taxable income carried forward from the prior year for distribution in the current year. Net realized long-term capital gains, if any, would be generally distributed at least annually although the Company may decide to retain such capital gains for investment.

Subject to the Company’s board of directors’ discretion and applicable legal restrictions, the Company intends to authorize and declare cash distributions to the Company’s shareholders on a monthly or quarterly basis and pay such distributions on a monthly basis. The per share amount of distributions for Class S, Class D, and Class I shares will differ because of different allocations of class-specific expenses. Specifically, because the ongoing servicing fees are calculated based on the Company’s net asset value for the Company’s Class S and Class D shares, the ongoing service fees will reduce the net asset value or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under the Company’s distribution reinvestment plan. As a result, the distributions on Class S shares and Class D shares may be lower than the distributions on Class I shares.

The Company has adopted a distribution reinvestment plan pursuant to which shareholders will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash. The Company expects to use newly issued shares to implement the distribution reinvestment plan.

Consolidation

As provided under Regulation S-X and ASC Topic 946—Financial Services—Investment Companies, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company or controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the accounts of the Company’s wholly-owned subsidiaries in its consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.

New Accounting Pronouncements

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848),” which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts, hedging relationships, and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. In January 2021, the FASB issued ASU No. 2021-01, “Reference Rate Reform (Topic 848),” which expanded the scope of Topic 848 to include derivative instruments impacted by discounting transition. In December 2022, the FASB issued ASU No. 2022-06, “Reference Rate Reform (Topic 848),” which extended the transition period provided under ASU No. 2020-04 and 2021-01 for all entities from December 31, 2022 to December 31, 2024.

In June 2022, the FASB issued ASU No. 2022-03, “Fair Value Measurement (Topic 820),” which clarifies the guidance in Topic 820 when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security and introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. The amendments affect all entities that have investments in equity securities measured at fair value that are subject to a contractual sale restriction. ASU 2022-03 is effective for public business entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities the amendments are effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. An entity that qualifies as an investment company under Topic 946 should apply the amendments in ASU No. 2022-03 to an investment in an equity security subject to a contractual sale restriction that is executed or modified on or after the date of adoption. The Company is currently evaluating the impact of adopting ASU No. 2022-03 on the consolidated financial statements.

Other than the aforementioned guidance, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 3. Agreements and Related Party Transactions

As of September 30, 2023 and December 31, 2022, the Company had payables to affiliates of $4.2 million and $3.6 million, primarily comprised of $1.9 million and $2.6 million of accrued performance based incentive fees, respectively, $1.6 million and $1.0 million of management fees, respectively. The payable to affiliates also was comprised of $0.7 million of operating expenses as of September 30, 2023. There were no operating expenses included in payable to affiliates as of December 31, 2022.

Administration Agreement

The Company has entered into an Administration Agreement (the “Administration Agreement”) with the Adviser. Under the terms of the Administration Agreement, the Adviser performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others.

The Administration Agreement also provides that the Company reimburses the Adviser for certain organization costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.

The Company reimburses the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for it by such affiliate or third party.

From October 1, 2021 to November 30, 2021, the Company was advised by Blue Owl Technology Credit Advisors LLC (f/k/a Owl Rock Technology Advisors LLC) (“OTCA”), an affiliate of the Adviser, which also served as the Company’s administrator. On November 30, 2021, the Company entered into the Investment Advisory Agreement and the Administration Agreement, under which the Adviser serves as the Company’s Adviser and administrator, respectively.

Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year to year thereafter if approved annually by (1) the vote of the Board, or by the vote of a majority of its outstanding voting securities and (2) the vote of a majority of the Company’s directors who are not “interested persons” of the Company, of the Adviser or of any of their respective affiliates, as defined in the 1940 Act. The Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act), or by the vote of a majority of the Board or by the Adviser. On May 8, 2023, the Board approved the continuation of the Administration Agreement.

No person who is an officer, director, or employee of the Adviser or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser or its affiliates to the Company’s officers who provide operational and administrative services, as well as their respective staffs and other professionals who provide services to the Company, who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office,” financial or operational services to the Company (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Directors who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.

Investment Advisory Agreement

The Company has entered into an Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Adviser. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.

Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date it first becomes effective and from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company`s outstanding voting securities and, in each case, by a majority of independent directors. On May 8, 2023, the Board approved the continuation of the Investment Advisory Agreement.

The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the shareholders holding a majority (as defined under the 1940 Act) of the outstanding shares of the Company’s common stock or the Adviser. In addition, without payment of penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 120 days’ written notice.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.

Under the terms of the Investment Advisory Agreement, the Company will pay the Adviser a base management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s shareholders.

The base management fee is payable monthly in arrears. The base management fee is calculated at an annual rate of 1.25% based on the average value of the Company`s net assets at the end of the two most recently completed calendar months. All or part of the base management fee not taken as to any month will be deferred without interest and may be taken in any such month prior to the occurrence of a liquidity event. Base management fees for any partial month are prorated based on the number of days in the month. The Adviser and its affiliates have agreed to waive the base management fee through October 31, 2022. Any portion of management fees waived shall not be subject to recoupment.

For the three and nine months ended September 30, 2023, management fees were $4.4 million and $11.3 million, respectively. For the three and nine months ended September 30, 2022, management fees were $2.0 million and $2.2 million, respectively, of which $2.0 million and $2.2 million were waived for each respective period.

The incentive fee consists of two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

The incentive fee on income will be calculated and payable quarterly in arrears and will be based upon the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter. In the case of a liquidation of the Company or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.

The incentive fee on income for each calendar quarter will be calculated as follows:

•

No incentive fee on income will be payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.25% of the Company’s net asset value at the beginning of the quarter. The Company refers to this as the quarterly preferred return.

•

All of the Company’s pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.43%, which the Company refers to as the upper level breakpoint, of the Company’s net asset value at the beginning of the quarter, will be payable to the Company’s Adviser. The Company refers to this portion of the incentive fee on income as the “catch-up.” It is intended to provide an incentive fee of 12.50% on all of the Company’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.43% of the Company’s net asset value at the beginning of the quarter, measured as of the end of the immediately preceding calendar quarter. The quarterly preferred return of 1.25% and upper level breakpoint of 1.43% are also adjusted for the actual number of days each calendar quarter.

•

For any quarter in which the Company’s pre-incentive fee net investment income exceeds the upper level break point of 1.43% of the Company’s net asset value at the beginning of the quarter, the incentive fee on income will equal 12.50% of the amount of the Company’s pre-incentive fee net investment income, because the quarterly preferred return and catch up will have been achieved.

•

Pre-incentive fee net investment income is defined as investment income and any other income, accrued during the calendar quarter, minus operating expenses for the quarter, including the base management fee, expenses payable under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income does not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The incentive fee on capital gains will be determined and payable in arrears as of the end of each calendar year during which the Investment Advisory Agreement is in effect. In the case of a liquidation, or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal (i) 12.50% of the Company’s realized capital gains on a cumulative basis from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (ii) the aggregate amount of any previously paid incentive fees on capital gains as calculated in accordance with U.S. GAAP. In no event will the incentive fee on capital gains payable pursuant hereto be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

For the three and nine months ended September 30, 2023, performance-based incentive fees were $6.1 million and $15.6 million, respectively. For the three and nine months ended September 30, 2022, performance-based incentive fees were $3.0 million and $3.9 million, of which, $3.0 million and $3.9 million were waived for each respective period.

For the three and nine months ended September 30, 2023 capital gains-based incentive fees were $0.3 million and $0.3 million, respectively. For the three and nine months ended September 30, 2022, there were no capital gains-based incentive fees.

The Adviser and its affiliates have agreed to waive the performance-based incentive fee and capital gains based incentive fee through October 31, 2022. Any portion of the incentive fees waived shall not be subject to recoupment.

Under the terms of the Investment Advisory Agreement, upon satisfaction of the minimum offering requirement, the Adviser is entitled to receive up to 1.50% of gross proceeds raised in the Company`s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered. Any reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.

For the three and nine months ended September 30, 2023 the Company accrued $0.03 million and $0.03 million, respectively, of organization and offering costs that are reimbursable to the Adviser. For the three and nine months ended September 30, 2022, the Company did not accrue any organization and offering expenses that are reimbursable to the Adviser.

From October 1, 2021 to November 30, 2021, the Company was advised by OTA, an affiliate of the Adviser, which also served as the Company’s administrator. On November 30, 2021, the Company entered into the Investment Advisory Agreement and the Administration Agreement, under which the Adviser serves as the Company’s Adviser and administrator, respectively.

Affiliated Transactions

The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the directors who are not interested persons, and in some cases, the prior approval of the SEC. The Company, and certain of its affiliates rely on an order for exemptive relief (as amended, the “Order”) that has been granted to Blue Owl Credit Advisors LLC (f/k/a Owl Rock Capital Advisors LLC) (“OCA”) to co-invest with other funds managed by the Adviser or certain affiliates, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such Order, the Company generally is permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Company and its shareholders and do not involve overreaching by the Company or its shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with its investment objective and strategies, (3) the investment by its affiliates would not disadvantage the Company, and the Company’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing, and (4) the proposed investment by the Company would not benefit the Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. In addition, the Order permits the Company to participate in follow-on investments in its existing portfolio companies with certain affiliates that are private funds if such private funds did not have an investment in such existing portfolio company.

The Adviser is affiliated with OCA, OTCA, Blue Owl Credit Private Fund Advisors LLC (f/k/a Owl Rock Capital Private Fund Advisors LLC) (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (f/k/a Owl Rock Diversified Advisors LLC) (“ODCA” and together with OCA, OTCA, OPCA and the Adviser, the “Blue Owl Credit Advisors”), which are also investment advisers. The Blue Owl Credit Advisers are indirect affiliates of Blue Owl and comprise part of “Blue Owl Credit”, a division of Blue Owl focused on direct lending. The Blue Owl Credit Advisers’ allocation policy seeks to ensure equitable allocation of investment opportunities over time between the Company, and other funds managed by the Adviser, or its affiliates. As a result of the Order, there could be significant overlap in the Company’s investment portfolio and the investment portfolio of the business development companies, private funds and separately manged accounts managed by the Blue Owl Credit Advisers (collectively the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that could avail themselves of the Order and that have a similar investment objective to the Company’s.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the consolidated schedule of investments.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The Company has made investments in non-controlled, affiliated companies, including LSI Financing 1 DAC (“LSI Financing”).

LSI Financing is a portfolio company formed to acquire a contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, the Company made a $4.0 million investment in LSI Financing. The Company has made periodic increases to its investment in LSI Financing, including $9.8 million for the nine months ended September 30, 2023 . The Company’s investment in LSI Financing is a co-investment with its affiliates in accordance with the terms of the exemptive relief that the Company received from the SEC. The Company does not consolidate its equity interest in LSI Financing.

Dealer Manager Agreement

The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Blue Owl Securities, an affiliate of the Adviser, and participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, Blue Owl Securities serves as the dealer manager, and certain participating broker- dealers solicit capital, for the Company`s public offering of shares of Class S, Class D, and Class I common stock. Blue Owl Securities will not receive upfront selling commissions with respect to purchases of Class S, Class D and Class I shares or shares of any class of shares issued pursuant to the Company`s distribution reinvestment plan.

Subject to FINRA limitations on underwriting compensation and pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company will pay Blue Owl Securities servicing fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•	With respect to the Company`s outstanding Class S shares equal to 0.85% per annum of the aggregate net asset value of the Company`s outstanding Class S shares; and

•	With respect to the Company`s outstanding Class D shares equal to 0.25% per annum of the aggregate net asset value of the Company`s outstanding Class D shares.

The Company will not pay an ongoing servicing fee with respect to the Company`s outstanding Class I shares.

For the three and nine months ended September 30, 2023, the Company incurred servicing fees with respect to Class S shares of $0.7 million and $1.5 million. Class S shares were first issued on June 1, 2022, and the Company incurred servicing fees of $0.1 million and $0.1 million for the three and nine months ended September 30, 2022. Class D shares were first issued on October 3, 2022 and the Company deemed servicing fees insignificant to disclose for the three and nine months ended September 30, 2023.

The servicing fees will be paid monthly in arrears. Blue Owl Securities will reallow (pay) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will waive ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the ongoing servicing fees are calculated based on the Company`s net asset values for the Company`s Class S and Class D shares, they will reduce the net asset values or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under it’s distribution reinvestment plan. The Company will cease paying ongoing servicing fees at the date at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from it’s offering (excluding proceeds from issuances pursuant to it`s distribution reinvestment plan). This limitation is intended to ensure that the Company satisfies the requirements of FINRA Rule 2310, which provides that the maximum aggregate underwriting compensation from any source, including compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof participating in an offering may not exceed 10% of gross offering proceeds, excluding proceeds received in connection with the issuance of shares through a distribution reinvestment plan.

Upfront selling commissions for sales of Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.

Expense Support and Conditional Reimbursement Agreement

On November 30, 2021, the Company entered into an Expense Support Agreement and Conditional Reimbursement Agreement, or the Expense Support Agreement, with the Adviser, the purpose of which was to ensure that no portion of the Company’s distributions to shareholders represented a return of capital for U.S. federal income tax purposes. The Expense Support Agreement became effective as of the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023. On a quarterly basis, the Adviser reimbursed the Company for “Operating Expenses” (as defined below) in an amount equal to the excess of the Company’s cumulative distributions paid to the Company’s shareholders in each quarter over “Available Operating Funds” (as defined below) received by the Company on account of the Company’s investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Under the Expense Support Agreement, “Operating Expenses” was defined as all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) the Company’s estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) the Company’s realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Adviser’s obligation to make Expense Payments automatically became a liability of the Adviser and the right to such Expense Payment was an asset of the Company’s on the last business day of the applicable quarter. The Expense Payment for any quarter was be paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Adviser no later than the earlier of (i) the date on which the Company closes it’s books for such quarter, or (ii) forty-five days after the end of such quarter.

Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by the Company in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company is required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by the Company are referred to as a “Reimbursement Payment”.

The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter that have not been previously reimbursed by the Company to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as the Company’s total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by the Company during the fiscal year to exceed the lesser of: (i) 1.75% of the Company’s average net assets attributable to the shares of the Company’s common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of the Company’s average net assets attributable to shares of its common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).

No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by the Company’s net assets.

The specific amount of expenses reimbursed by our Adviser, if any, will be determined at the end of each quarter.

On March 7, 2023, our Adviser terminated the Expense Support Agreement. However, the Company’s obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due form the Company to the Adviser

The following table presents a summary of all expenses supported, and recouped, by the Adviser for each of the following three month periods in which the Company received Expense Support from the Adviser and the associated dates through which such expenses may be subject to reimbursement from the Company pursuant to the Expense Support Agreement. The Company did not receive any expense support post year end/prior to termination of the Expense Support Agreement.

For the Quarter Ended	Amount of Expense Support	Recoupment of Expense Support	Unreimbursed Expense Support	Effective Rate of Distribution per Share(1)	Reimbursement Eligibility Expiration	Operating Expense Ratio(2)(3)
($ in thousands)
June 30, 2022	$174	$174	$—	6.3%	June 30, 2025	—%

Total	$174	$174	$—

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

(1)

The effective rate of distribution per share is expressed as a percentage equal to the projected annualized distribution amount as of the end of the applicable period (which is calculated by annualizing the regular monthly cash distributions per share as of such date without compounding), divided by the Company’s net asset value per share as of such date.

(2)

The operating expense ratio is calculated by dividing operating expenses, less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Company’s net assets.

(3)	The operating expense ratio for the period presented rounds to less than 0.01%.

Expense Deferral Agreement

On March 23, 2022, the Company and the Adviser entered into the expense deferral agreement (the “Expense Deferral Agreement”), under which the Adviser has agreed to incur and pay all of the Company’s expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until the Company met certain conditions related to amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of the Company’s securities.

On May 9, 2023, the Company and the Adviser amended the Expense Deferral Agreement to provide that the Adviser’s obligation to incur and pay the Company’s expenses would cease as of April 30, 2023, and that the Company would repay the expenses previously incurred by the Adviser on the Company’s behalf in eighteen equal installments, upon meeting specified conditions. The first installment will become an obligation of the Company when the Company reaches $1.75 billion in “Net Subscriptions” received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75 million in Net Subscriptions received from the sale of the Company’s common shares thereafter. For purposes of the Expense Deferral Agreement, “Net Subscriptions” means gross subscriptions from the sale of the Company’s common stock minus gross repurchases made by the Company pursuant to the Company’s tender offer program.

The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by the Company or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate the Company. However, the Company’s obligation to pay the Adviser the expenses incurred by the Adviser on the Company’s behalf upon meeting the specified conditions will survive any termination of the agreement.

License Agreement

On July 6, 2023, the Company entered into a license agreement (the “License Agreement”) with an affiliate of Blue Owl, pursuant to which the Company was granted a non-exclusive license to use the name “Blue Owl”. Under the License Agreement, the Company has a right to use the Blue Owl name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Blue Owl” name or logo.

Promissory Note

On October 4, 2021, the Board authorized the Company, as Borrower, to enter into a revolving promissory note (the “Promissory Note”) with an entity affiliated with the Adviser. On June 22, 2022, the Company and Feeder FIC, as lender, entered into a termination agreement pursuant to which the Promissory Note was terminated. Upon execution of the Termination Agreement there were no amounts outstanding pursuant to the Promissory Notes. See Note 6 “Debt”.

Note 4. Investments

The table below presents our investments at amortized cost and fair value as of the following periods:

	As of		As of
	September 30, 2023		December 31, 2022
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments	$2,374,884	$2,388,981	$1,559,332	$1,558,578
Second-lien senior secured debt investments	241,459	236,794	235,671	226,686
Preferred equity investments(1)	199,067	190,867	185,520	181,670
Common equity investments	37,504	38,410	29,967	29,935

Total Investments	$2,852,914	$2,855,052	$2,010,490	$1,996,869

(1)	Includes equity investment in LSI Financing.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The Company uses Global Industry Classification Standards (“GICS”) for classifying the industry groupings of its portfolio companies. The table below presents the industry composition of investments based on fair value as of the following periods:

	As of
	September 30, 2023	December 31, 2022
Aerospace & Defense	2.1%	2.2%
Application Software	15.9%	18.2%
Banks	2.1%	—%
Beverages	1.7%	2.5%
Buildings & Real Estate	0.7%	1.0%
Building Products	0.4%	—%
Commercial Services & Supplies	4.4%	5.1%
Construction & Engineering	0.6%	0.5%
Containers & Packaging	0.9%	1.1%
Diversified Consumer Services	1.3%	1.5%
Diversified Financial Services	3.0%	2.5%
Electrical Equipment	3.5%	5.0%
Energy Equipment & Services	0.2%	—%
Food & Staples Retailing	5.4%	7.5%
Health Care Equipment & Supplies	0.9%	0.2%
Health Care Providers & Services	2.7%	3.1%
Health Care Technology	11.7%	10.9%
Insurance	7.3%	3.8%
IT Services	7.0%	6.9%
Life Sciences Tools & Services	2.0%	0.3%
Pharmaceuticals(1)	0.8%	0.6%
Professional Services	4.3%	0.4%
Real Estate Management & Development	2.6%	1.2%
Road & Rail	—%	0.2%
Specialty Retail	—%	2.0%
Systems Software	18.5%	23.3%

Total	100.0%	100.0%

(1)	Includes equity investment in LSI Financing.

The table below presents investments by geographic composition based on fair value as of the following periods:

	As of
	September 30, 2023	December 31, 2022
United States:
Midwest	14.3%	12.0%
Northeast	23.4%	25.9%
South	29.4%	35.2%
West	21.9%	21.7%
International	11.0%	5.2%

Total	100.0%	100.0%

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 5. Fair Value of Investments

The tables below present the fair value hierarchy of investments as of the following periods:

	As of
	September 30, 2023
($ in thousands)	Level 1	Level 2	Level 3	Total
First-lien senior secured debt investments	$—	$414,368	$1,974,613	$2,388,981
Second-lien senior secured debt investments	—	58,555	178,239	236,794
Preferred equity investments	—	—	190,867	190,867
Common equity investments	—	—	38,410	38,410

Total Investments	$—	$472,923	$2,382,129	$2,855,052

	As of
	December 31, 2022
($ in thousands)	Level 1	Level 2	Level 3	Total
First-lien senior secured debt investments	$—	$128,697	$1,429,881	$1,558,578
Second-lien senior secured debt investments	—	22,671	204,015	226,686
Preferred equity investments	—	—	181,670	181,670
Common equity investments	—	—	29,935	29,935

Total Investments	$—	$151,368	$1,845,501	$1,996,869

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The tables below present changes in fair value of investments for which Level 3 inputs were used to determine the fair value for the following periods:

	As of and for the Three Months Ended
	September 30, 2023
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$1,553,180	$175,565	$202,063	$30,253	$1,961,061
Purchases of investments, net	458,162	—	9	7,500	465,671
Payment-in-kind	3,284	1,753	307	—	5,344
Proceeds from investments, net	(42,550)	—	(12,381)	—	(54,931)
Net change in unrealized gain (loss)	(519)	862	(126)	657	874
Net realized gains (losses)	—	—	581	—	581
Net accretion/amortization of discount/premium on investments	1,279	59	414	—	1,752
Transfers into (out of) Level 3(1)	1,777	—	—	—	1,777

Fair value, end of period	$1,974,613	$178,239	$190,867	$38,410	$2,382,129

(1)

Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended September 30, 2023, transfers into Level 3 out of Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of and for the Nine Months Ended
	September 30, 2023
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$1,429,881	$204,015	$181,670	$29,935	$1,845,501
Purchases of investments, net	595,553	—	9,785	7,537	612,875
Payment-in-kind	8,029	4,957	16,004	—	28,990
Proceeds from investments, net	(69,307)	—	(13,414)	—	(82,721)
Net change in unrealized gain (loss)	7,080	(173)	(4,348)	938	3,497
Net realized gains (losses)	(2)	—	581	—	579
Net accretion/amortization of discount/premium on investments	3,379	169	589	—	4,137
Transfers into (out of) Level 3(1)	—	(30,729)	—	—	(30,729)

Fair value, end of period	$1,974,613	$178,239	$190,867	$38,410	$2,382,129

(1)

Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended September 30, 2022, transfers out of Level 3 into Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Three Months Ended
	September 30, 2022
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$689,493	$100,964	$96,964	$6,667	$894,088
Purchases of investments, net	520,949	54,199	69,935	16,583	661,666
Payment-in-kind	658	809	1,405	—	2,872
Proceeds from investments, net	1,954	—	—	—	1,954
Net change in unrealized gain (loss)	1,906	(2,105)	(1,064)	(6)	(1,269)
Net realized gains (losses)	—	—	—	—	—
Net accretion/amortization of discount/premium on investments	728	25	51	—	804
Transfers into (out of) Level 3(1)	—	—	—	—	—

Fair value, end of period	$1,215,688	$153,892	$167,291	$23,244	$1,560,115

(1)	Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of and for the Nine Months Ended
	September 30, 2022
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$—	$—	$—	$—	$—
Purchases of investments, net	1,243,366	155,862	168,781	23,253	1,591,262
Payment-in-kind	859	1,813	2,310	—	4,982
Proceeds from investments, net	(28,740)	—	—	—	(28,740)
Net change in unrealized gain (loss)	(766)	(3,825)	(3,867)	(9)	(8,467)
Net realized gains (losses)	17	—	—	—	17
Net accretion/amortization of discount/premium on investments	952	42	67	—	1,061
Transfers into (out of) Level 3(1)	—	—	—	—	—

Fair value, end of period	$1,215,688	$153,892	$167,291	$23,244	$1,560,115

(1)	Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur.

The table below presents information with respect to net change in unrealized gains (loss) on investments for which Level 3 inputs were used in determining the fair value that are still held by the Company as of and for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
First-lien senior secured debt investments	$(519)	$1,906	$7,080	$(766)
Second-lien senior secured debt investments	862	(2,105)	(173)	(3,825)
Preferred equity investments	(126)	(1,064)	(4,348)	(3,867)
Common equity investments	657	(6)	938	(9)

Total Investments	$874	$(1,269)	$3,497	$(8,467)

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The tables below present quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of the following periods. The weighted average range of unobservable inputs is based on fair value of investments. The tables are not intended to be all-inclusive, but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	As of
	September 30, 2023
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$1,573,394	Yield Analysis	Market Yield	8.4% - 16.9% (12.0%)	Decrease
	$401,219	Recent Transaction	Transaction Price	97.0% - 99.0% (98.4%)	Increase
Second-lien senior secured debt investments	$178,239	Yield Analysis	Market Yield	12.1% - 17.7% (15.2%)	Decrease
Preferred equity investments	$181,569	Yield Analysis	Market Yield	11.2% - 22.8% (16.0%)	Decrease
	$9,298	Market Approach	Revenue	19.0x - 19.0x (19.0x)	Increase
Common equity investments	$21,372	Market Approach	Revenue	6.3x - 14.3x (11.2x)	Increase
	$9,538	Market Approach	EBITDA Multiple	9.3x - 32.5x (13.8x)	Increase
	$7,500	Recent Transaction	Transaction Price	100.0% - 100.0% (100.0%)	Increase

	As of
	December 31, 2022
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$1,261,664	Yield Analysis	Market Yield	8.2% - 19.3% (11.4%)	Decrease
	$168,217	Recent Transaction	Transaction Price	97.2% - 98.5% (98.0%)	Increase
Second-lien senior secured debt investments	$179,525	Yield Analysis	Market Yield	12.7% - 20.1% (15.4%)	Decrease
	$24,490	Recent Transaction	Transaction Price	98.0% - 98.0% (98.0%)	Increase
Preferred equity investments	$159,881	Yield Analysis	Market Yield	11.9% - 20.6% (16.0%)	Decrease
	$11,789	Recent Transaction	Transaction Price	96.5% - 100.0% (97.7%)	Increase
	$10,000	Market Approach	EBITDA Multiple	33.8x - 33.8x (33.8x)	Increase
Common equity investments	$13,378	Market Approach	Revenue	11.0x - 16.6x (13.8x)	Increase
	$9,843	Market Approach	EBITDA Multiple	11.4x - 31.6x (15.0x)	Increase
	$6,714	Recent Transaction	Transaction Price	100.0% - 100.0% (100.0%)	Increase

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The fair value of the Company’s performing Level 3 debt investments is typically determined utilizing a yield analysis. In a yield analysis, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure.

When the debtor is not performing or when there is insufficient value to cover the investment, the Company may utilize a net recovery approach to determine the fair value of debt investments in subject companies. A net recovery analysis typically consists of two steps. First, the total enterprise value for the subject company is estimated using standard valuation approaches, most commonly the market approach. Second, the fair value for each investment in the subject company is then estimated by allocating the subject company’s total enterprise value to the outstanding securities in the capital structure based upon various factors, including seniority, preferences, and other features if deemed relevant to each security in the capital structure.

Significant unobservable quantitative inputs typically used in the fair value measurement of the Company’s Level 3 debt investments primarily include current market yields, including relevant market indices, but may also include quotes from brokers, dealers, and pricing services as indicated by comparable investments. For the Company’s Level 3 equity investments, a market approach, based on comparable publicly-traded company and comparable market transaction multiples of revenues, EBITDA, or some combination thereof and comparable market transactions typically would be used.

Debt Not Carried at Fair Value

Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. The tables below present the carrying and fair values of the Company’s debt obligations as of the following periods:

	As of			As of
	September 30, 2023			December 31, 2022
($ in thousands)	Net Carrying Value(1)	Debt Issuance Costs	Fair Value	Net Carrying Value(1)	Debt Issuance Costs	Fair Value
Revolving Credit Facility	$554,677	$(3,964)	$554,677	$410,661	$(4,567)	$410,661
SPV Asset Facility I	515,759	(4,241)	515,759	607,253	(6,747)	607,253
SPV Asset Facility II	67,537	(2,463)	67,537	—	—	—
Series 2023A Notes	99,046	(954)	99,046	—	—	—

Total Debt	$1,237,019	$(11,622)	$1,237,019	$1,017,914	$(11,314)	$1,017,914

(1)	Carrying values are presented net of debt issuance costs.

The table below presents fair value measurements of the Company’s debt obligations as of the following periods:

	As of
($ in thousands)	September 30, 2023	December 31, 2022
Level 1	$—	$—
Level 2	—	—
Level 3	1,237,019	1,017,914

Total Debt	$1,237,019	$1,017,914

Financial Instruments Not Carried at Fair Value

As of September 30, 2023 and December 31, 2022, the carrying amounts of the Company’s assets and liabilities, other than investments at fair value and debt, approximate fair value due to their short term maturities.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 6. Debt

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of September 30, 2023 and December 31, 2022, the Company’s asset coverage was 229.2% and 195.9%, respectively.

The tables below present debt obligations as of the following periods:

	As of
	September 30, 2023
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$800,000	$558,641	$241,359	$(3,964)	$554,677
SPV Asset Facility I	750,000	520,000	7,536	(4,241)	515,759
SPV Asset Facility II	250,000	70,000	29,938	(2,463)	67,537
Series 2023A Notes	100,000	100,000	—	(954)	99,046

Total Debt	$1,900,000	$1,248,641	$278,833	$(11,622)	$1,237,019

(1)	The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

	As of
	December 31, 2022
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$750,000	$415,229	$18,647	$(4,567)	$410,661
SPV Asset Facility I	1,000,000	614,000	2,867	(6,747)	607,253

Total Debt	$1,750,000	$1,029,229	$21,514	$(11,314)	$1,017,914

(1)	The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

The table below presents the components of interest expense for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Interest expense(1)	$22,286	$10,946	$61,350	$13,334
Amortization of debt issuance costs	1,034	682	2,435	1,044

Total Interest Expense	$23,320	$11,628	$63,785	$14,378

Average interest rate(2)(3)	8.1%	5.9%	8.0%	6.5%
Average daily outstanding borrowings(2)	$1,090,906	$736,753	$1,015,131	$487,736

(1)

Prior period interest expense excludes approximately $0.6 million of financing fees incurred in connection with the Macquarie warehouse agreements prior to the commencement of operations on May 2, 2022.

(2)	Prior period averages reflect the period from May 2, 2022, the date of the agreement, through September 30, 2022.
(3)	Averages are calculated based on annualized amounts.

Promissory Note

On October 6, 2021, the Company, as borrower, entered into a Loan Agreement (the “FIC Agreement”) with Owl Rock Feeder FIC LLC (“Feeder FIC”), an affiliate of the Adviser, as lender, to enter into revolving promissory notes (the “Promissory Notes”) to borrow up to an aggregate of $100.0 million from Feeder FIC. Under the FIC Agreement, the Company could re-borrow any amount repaid; however, there was no funding commitment between Feeder FIC and the Company.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

On March 23, 2022, the Company entered into an amendment to the FIC Agreement to change the manner in which interest is calculated.

The interest rate on amounts borrowed pursuant to the Promissory Note prior to March 23, 2022 was based on the lesser of the rate of interest for an ABR Loan or a Eurodollar Loan under the Credit Agreement dated as of April 15, 2021, as amended or supplemented from time to time, by and among Blue Owl Credit Advisors LLC (f/k/a Owl Rock Capital Advisors LLC) , an affiliate of the Adviser, as borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent.

The interest rate on amounts borrowed pursuant to the Promissory Notes after March 23, 2022 was based on the lesser of the rate of interest for a SOFR Loan or an ABR Loan under the Credit Agreement dated as of December 7, 2021, as amended or supplemented from time to time, by and among Blue Owl Finance LLC, as Borrower, Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP as Parent Guarantors, the Subsidiary Guarantors party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents and MUFG Bank, Ltd., as Administrative Agent.

The unpaid principal balance of any Promissory Notes and accrued interest thereon was payable by the Company from time to time at the discretion of the Company but immediately due and payable upon 120 days written notice by Feeder FIC, and in any event due and payable in full no later than February 28, 2023. The Company intends to use the borrowed funds to leverage its current investment portfolio and to make investments in portfolio companies consistent with its investment strategies.

On June 22, 2022, the Company and Feeder FIC, entered into a termination agreement (the “Termination Agreement”) pursuant to which the FIC Agreement was terminated. Upon execution of the Termination Agreement, there were no amounts outstanding under the Loan Agreement or the Promissory Notes.

Revolving Credit Facility

On May 2, 2022, the Company entered into a Senior Secured Credit Agreement (the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include the Company, as Borrower, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), Sumitomo Mitsui Banking Corporation as Administrative Agent, Sumitomo Mitsui Banking Corporation, as Sole Bookrunner and a Joint Lead Arranger, Truist Securities, Inc., as a Joint Lead Arranger, and Truist Bank as Documentation Agent.

The Revolving Credit Facility is guaranteed by each of OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, each a subsidiary of the Company, and will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future (collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.

The maximum principal amount of the Revolving Credit Facility is $800 million (increased from $400 million to $725 million on June 22, 2022, from $725 million to $750 million on November 14, 2022 and from $750 million to $800 million on July 12, 2023), subject to availability under the borrowing base, which is based on the Company’s portfolio investments and other outstanding indebtedness. The amount available for borrowing under the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $1.75 billion through the exercise by the Company of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200 million limit for swingline loans, with the aggregate principal amount of outstanding swingline loans of any swingline lender being limited to up to $50 million, and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions.

The availability period under the Revolving Credit Facility will terminate on May 1, 2026 (“Commitment Termination Date”) and the Revolving Credit Facility will mature on April 30, 2027 (“Maturity Date”). During the period from the Commitment Termination Date to the Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.

The Company may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Revolving Credit Facility in U.S. dollars will bear interest at either term SOFR plus a margin, or the prime rate plus a margin. The Company may elect either the term SOFR or prime rate at the time of drawdown, and loans denominated in U.S. dollars may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility in other permitted currencies will bear interest at the relevant rate specified therein plus an applicable margin. The Company will also pay a fee of 0.375% on average daily undrawn amounts under the Revolving Credit Facility.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of the Company and its subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00, measured at the last day of any fiscal quarter.

SPV Asset Facility I

On April 27, 2022, Tech Income Funding I LLC (“Tech Income Funding I”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility I”) among Tech Income Funding I, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian. On May 6, 2022 (the “SPV Asset Facility I Closing Date”), in connection with SPV Asset Facility I, Tech Income Funding I entered into a Margining Agreement (the “Margining Agreement”), with Goldman Sachs Bank USA, as Administrative Agent. The following describes the terms of SPV Asset Facility I as amended through July 31, 2023 (the “SPV Asset Facility I Amendment Date”).

Following the SPV Asset Facility I Amendment Date, from time to time, the Company expects to sell and contribute certain investments to Tech Income Funding I pursuant to a Sale and Contribution Agreement by and between the Company and Tech Income Funding I. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility I will be used to finance the origination and acquisition of eligible assets by Tech Income Funding I, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Tech Income Funding I through its ownership of Tech Income Funding I. The maximum principal amount which may be borrowed under the SPV Asset Facility I is $750 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding I’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.

The SPV Asset Facility I provides for the ability to draw and redraw revolving loans under the SPV Asset Facility I for a period of up to three years after the SPV Asset Facility I Closing Date. Unless otherwise terminated, the SPV Asset Facility I will mature on May 6, 2027 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Tech Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, applied to reinvest in additional eligible assets (for a period of up to three years after the SPV Asset Facility I Closing Date, subject to certain conditions) and the excess interest may be returned to the Company, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Tech Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The SPV Asset Facility I may be permanently reduced, in whole or in part, at the option of Tech Income Funding I subject to payment of a premium for a period of time.

Amounts drawn bear interest at a reference rate (initially term SOFR) plus a spread of 2.75% and the spread is payable on the amount by which the undrawn amount exceeds a minimum threshold, initially zero and ramping to 70% of the commitment amount. The undrawn amount of the commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum. Certain additional fees are payable on each payment date to Goldman Sachs as Administrative Agent. In addition, under the SPV Asset Facility I Margining Agreement and the SPV Asset Facility I, Tech Income Funding I is required to post cash margin (or in certain cases, additional eligible assets) to the Administrative Agent if a borrowing base deficiency occurs or if the weighted average price gap (as defined in the SPV Asset Facility I Margining Agreement), which is a measure of the excess of the aggregate market value assigned by the Administrative Agent to Tech Income Funding I’s assets over the total amount drawn under the SPV Asset Facility I, falls below a threshold level.

The SPV Asset Facility I contains customary covenants, including certain maintenance covenants, and events of default. The SPV Asset Facility I will be secured by a perfected first priority security interest in the assets of Tech Income Funding I and on any payments received by Tech Income Funding I in respect of those assets. Assets pledged to the SPV Asset Facility I Lenders will not be available to pay the debts of the Company.

Borrowings of Tech Income Funding I LLC are considered the Company’s borrowing for purposes of complying with the asset coverage requirements under the 1940 Act.

SPV Asset Facility II

On May 31, 2023 (the “SPV Asset Facility II Closing Date”), Tech Income Funding II LLC (“Tech Income Funding II”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit and Security Agreement (the “SPV Asset Facility II”), with Tech Income Funding II LLC, as Borrower, the Company, as Collateral Manager and Equityholder, Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent and Collateral Administrator, Alter Domus (US) LLC as Custodian, the lenders from time to time parties thereto (the “Lenders”) and the group agents from time to time parties thereto.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

From time to time, the Company expects to sell and contribute certain investments to Tech Income Funding II pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility II Closing Date, by and between the Company and Tech Income Funding II. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility II will be used to finance the origination and acquisition of eligible assets by Tech Income Funding II, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Tech Income Funding II through its ownership of Tech Income Funding II. The maximum principal amount of the SPV Asset Facility II is $250 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Tech Income Funding II’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.

The SPV Asset Facility II provides for the ability to draw and redraw revolving loans under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Closing Date (the “Reinvestment Period”) unless the Reinvestment Period is terminated sooner as provided in the SPV Asset Facility II. Unless otherwise terminated, the SPV Asset Facility II will mature two years after the last day of the Reinvestment Period (the “SPV Asset Facility II Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility II Closing Date, Tech Income Funding II may owe a prepayment penalty. Prior to the SPV Asset Facility II Stated Maturity, proceeds received by Tech Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility II Stated Maturity, Tech Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The credit facility may be permanently reduced, in whole or in part, at the option of Tech Income Funding II.

Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn in Canadian dollars are benchmarked to CDOR, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the SPV Asset Facility II Applicable Margin. The “SPV Asset Facility II Applicable Margin” is 3.05%. Tech Income Funding II will also pay the Administrative Agent certain fees (and reimburse certain expenses) in connection with its role.

From the SPV Asset Facility II Closing Date to the SPV Asset Facility II Commitment Termination Date, Tech Income Funding II will pay certain unused fees subject to average utilization rates. The SPV Asset Facility II contains customary covenants, including certain maintenance covenants and customary events of default. The SPV Asset Facility II is secured by a perfected first priority security interest in the assets of Tech Income Funding II and on any payments received by Tech Income Funding II in respect of those assets. Assets pledged to the lenders under the SPV Asset Facility II will not be available to pay the debts of the Company.

Borrowings of Tech Income Funding II are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

Series 2023A Notes

On July 6, 2023, the Company entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $100 million in aggregate principal amount of Series 2023A Notes, due July 6, 2026, with a fixed interest rate of 8.25% per year (the “Series 2023A Notes”), to qualified institutional investors in a private placement. The Series 2023A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.

Interest on the Series 2023A Notes will be due semiannually on January 6 and July 6 each year, beginning on January 6, 2024. The Series 2023A Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $347.1 million and a minimum asset coverage ratio of 1.50 to 1.00.

In addition, in the event that a Below Investment Grade Event (as defined in the Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023A Notes from the date of the occurrence

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.

The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 7. Commitments and Contingencies

Portfolio Company Commitments

From time to time, the Company may enter into commitments to fund investments. The Company had the following outstanding commitments to fund investments in current portfolio companies as of the following periods:

		As of
Portfolio Company	Investment	September 30, 2023	December 31, 2022
($ in thousands)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	$3,011	$—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	1,515	1,515
AmeriLife Holdings LLC	First lien senior secured revolving loan	1,894	2,273
Anaplan, Inc.	First lien senior secured revolving loan	6,481	6,481
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	11,285	16,366
Appfire Technologies, LLC	First lien senior secured revolving loan	1,633	1,539
Armstrong Bidco Limited	First lien senior secured delayed draw term loan	—	3,734
Athenahealth Group Inc.	First lien senior secured delayed draw term loan	—	870
Avalara, Inc.	First lien senior secured revolving loan	2,273	2,273
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	3,077	—
Bamboo US BidCo LLC	First lien senior secured revolving loan	4,103	—
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured delayed draw term loan	124	195
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	246	246
Certinia, Inc.	First lien senior secured revolving loan	5,882	—
Circana Group, L.P. (fka The NPD Group, L.P.)	First lien senior secured revolving loan	7,429	7,973
Community Brands ParentCo, LLC	First lien senior secured delayed draw term loan	750	750
Community Brands ParentCo, LLC	First lien senior secured revolving loan	375	375
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	70	—
Coupa Holdings, LLC	First lien senior secured revolving loan	54	—
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	91	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	344	—
Entrata, Inc.	First lien senior secured revolving loan	3,941	—
Finastra USA, Inc.	First lien senior secured revolving loan	4,940	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	—	19,934
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured delayed draw term loan	7,600	7,600
Grayshift, LLC	First lien senior secured revolving loan	5,806	5,806
Hyland Software, Inc.	First lien senior secured revolving loan	1,919	—
Hyperion Refinance S.a.r.l (dba Howden Group)	First lien senior secured delayed draw term loan	—	17,714
Iconic IMO Merger Sub, Inc.	First lien senior secured delayed draw term loan	3,623	4,963
Iconic IMO Merger Sub, Inc.	First lien senior secured revolving loan	2,085	2,010
Inovalon Holdings, Inc.	First lien senior secured delayed draw term loan	1,350	1,350
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	12,716	—
Integrated Specialty Coverages, LLC	First lien senior secured revolving loan	5,934	—
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	4,911	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	1,135	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	913	652
Kaseya Inc.	First lien senior secured delayed draw term loan	3,803	4,050
Kaseya Inc.	First lien senior secured revolving loan	3,038	4,050

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

		As of
Portfolio Company	Investment	September 30, 2023	December 31, 2022
ManTech International Corporation	First lien senior secured delayed draw term loan	6,698	10,400
ManTech International Corporation	First lien senior secured revolving loan	5,590	5,590
Ministry Brands Holdings, LLC	First lien senior secured delayed draw term loan	4,743	5,650
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	932	847
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	4,118	—
Omnia Partners, LLC	First lien senior secured delayed draw term loan	172	—
OneOncology LLC	First lien senior secured delayed draw term loan	5,357	—
OneOncology LLC	First lien senior secured revolving loan	2,857	—
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	534	—
Pacific BidCo Inc.	First lien senior secured delayed draw term loan	954	954
Ping Identity Holding Corp.	First lien senior secured revolving loan	2,182	2,182
Plasma Buyer LLC (dba PathGroup)	First lien senior secured delayed draw term loan	4,412	4,412
Plasma Buyer LLC (dba PathGroup)	First lien senior secured revolving loan	1,513	1,891
Rubrik, Inc.	First lien senior secured delayed draw term loan	5,876	1,857
SailPoint Technologies Holdings, Inc.	First lien senior secured revolving loan	10,896	10,896
Securonix, Inc.	First lien senior secured revolving loan	3,559	3,559
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	1,240	—
SimpliSafe Holding Corporation	First lien senior secured delayed draw term loan	5,658	7,716
Smarsh Inc.	First lien senior secured delayed draw term loan	3,333	3,333
Smarsh Inc.	First lien senior secured revolving loan	267	1,667
Talon MidCo 2 Limited (dba Tufin)	First lien senior secured delayed draw term loan	331	118
Talon MidCo 2 Limited (dba Tufin)	First lien senior secured revolving loan	1,369	1,369
TC Holdings, LLC (dba TrialCard)	First lien senior secured revolving loan	1,071	1,071
Zendesk, Inc.	First lien senior secured delayed draw term loan	14,633	14,633
Zendesk, Inc.	First lien senior secured revolving loan	6,026	6,026

Total Unfunded Portfolio Company Commitments		$208,672	$196,890

As of September 30, 2023, the Company believed it had adequate financial resources to satisfy the unfunded portfolio company commitments.

Organizational and Offering Costs

The Adviser and its affiliates have incurred organization and offering costs on behalf of the Company in the amount of none and $0.5 million for the three and nine months ended September 30, 2023, respectively and $3.7 million for the period from June 22, 2021 (Inception) to September 30, 2022, of which, no organization and offering costs have been charged to the Company as of September 30, 2023 and September 30, 2022, respectively. Under the Investment Advisory Agreement, there will be no liability on the Company`s part for the offering or organization costs funded by the Adviser or its affiliates until the Company has satisfied the minimum offering requirement. At such time, the Adviser will be entitled to receive up to 1.5% of gross offering proceeds raised in the Company`s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered.

Expense Deferral Agreement

The Adviser has agreed to incur and pay certain expenses pursuant to the Expense Deferral Agreement prior to April 30, 2023. The Company will be obligated to reimburse the aggregate amount of expenses previously paid by the Adviser in eighteen equal installments, upon meeting specified conditions. As of September 30, 2023 and December 31, 2022, the Adviser has incurred total expenses of $12.1 million and $8.8 million, respectively, which includes organization and offering costs of $4.6 million and $4.1 million, respectively, under the Expense Deferral Agreement. The first installment will become an obligation of the Company when the Company reaches $1.75 billion in Net Subscriptions received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75 million in Net Subscriptions received from the sale of the Company’s common shares thereafter. As of September 30, 2023, Net Subscriptions received from the sale of the Company’s common shares were $1.5 billion. See Note 3 “Agreements and Related Party Transactions”.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The total expenses incurred by the Adviser on behalf of the Company for the nine months ended September 30, 2023 and for the period from June 22, 2021 (Inception) to September 30, 2022 were $3.3 million and $6.5 million, respectively. There were no expenses incurred for the three months ended September 30, 2023.

Warehousing Transaction with Cliffwater

On November 23, 2021, the Company entered into a warehouse agreement with Cliffwater Corporate Lending Fund (“Cliffwater”) to warehouse $200.0 million of investments. The Company and Cliffwater agreed to increase the size of the warehouse to $500.0 million to fund additional investments as needed. The warehouse agreement created a forward obligation for Cliffwater to sell and a forward obligation for the Company to purchase certain investments owned and held by Cliffwater at the Company’s request. The Company had no obligation to purchase the investments under the warehouse agreement before aggregate subscriptions for the Company’s shares reached $450.0 million.

In May 2022, the Company purchased $376.1 million of funded principal with an aggregate cost of $371.0 million from Cliffwater, under a warehouse agreement, inclusive of $55.2 million of unfunded commitments. The warehouse agreement terminated upon the Company purchasing the last investment from Cliffwater in May 2022.

Warehouse Facility with Macquarie

On March 21, 2022, the Board approved that the Company may enter into multiple purchase agreements with Macquarie US Trading LLC (“Macquarie”) and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”).

Under the purchase agreements, the Company had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) that the Company has received a minimum of $450.0 million of subscriptions; and (b) that the Board has approved the purchase of the specific Warehouse Investments (collectively, the “Warehouse Conditions”).

Prior to such time as the Company satisfied the Warehouse Conditions, its obligations under the purchase agreements were guaranteed by an affiliate of the Adviser. On May 10, 2022, conditions under the purchase agreement with Macquarie were met and the Company was obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment. As of June 8, 2022, the Company settled the 4 warehouse investments that the Financing Providers purchased having an aggregate funded principal of $129.2 million and aggregate cost of $127.0 million. As of September 30, 2023, there were no purchase agreements outstanding with the Financing Providers.

Other Commitments and Contingencies

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of September 30, 2023, management was not aware of any pending or threatened litigation.

Note 8. Net Assets

Authorized Capital and Share Class Description

In connection with its formation, the Company has the authority to issue the following shares:

Classification	Number of Shares	Par Value
Class S Shares	1,000,000,000	$0.01
Class D Shares	1,000,000,000	$0.01
Class I Shares	1,000,000,000	$0.01

Total	3,000,000,000

The Company`s Class S shares are not subject to upfront selling commissions; however, if Class S shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 3.5% of the net offering price per share for each Class S share. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company`s Class S shares are subject to annual ongoing services fees of 0.85% of the current net asset value of such shares, as determined in accordance with FINRA rules.

The Company`s Class D shares are not subject to upfront selling commissions; however, if Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 1.5% of the net offering price per share of each Class D share. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company`s Class D shares are subject to annual ongoing services fees of 0.25% of the current net asset value of such shares, as determined in accordance with FINRA rules.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The Company`s Class I shares are not subject to upfront selling commissions or annual ongoing service fees.

Common Stock Activity

On September 30, 2021, the Company issued 100 Class I common shares for $1,000 to OTCA. On December 30, 2021, the Company issued 15,000 Class I common shares for $150,000 to Feeder FIC ORTIC.

The tables below present transactions with respect to shares of the Company’s common stock for the following periods:

	For the Three Months Ended September 30, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	9,094,620	$93,388	915,792	$9,326	2,063,566	$21,068	12,073,978	$123,782
Shares/gross proceeds from the private placements	—	—	—	—	16,766,571	171,110	16,766,571	171,110
Reinvestment of distributions	313,503	3,200	12,098	124	1,037,611	10,587	1,363,212	13,911
Repurchased shares	(56,519)	(581)	(5,090)	(52)	(3,802,783)	(39,093)	(3,864,392)	(39,726)

Total shares/gross proceeds	9,351,604	96,007	922,800	9,398	16,064,965	163,672	26,339,369	269,077
Sales load	—	(473)	—	—	—	—	—	(473)

Total shares/net proceeds	9,351,604	$95,534	922,800	$9,398	16,064,965	$163,672	26,339,369	$268,604

	For the Nine Months Ended September 30, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	23,327,176	$237,937	1,956,913	$19,857	7,187,490	$72,863	32,471,579	$330,657
Shares/gross proceeds from the private placements	—	—	—	—	33,159,561	337,258	33,159,561	337,258
Reinvestment of distributions	696,870	7,148	20,460	211	3,078,216	31,628	3,795,546	38,987
Repurchased shares	(292,344)	(2,970)	(10,016)	(102)	(9,329,962)	(95,069)	(9,632,322)	(98,141)

Total shares/gross proceeds	23,731,702	242,115	1,967,357	19,966	34,095,305	346,680	59,794,364	608,761
Sales load	—	(1,099)	—	—	—	—	—	(1,099)

Total shares/net proceeds	23,731,702	$241,016	1,967,357	$19,966	34,095,305	$346,680	59,794,364	$607,662

	For the Three Months Ended September 30, 2022
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	5,154,115	$51,703	—	$—	975,702	$9,625	6,129,817	$61,328
Shares/gross proceeds from the private placements	—	—	—	—	16,335,421	162,488	16,335,421	162,488
Reinvestment of distributions	10,306	103	—	—	512,386	5,103	522,692	5,206
Repurchased shares	—	—	—	—	(675,034)	(6,703)	(675,034)	(6,703)

Total shares/gross proceeds	5,164,421	51,806	—	—	17,148,475	170,513	22,312,896	222,319
Sales load	—	(326)	—	—	—	—	—	(326)

Total shares/net proceeds	5,164,421	$51,480	—	—	17,148,475	$170,513	22,312,896	$221,993

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

	For the Nine Months Ended September 30, 2022
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	5,229,416	$52,457	—	$—	5,960,702	$59,475	11,190,118	$111,932
Shares/gross proceeds from the private placements	—	—	—	—	70,346,774	702,379	70,346,774	702,379
Reinvestment of distributions	10,306	103	—	—	611,508	6,090	621,814	6,193
Repurchased shares	—	—	—	—	(675,034)	(6,703)	(675,034)	(6,703)

Total shares/gross proceeds	5,239,722	52,560	—	—	76,243,950	761,241	81,483,672	813,801
Sales load	—	(330)	—	—	—	—	—	(330)

Total shares/net proceeds	5,239,722	$52,230	—	$—	76,243,950	$761,241	81,483,672	$813,471

In accordance with the Company’s share pricing policy, the Company will modify its public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that it not sell shares at a net offering price below the net asset value per share unless the Company obtains the requisite approval from its shareholders.

The changes to the Company’s offering price per share since the commencement of the Company’s initial continuous public offering and associated effective dates of such changes were as follows:

For the Three and Nine Months Ended September 30, 2023
	Class S			Class D			Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 1, 2023	$10.02	$—	$10.02	$10.02	$—	$10.02	$10.02	$—	$10.02
February 1, 2023	$10.17	$—	$10.17	$10.17	$—	$10.17	$10.17	$—	$10.17
March 1, 2023	$10.15	$—	$10.15	$10.15	$—	$10.15	$10.15	$—	$10.15
April 3, 2023	$10.12	$—	$10.12	$10.12	$—	$10.12	$10.12	$—	$10.12
May 1, 2023	$10.15	$—	$10.15	$10.15	$—	$10.15	$10.15	$—	$10.15
June 1, 2023	$10.11	$—	$10.11	$10.11	$—	$10.11	$10.11	$—	$10.11
July 1, 2023	$10.14	$—	$10.14	$10.14	$—	$10.14	$10.14	$—	$10.14
August 1, 2023	$10.21	$—	$10.21	$10.21	$—	$10.21	$10.21	$—	$10.21
September 1, 2023	$10.26	$—	$10.26	$10.26	$—	$10.26	$10.26	$—	$10.26

(1)	Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2)	Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

For the Three and Nine Months Ended September 30, 2022
	Class S			Class D			Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
Initial offering price	$—	$—	$—	$—	$—	$—	$10.00	$—	$10.00
June 1, 2022	$9.96	$—	$9.96	$9.96	$—	$9.96	$9.96	$—	$9.96
July 1, 2022	$9.81	$—	$9.81	$9.81	$—	$9.81	$9.81	$—	$9.81
August 1, 2022	$10.00	$—	$10.00	$10.00	$—	$10.00	$10.00	$—	$10.00
September 1, 2022	$10.03	$—	$10.03	$10.04	$—	$10.04	$10.04	$—	$10.04

(1)	Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2)	Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Distributions

The Board intends to authorize and declare monthly distribution amounts per share of common stock, payable monthly in arrears.

The tables below present cash distributions per share that were recorded for the following periods:

For the Three and Nine Months Ended September 30, 2023
Declaration Date(1)	Record Date	Payment Date	Distribution Per Share(2)	Distribution Amount(3)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 22, 2022	January 31, 2023	February 24, 2023	$0.07550	$1,010	$19	$6,766
January 25, 2023	January 31, 2023	February 24, 2023	0.07478	909	19	6,746
February 21, 2023	February 28, 2023	March 23, 2023	0.07478	1,019	27	7,110
March 22, 2023	March 31, 2023	April 26, 2023	0.07478	1,137	38	7,193
April 25, 2023	April 30, 2023	May 23, 2023	0.07478	1,296	45	7,464
May 22, 2023	May 31, 2023	June 26, 2023	0.07478	1,441	53	7,737
June 23, 2023	June 30, 2023	July 26, 2023	0.07478	1,702	83	7,916
June 23, 2023	July 31, 2023	August 22, 2023	0.07478	1,878	119	8,364
August 8, 2023	August 31, 2023	September 26, 2023	0.07478	1,999	138	8,893
August 8, 2023	September 30, 2023	October 26, 2023	0.07478	2,333	151	9,116

		Total	$0.74852	$14,724	$692	$77,305

(1)

On June 23, 2023 the Company’s board of directors declared a special distribution of $0.02 per share, payable on or before November 30, 2023 to shareholders of record as of October 31, 2023. On August 8, 2023, the Company’s board of directors declared a distribution of $0.07478 per share, payable on or before November 30, 2023 to shareholders of record as of October 31, 2023.

(2)	Distributions per share are gross of shareholder servicing fees.
(3)	Distribution amounts are net of shareholder servicing fees.

For the Three and Nine Months Ended September 30, 2022
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
May 3, 2022	May 31, 2022	June 23, 2022	$0.04583	$—	$—	$2,449
June 24, 2022	June 30, 2022	July 26, 2022	0.05810	4	—	3,435
July 25, 2022	July 31, 2022	August 24, 2022	0.06131	70	—	4,044
August 23, 2022	August 31, 2022	September 26, 2022	0.06458	169	—	4,511
September 26, 2022	September 30, 2022	October 26, 2022	0.07112	336	—	5,424

		Total	$0.30094	$579	$—	$19,863

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Distribution amounts are net of shareholder servicing fees.

The Company has adopted a distribution reinvestment plan pursuant to which shareholders (except for residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont and Washington investors and clients of participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

The tables below presents the source of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock for the following periods:

	For the Nine Months Ended September 30, 2023
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.84015	$108,443	117.0%
Net realized gain (loss) on investments	0.00365	579	0.6%
Distributions in excess of (undistributed) net investment income	(0.09528)	(16,301)	(17.6)%

Total	$0.74852	$92,721	100.0%

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

	For the Nine Months Ended September 30, 2022
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.45730	$30,598	149.7%
Net realized gain (loss) on investments	0.00021	17	0.1%
Distributions in excess of (undistributed) net investment income	(0.15657)	$(10,173)	(49.8)%

Total	$0.30094	$20,442	100.0%

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Share Repurchases

The Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, the Company may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. The Company has commenced a share repurchase program pursuant to which the Company intends to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by the Company pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares.

The Company intends to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its outstanding shares of common stock. Any periodic repurchase offers are subject in part to the Company’s available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While the Company intends to continue to conduct quarterly tender offers as described above, the Company is not required to do so and may suspend or terminate the share repurchase program at any time.

The table below presents the share repurchase activity of the Company:

For the Three and Nine Months Ended September 30, 2023
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 28, 2023	I	March 31, 2023	$35,173	$10.12	3,475,640
February 28, 2023	S	March 31, 2023	965	$10.12	95,317
May 25, 2023	I	June 30, 2023	20,802	$10.14	2,051,539
May 25, 2023	S	June 30, 2023	1,425	$10.14	140,508
May 25, 2023	D	June 30, 2023	50	$10.14	4,926
August 24, 2023	I	September 30,2023	39,093	$10.28	3,802,783
August 24, 2023	S	September 30, 2023	581	$10.28	56,519
August 24, 2023	D	September 30, 2023	52	$10.28	5,090

Total			$98,141		9,632,322

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

For the Three and Nine Months Ended September 30, 2022
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
August 25, 2022	I	September 30, 2022	$6,703	$9.93	675,034

Total			$6,703		675,034

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 9. Earnings Per Share

The tables below presents the computation of basic and diluted earnings per common share for the following periods:

	For the Three Months Ended September 30,
	2023			2022(1)(2)
($ in thousands, except per share amounts)	Class S	Class D	Class I	Class S	Class D	Class I
Increase (decrease) in net assets resulting from operations	$10,228	$651	$41,984	$372	N/A	$20,630
Weighted average shares of common stock outstanding—basic and diluted	30,511,662	1,853,209	118,352,286	3,136,140	N/A	70,708,521
Earnings (loss) per common share—basic and diluted	$0.34	$0.35	$0.35	$0.12	N/A	$0.29

(1)	The Company commenced operations on May 2, 2022.
(2)	Class S shares were first issued on June 1, 2022. There were no Class D shares of common stock outstanding as of September 30, 2022.

	For the Nine Months Ended September 30,
	2023			2022(1)(2)
($ in thousands, except per share amounts)	Class S	Class D	Class I	Class S	Class D	Class I
Increase (decrease) in net assets resulting from operations	$20,249	$971	$102,971	$365	N/A	$15,504
Weighted average shares of common stock outstanding—basic and diluted	22,510,211	1,026,228	105,538,966	1,913,052	N/A	64,997,423
Earnings (loss) per common share—basic and diluted	$0.90	$0.95	$0.98	$0.19	N/A	$0.24

(1)	The Company commenced operations on May 2, 2022.
(2)	Class S shares were first issued on June 1, 2022. There were no Class D shares of common stock outstanding as of September 30, 2022.

Note 10. Income Taxes

The Company has elected to be treated as a RIC under Subchapter M of the Code, and the Company intends to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, the Company must, among other things, distribute to its shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. To maintain its tax treatment as a RIC, the Company, among other things, intends to make the requisite distributions to its shareholders, which generally relieves the Company from U.S. federal income taxes at corporate rates.

Depending on the level of taxable income earned in a tax year, the Company can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, the Company will accrue excise tax on estimated excess taxable income.

For the three and nine months ended September 30, 2023, the Company recorded U.S. federal excise tax expense of $0.2 million and $0.2 million, respectively. For the three and nine months ended September 30, 2022, the Company recorded $0.2 million for U.S. federal excise tax.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 11. Financial Highlights

The table below presents the financial highlights for a common share outstanding for the following period:

	For the Nine Months Ended September 30,
	2023			2022(8)(10)
($ in thousands, except share and per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock(9)	Class I common stock
Per share data:
Net asset value, at beginning of period	$10.02	$10.02	$10.02	$10.00	$10.00
Results of operations:
Net investment income(1)	0.79	0.83	0.85	0.46	0.46
Net realized and unrealized gain (loss)(2)	0.15	0.16	0.16	(0.27)	(0.23)

Net increase (decrease) in net assets resulting from operations	0.94	0.99	1.01	$0.19	$0.23

Shareholder distributions:
Distributions from net investment income(3)	(0.68)	(0.73)	(0.75)	(0.26)	(0.30)
Distributions from net realized gains(7)	—	—	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(0.68)	(0.73)	(0.75)	$(0.26)	$(0.30)

Total increase (decrease) in net assets	0.26	0.26	0.26	(0.07)	(0.07)

Net asset value, at end of period	$10.28	$10.28	$10.28	$9.93	$9.93

Total Return(4)	9.7%	10.2%	10.4%	2.0%	2.3%
Ratios
Ratio of net expenses to average net assets(5)(6)	10.3%	10.3%	9.9%	1.6%	2.5%
Ratio of net investment income to average net assets(6)	10.7%	11.5%	11.5%	2.3%	5.3%
Portfolio turnover rate	3.4%	3.4%	3.4%	N.M	N.M
Supplemental Data
Weighted-average shares outstanding	22,510,211	1,026,228	105,538,966	1,913,052	64,997,423
Shares outstanding, end of period	34,512,017	2,074,376	121,913,655	5,239,722	76,259,050
Net assets, end of period	$354,621	$21,315	$1,252,693	$52,016	$757,033

(1)	The per share data was derived using the weighted average shares outstanding during the period.
(2)

The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.

(3)	The per share data was derived using actual shares outstanding at the date of the relevant transaction.
(4)

Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D common stock, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I common stock is not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Total return is calculated as the change in net asset value (“NAV”) per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time).

(5)

Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables. For the nine months ended September 30, 2023, the total operating expenses to average net assets were 10.3%, 10.3%, 9.9% for Class S, Class D and Class I common stock, respectively. From May 2, 2022 (commencement of operations) through September 30, 2022, the total operating expenses to average net assets were 2.4%, and 3.3% for Class S and Class I common stock, respectively, prior to management fee waivers, expense support provided by the Adviser, and expense recoupment paid to the Adviser, if any.

(6)

The ratio reflects an annualized amount for the nine months ended September 30, 2023 and from May 2, 2022 (commencement of operations) through September 30, 2022, except in the case of non-recurring expenses (e.g., initial organization expenses) and offering expenses, where applicable.

Blue Owl Technology Income Corp.

Notes to Consolidated Financial Statements (Unaudited) - Continued

(7)	The distributions from net realized gain (loss) on investments per share for the nine months ended September 30, 2023 and 2022, rounds to less than $0.01 per share, respectively.
(8)	The Company commenced operations on May 2, 2022.
(9)	Class S common stock shares were first issued on June 1, 2022.
(10)	There are no Class D shares outstanding as of September 30, 2022.

Note 12. Subsequent Events

The Company’s management evaluated subsequent events through the date of these financial statements. There have been no subsequent events to disclose except for the following:

Revolving Credit Facility Amendment

On October 23, 2023, the Company entered into the First Amendment to the Revolving Credit Facility (the “First Amendment”). The parties to the First Amendment include the Company, as borrower, the subsidiary guarantors party thereto solely with respect to Section 6.8 therein, the lenders party thereto and Sumitomo Mitsui Banking Corporation as Administrative Agent. The First Amendment, among other things, (i) extended the Revolving Credit Facility Commitment Termination Date from May 2026 to October 2027, (ii) extended the maturity date from April 2027 to October 2028, (iii) converted a portion of the revolver availability into term loan availability, (iv) increased the total facility amount from $800 million to $875 million and (v) reduced the credit adjustment spread for Term Benchmark Loans from 0.10% for one-month tenor Loans, 0.15% for three-month tenor Loans and 0.25% for six-month tenor Loans to 0.10% for all Loan tenors.

Amended and Restated Bylaws

On November 6, 2023, the Board approved Amended and Restated Bylaws (the “Third Amended and Restated Bylaws”), to be effective as of November 6, 2023. The Third Amended and Restated Bylaws clarify that the exclusive forum provisions do not apply to claims arising under state law. All of the other provisions of the Company’s bylaws shall remain in full force and effect.

Equity Raise Proceeds

As of November 9, 2023, the Company has issued approximately 35.9 million shares of its Class S common stock, approximately 136.3 million shares of its Class I common stock and approximately 2.3 million shares of its Class D common stock and has raised total gross proceeds of approximately $364.6 million, $1,370.1 million, and $23.1 million, respectively, including seed capital of $1,000 contributed by its Adviser in September 2021 and approximately $50.0 million in gross proceeds raised from Feeder FIC ORTIC and Blue Owl Holdings, entities affiliated with the Adviser. In addition, the Company has received $73.4 million in subscription payments which the Company accepted on November 3, 2023, which are pending the Company’s determination of the net asset value per share applicable to such purchase.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information contained in this section should be read in conjunction with “ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS”. This discussion contains forward-looking statements, which relate to future events or the future performance or financial condition of Blue Owl Technology Income Corp. and involves numerous risks and uncertainties, including, but not limited to, those described in our Form 10-K for the fiscal year ended December 31, 2022 and our Form 10-Q for the quarter ended March 31, 2023 in “ITEM 1A. RISK FACTORS”. This discussion also should be read in conjunction with the “Cautionary Statement Regarding Forward Looking Statements” set forth on page 1 of this Quarterly Report on Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.

Overview

Blue Owl Technology Income Corp. (f/k/a Owl Rock Technology Income Corp.) (the “Company”, “we”, “us”, or “our”) is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act. Formed as a Maryland corporation on June 22, 2021, we were advised by Blue Owl Technology Credit Advisors LLC (f/k/a Owl Rock Technology Advisers LLC) (“OTCA”) from October 1, 2021 to November 30, 2021. As of November 30, 2021, we are advised by Blue Owl Technology Credit Advisors II LLC (f/k/a Owl Rock Technology Advisers II LLC) (our “Adviser”) which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”). We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. On December 9, 2021, we formed a wholly-owned subsidiary, OR Tech Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Tech Lending IC LLC makes loans to borrowers headquarter in California. From time to time we may form wholly-owned subsidiaries to facilitate the normal course of business.

We are managed by our Adviser. Our Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which focuses on direct lending. Our Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, our Adviser manages the day-to-day operations of, and provides investment advisory and management services, to us. The Adviser or its affiliates may engage in certain organizational activities and receive attendant arrangement, structuring or similar fees. Our Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.

We rely on an exemptive order issued to an affiliate of the Adviser that permits us to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. We are offering on a best efforts, continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager”). No upfront selling commission, dealer manager fees, or other similar placement fees will be paid to us or the Dealer Manager with respect to the Class S and Class D shares, however, if such Class S shares or Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charges to 3.50% of the net offering price per share for each Class S share and 1.50% of the net offering price per share for each Class D share. Class I shares are not subject to upfront selling commissions. Class S, Class D and Class I shares will be offered at initial purchase prices per share of $10.00. Thereafter, the purchase price per share for each class of common stock will vary and will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions.

On September 30, 2021, an affiliate of the Adviser (“the Initial Shareholder”) purchased 100 shares of our Class I common stock at $10.00 per share, which represents the initial public offering price of such shares. The Initial Shareholder will not tender these shares for repurchase as long as the Adviser remains our investment adviser. There is no current intention for the Adviser to discontinue its role. On October 6, 2021, we received a subscription agreement, totaling $50.0 million for the purchase of Class I common shares of our common stock from Owl Rock Feeder FIC ORTIC LLC (“Feeder FIC ORTIC”) and Blue Owl Capital Holdings LP, (“Blue Owl Holdings”), entities affiliated with the Adviser. We had called all of the $50.0 million under the subscription agreement as of September 30, 2023.

Since meeting the minimum offering requirement and commencing our continuous public offering through September 30, 2023, we have issued 34,028,471 shares of Class S common stock, 2,063,645 shares of Class D common stock, and 15,424,282 shares of Class I common stock, exclusive of any tender offers, for gross proceeds of $345.2 million, $20.9 million, and $155.0 million, respectively, including $1,000 of seed capital contributed by its Initial Shareholder. We have issued 114,274,522 shares of our Class I common stock to feeder vehicles primarily created to hold our Class I shares in a Private Offering and raised gross proceeds of approximately $1,146.9 million.

Our Adviser also serves as investment adviser to Blue Owl Technology Finance Corp. II (f/k/a Owl Rock Technology Finance Corp. II).

Blue Owl consists of three divisions: (1) Credit, which focuses on direct lending, (2) GP Strategic Capital, which focuses on providing capital to institutional alternative asset managers and (3) Real Estate, which focuses on real estate strategies. Blue Owl’s Credit platform is comprised of the Adviser, OTCA, Blue Owl Credit Advisors LLC (“OCA”), Blue Owl Diversified Credit Advisors LLC (“ODCA”), and Blue Owl Capital Private Fund Advisors LLC (“OPFA” and together with the Adviser, OCA, ODCA and OTCA, the “Blue Owl Advisers”), which are also investment advisers. As of September 30, 2023, the Adviser and its affiliates had $79.5 billion of assets under management across Blue Owl’s Credit platform.

The management of our investment portfolio is the responsibility of the Adviser and the Technology Lending Investment Committee. We consider these individuals to be our portfolio managers. The Investment Team, is led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and the Technology Lending Investment Committee. The Technology Lending Investment Committee is comprised of Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer, Alexis Maged, Erik Bissonnette, Pravin Vazirani and Jon ten Oever. The Investment Team, under the Technology Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis. The Technology Lending Investment Committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Technology Lending Investment Committee reviews and determines whether to make prospective investments (including approving parameters or guidelines pursuant to which investments in broadly syndicated loans may be bought and sold), structures financings and monitors the performance of the investment portfolio. Each investment opportunity requires the approval of a majority of the Technology Lending Investment Committee. Follow-on investments in existing portfolio companies may require the Technology Lending Investment Committee’s approval beyond that obtained when the initial investment in the portfolio company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Technology Lending Investment Committee. The compensation packages of certain Technology Lending Investment Committee members from the Adviser include various combinations of discretionary bonuses and variable incentive compensation based primarily on performance for services provided and may include shares of Blue Owl.

In addition, we and the Adviser have entered into a dealer manager agreement with Blue Owl Securities and certain participating broker-dealers to solicit capital (the “Dealer Manager Agreement”).

We may be prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We rely on an order for exemptive relief (as amended, the “Order”), that has been granted by the SEC to OCA and certain of its affiliates, to permit us to co-invest with other funds managed by the Adviser or certain of its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such Order, we generally are permitted to co-invest with certain of our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching by us or our shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing, and (4) the proposed investment by us would not benefit our Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. In addition, the Order permits us to participate in follow-on investments in our existing portfolio companies with certain affiliates that are private funds if such private funds did not have an investment in such existing portfolio company. The Blue Owl Credit Advisers’ investment allocations policy seeks to ensure equitable allocation of investment opportunities over time between us and/or other funds managed by our Adviser or its affiliates. As a result of the Order, there could be significant overlap in our investment portfolio and investment portfolios of the other funds managed by the Adviser or its affiliates that could avail themselves of the Order and have an investment objective similar to ours.

We have elected to be regulated as a BDC under the 1940 Act and as a regulated investment company (“RIC”) for tax purposes under the Code. As a result, we are required to comply with various statutory and regulatory requirements, such as:

•	the requirement to invest at least 70% of our assets in “qualifying assets”, as such term is defined in the 1940 Act;

•	source of income limitations;

•	asset diversification requirements; and

•	the requirement to distribute (or be treated as distributing) in each taxable year at least 90% of our investment company taxable income and tax-exempt interest for that taxable year.

Our Investment Framework

We are a Maryland corporation organized primarily to originate and make loans to, and make debt and equity investments in, technology-related companies based primarily in the United States. Our investment objective is to maximize total return by generating current income from our debt investments and other income producing securities, and capital appreciation from our equity-related investments. Since our Adviser and its affiliates began investment activities in April 2016 through September 30, 2023, our Adviser and its affiliates have originated $82.5 billion of aggregate principal amount of investments, of which $78.8 billion of aggregate principal amount of investments prior to any subsequent exits or repayments, was retained by either us or a corporation or fund advised by our Adviser or its affiliates.

We invest in a broad range of established and high growth technology related companies that capitalize on the large and growing demand for technology products and services. These companies use technology extensively to improve their business processes, applications and opportunities or seek to grow through technological developments and innovations. These companies operate in technology-related industries or sectors which include, but are not limited to, application software, systems software, healthcare information technology, technology services and infrastructure, financial technology and internet and digital media. Within each industry or sector, we intend to invest in companies that are developing or offering goods and services to businesses and consumers which utilize scientific knowledge, including techniques, skills, methods, devices and processes, to solve problems. We refer to all of these companies as “technology-related” companies and intend, under normal circumstances, to invest at least 80% of the value of our total assets in such businesses.

We leverage Blue Owl’s relationships and existing origination capabilities to focus our investments in companies with an enterprise value of at least $50 million and that are backed by venture capital firms or private equity firms that are active investors in and have an expertise in technology companies and technology-related industries. We expect that our target investments typically will range in size between $20 million and $500 million. Our expected portfolio composition will be majority debt or income producing securities, with a lesser allocation to equity related opportunities. We anticipate that generally any equity related securities we hold will be minority positions. We expect that our investment size will vary with the size of our capital base and we anticipate that our average investment size will be 1-2% of our entire portfolio with no investment size greater than 5%.

We expect that generally our portfolio composition will be majority debt or income producing securities, which may include “covenant-lite” loans (as defined below), with a lesser allocation to equity related opportunities. In addition, we may invest a portion of our portfolio in opportunistic investments and broadly syndicated loans, which will not be our primary focus, but will be intended to enhance returns to our shareholders and from time to time, we may evaluate and enter into strategic portfolio transactions which may result in additional portfolio companies which we are considered to control. These investments may include high-yield bonds and broadly-syndicated loans, including publicly traded debt instruments, which are typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values larger than those of middle-market companies. In addition, our portfolio composition may fluctuate from time to time based on market conditions and interest rates.

Covenants are contractual restrictions that lenders place on companies to limit the corporate actions a company may pursue. Generally, the loans in which we expect to invest will have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, to a lesser extent, we may invest in “covenant-lite” loans. We use the term “covenant-lite” to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

We classify our debt investments as “traditional financing” or “growth capital” based on a number of factors. Traditional financings are typically senior secured loans primarily in the form of first lien loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position) and second lien loans. In connection with our senior secured loans, we generally receive a security interest in certain of the assets of the borrower and consequently such assets serve as collateral in support of the repayment of such senior secured loans.

Growth capital investments are typically unsecured obligations of the borrower, and might be structured as unsecured indebtedness, convertible bonds, convertible equity, preferred equity, and common equity. We seek to limit the downside potential of our investments by negotiating covenants in connection with our investments consistent with preservation of our capital. Such restrictions may include affirmative covenants (including reporting requirements), negative covenants (including financial covenants), lien protection, change of control provisions and board rights, including either observation rights or rights to a seat on the board under some circumstances. Our equity investments are typically not control-oriented investments and we may structure such equity investments to include provisions protecting our rights as a minority-interest holder.

We target portfolio companies where we can structure larger transactions. As of September 30, 2023, our average investment size in each of our portfolio companies was approximately $28.0 million based on fair value. As of September 30, 2023, investments we classify as traditional financing, excluding certain investments that fall outside of our typical borrower profile, represented 88.5% of our total portfolio based on fair value and these portfolio companies had a weighted average annual revenue of $1.2 billion, a weighted average annual EBITDA of $0.3 billion and a weighted average enterprise value of $6.2 billion. As of September 30, 2023, investments we classify as growth capital represented 8.0% of our total portfolio based on fair value and these portfolio companies had a weighted average annual revenue of $2.2 billion and weighted average enterprise value of $15.2 billion.

The companies in which we invest use our capital primarily to support their growth, acquisitions, market or product expansion, refinancings and/or recapitalizations. The debt in which we primarily invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk”.

Key Components of Our Results of Operations

Investments

We focus primarily on originating and making debt and equity investments in technology-related companies based primarily in the United States.

Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make.

In addition, as part of our risk strategy on investments, we may reduce the levels of certain investments through partial sales or syndication to additional lenders.

Revenues

We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. Our debt investments typically have a term of three to ten years. As of September 30, 2023, 100.0% of our debt investments based on fair value bear interest at a floating rate, subject to interest rate floors, in certain cases. Interest on our debt investments is generally payable either monthly or quarterly.

Our investment portfolio may consist of floating rate loans. Macro trends in base interest rates like SOFR, and any other alternative reference rates may affect our net investment income over the long term. However, because we generally intend to originate loans to a small number of portfolio companies each quarter, and those investments may vary in size, our results in any given period, including the interest rate on investments that were sold or repaid in a period compared to the interest rate of new investments made during that period, may often be idiosyncratic, and may reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macro trends.

Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts under U.S. generally accepted accounting principles (“U.S. GAAP”) as interest income using the effective yield method for term instruments and the straight-line method for revolving or delayed draw instruments. Repayments of our debt investments can reduce interest income from period to period. The frequency or volume of these repayments may fluctuate significantly. We record prepayment premiums on loans as interest income. We may also generate revenue in the form of commitment, loan origination, structuring, or due diligence fees, fees for providing managerial assistance to our portfolio companies and possibly consulting fees.

Dividend income on equity investments is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded companies.

Our portfolio activity may also reflect the proceeds from sales of investments. We recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments that are measured at fair value as a component of the net change in unrealized gains (losses) on investments in the Consolidated Statements of Operations.

Expenses

Our primary operating expenses include the payment of the management fee, performance based incentive fee, expenses reimbursable under the Administration Agreement and Investment Advisory Agreement, legal and professional fees and other operating expenses. The management fee and performance based incentive fee compensate our Adviser for work in identifying, evaluating, negotiating, closing, monitoring and realizing our investments.

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, are provided and paid for by the Adviser. We bear our allocable portion of the compensation paid by the Adviser (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Administration Agreement; and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:

•

expenses deemed to be “organization and offering expenses” for purposes of Conduct Rule 2310(a)(12) of Financial Industry Regulatory Authority (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of our stock);

•	the cost of corporate and organizational expenses relating to offerings of shares of our common stock;

•	the cost of calculating our net asset value, including the cost of any third-party valuation services;

•	the cost of effecting any sales and repurchases of our common stock and other securities;

•	fees and expenses payable under any dealer manager agreements, if any;

•	debt service and other costs of borrowings or other financing arrangements;

•	costs of hedging;

•

expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;

•	escrow agent, transfer agent and custodial fees and expenses;

•	fees and expenses associated with marketing efforts;

•	federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;

•	federal, state and local taxes;

•	independent directors’ fees and expenses, including certain travel expenses;

•

costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;

•	the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs);

•	the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;

•	commissions and other compensation payable to brokers or dealers;

•	research and market data;

•	fidelity bond, directors’ and officers’ errors and omissions liability insurance and other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;

•	fees and expenses associated with independent audits, outside legal and consulting costs;

•	costs of winding up;

•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;

•	extraordinary expenses (such as litigation or indemnification); and

•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.

We expect, but cannot assure, that our general and administrative expenses will increase in dollar terms during periods of asset growth, but will decline as a percentage of total assets during such periods.

Expense Support and Conditional Reimbursement Agreement

On November 30, 2021, we entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, the purpose of which was to ensure that no portion of our distributions to shareholders represented a return of capital for tax purposes. The Expense Support Agreement became effective as of the date that we met the minimum offering requirement.

On a quarterly basis, the Adviser reimbursed us for “Operating Expenses” (as defined below) in an amount equal to the excess of our cumulative distributions paid to our shareholders in each quarter over “Available Operating Funds” (as defined below) received by us on account of our investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.

Under the Expense Support Agreement, “Operating Expenses” was defined as all of our operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) our estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) our realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Adviser’s obligation to make Expense Payments automatically became a liability of the Adviser and the right to such Expense Payment was an asset of ours on the last business day of the applicable quarter. The Expense Payment for any quarter was paid by the Adviser to us in any combination of cash or other immediately available funds, and/or offset against amounts due from us to the Adviser no later than the earlier of (i) the date on which we close our books for such quarter, or (ii) forty-five days after the end of such quarter.

Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by us in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we are required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by us are referred to as a “Reimbursement Payment”.

The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter that have not been previously reimbursed by us to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as our total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by us during the fiscal year to exceed the lesser of: (i) 1.75% of our average net assets attributable to the shares of our common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of our average net assets attributable to shares of our common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).

No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by us at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.

The specific amount of expenses reimbursed by the Adviser, if any, will be determined at the end of each quarter. We or the Adviser will be able to terminate the Expense Support Agreement at any time, with or without notice. The Expense Support Agreement will automatically terminate in the event of (a) the termination of the Investment Advisory Agreement, or (b) a determination by our Board to dissolve or liquidate us. Upon termination of the Expense Support Agreement, we will be required to fund any Expense Payments that have not been reimbursed by us to the Adviser.

On March 7, 2023, our Adviser terminated the Expense Support Agreement. However, our obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due from us to the Adviser.

Expense Deferral Agreement

On March 23, 2022, we entered into the expense deferral agreement (the “Expense Deferral Agreement”) with the Adviser, under which the Adviser has agreed to incur and pay all of our expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until we met certain conditions related to amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of our securities.

On May 9, 2023, the Company and the Adviser amended the Expense Deferral Agreement to provide that the Adviser’s obligation to incur and pay the Company’s expenses would cease as of April 30, 2023, and that the Company would repay the expenses previously incurred by the Adviser on the Company’s behalf in eighteen equal installments, upon meeting specified conditions. The first installment will become an obligation of the Company when the Company reaches $1.75 billion in Net Subscriptions received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75 million in Net Subscriptions received from the sale of the Company’s common shares thereafter.

The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by us or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate us. However, our obligation to repay the Adviser the expenses incurred by the Adviser on our behalf upon meeting the specified conditions will survive any termination of the agreement.

Fee Waivers

On March 23, 2022, the Adviser agreed to waive 100% of the base management fee through October 31, 2022. Any portion of the base management fee waived will not be subject to recoupment. For the three and nine months ended September 30, 2023, management fees were $4.4 million and $11.3 million, respectively. For the three and nine months ended September 30, 2022, management fees were $2.0 million and $2.2 million, respectively, of which $2.0 million and $2.2 million were waived for each respective period.

On June 22, 2022, the Adviser agreed to waive 100% of the performance based incentive fee and capital gains based incentive fee through October 31, 2022. Any portion of the incentive fees waived will not be subject to recoupment. For the three and nine months ended September 30, 2023, we incurred performance-based incentive fees of $6.1 million and $15.6 million, respectively. For the three and nine months ended September 30, 2022, we incurred performance-based incentive fees of $3.0 million and $3.9 million, of which, $3.0 million and $3.9 million were waived for each respective period.

For the three and nine months ended September 30, 2023 capital gains-based incentive fees were $0.3 million and $0.3 million, respectively. For the the three and nine months ended September 30, 2022, there were no capital gains-based incentive fees.

Reimbursement of Administrative Services

We will reimburse our Adviser for the administrative expenses necessary for its performance of services to us. However, such reimbursement will be made at an amount equal to the lower of our Adviser’s actual costs or the amount that we would be required to pay for comparable administrative services in the same geographic location. Also, such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Adviser for any services for which it receives a separate fee, for example rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Adviser.

Leverage

The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. On September 30, 2021, we received shareholder approval that allowed us to reduce our asset coverage ratio from 200% to 150% effective as of October 1, 2021. As a result, we generally will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if its asset coverage, as defined in the 1940 Act, would at least be equal to 200% immediately after each such issuance. This reduced asset coverage ratio permits us to double the amount of leverage it can incur. For example, under a 150% asset coverage ratio we may borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio we may only borrow $1 for investment purposes for every $1 of investor equity. Our current target leverage ratio is 0.90x-1.25x.

In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.

Potential Market Trends

We believe the technology investment lending environment provides opportunities for us to meet our goal of making investments that generate an attractive total return based on a combination of the following factors:

Limited Availability of Capital for Technology Companies. We believe that technology companies have limited access to capital, driven by a lack of dedicated pools of capital focused on technology companies and a reduction in activity from commercial and investment banks as a result of regulatory and structural factors, industry consolidation and general risk aversion. Traditional lenders, such as commercial and investment banks, generally do not have flexible product offerings that meet the needs of technology-related companies. In recent years, many commercial and investment banks have focused their efforts and resources on lending to large corporate clients and managing capital markets transactions rather than lending to technology-related companies. In addition, these lenders may be constrained in their ability to underwrite and hold loans and high yield securities, as well as their ability to provide equity financing, as they seek to meet existing and future regulatory capital requirements. We also believe that there is a lack of scaled market participants that are willing to provide and hold meaningful amounts of a customized financing solution for technology companies. As a result, we believe our focus on technology-related companies and our ability to invest across the capital structure, coupled with a limited supply of capital providers, presents an attractive opportunity to invest in technology companies.

Capital Markets Have Been Unable to Fill the Void Left by Banks. Access to underwritten bond and syndicated loan markets is challenging for many technology companies due to loan size and liquidity. For example. high yield bonds are generally purchased by institutional investors such as mutual funds and exchange traded funds (“ETFs”) who, among other things, are highly focused on the liquidity characteristics of the bond being issued in order to fund investor redemptions and/or comply with regulatory requirements. Accordingly, the existence of an active secondary market for bonds is an important consideration in these entities’ initial investment decision.

Syndicated loans arranged through a bank are done either on a “best efforts” basis or are underwritten with terms plus provisions that permit the underwriters to change certain terms, including pricing, structure, yield and tenor, otherwise known as “flex”, to successfully syndicate the loan, in the event the terms initially marketed are insufficiently attractive to investors. Loans provided by companies such as ours provide certainty to issuers in that we can commit to a given amount of debt on specific terms, at stated coupons and with agreed upon fees. As we are the ultimate holder of the loans, we do not require market “flex” or other arrangements that banks may require when acting on an agency basis. In addition, our Adviser has teams focused on both liquid credit and private credit and these teams are able to collaborate with respect to syndicated loans.

Secular Trends Supporting Growth for Private Credit. According to Gartner, a research and advisory company, global technology spend was $4.4 trillion in 2022 and is expected to grow to more than $4.5 trillion in 2023. We believe global demand for technology products and services will continue to grow rapidly, and that growth will stimulate demand for capital from technology companies which will continue to require access to capital to refinance existing debt, support growth and finance acquisitions. We believe that periods of market volatility, such as the current period of market volatility caused, in part, by elevated inflation, rising interest rates, and current geopolitical conditions, have accentuated the advantages of private credit. The availability of capital in the liquid credit market is highly sensitive to market conditions whereas we believe private lending has proven to be a stable and reliable source of capital through periods of volatility. We believe the opportunity set for private credit will continue to expand even after the public markets reopen to normal levels. Financial sponsors and companies today are familiar with direct lending and have seen firsthand the strong value proposition that a private solution can offer. Scale, certainty of execution and flexibility all provide borrowers with a compelling alternative to the syndicated and high yield markets. Based on our experience, there is an emerging trend where higher quality credits that have traditionally been issuers in the syndicated and high yield markets are increasingly seeking private solutions independent of credit market conditions. In our view, this is supported by financial sponsors wanting to work with collaborative financing partners that have scale and breadth of capabilities. We believe the large amount of uninvested capital held by funds of private equity firms, estimated by Preqin Ltd., an alternative assets industry data and research company, to be $2.6 trillion as of June 30, 2023, coupled with a growing focus on technology investing by private equity sponsors, will continue to drive deal activity. We expect that technology companies, private equity sponsors, venture capital firms, and entrepreneurs will continue to seek partners to provide flexible financing for their businesses with debt and equity investments provided by companies such as us.

Attractive Investment Dynamics. An imbalance between the supply of, and demand for, capital creates attractive pricing dynamics. With respect to the debt investments in technology companies, we believe the directly negotiated nature of such financings generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender protective change of control provisions. Further, we believe that historical default rates for technology and software companies have been lower, and recovery rates have been higher, as compared to the broader leveraged finance market, leading to lower cumulative losses. With respect to equity and equity-linked investments, we will seek to structure these investments with meaningful shareholder protections, including, but not limited to, anti-dilution, anti-layering, and liquidation preferences, which we believe will create the potential for meaningful risk-adjusted long-term capital gains in connection with the future liquidity events of these technology companies. Lastly, we believe that in the current environment, lenders with available capital may be able to take advantage of attractive investment opportunities and may be able to achieve improved economic spreads and documentation terms.

Compelling Business Models. We believe that the products and services that technology companies provide often have high switching costs and are fundamental to the operations and success of their customers. We generally invest in dominant or growing players in niche markets that are selling products to established customer bases. As a result, technology companies have attributes that make them compelling investments, including strong customer retention rates, and highly recurring and predictable revenue. Further, technology companies are typically highly capital efficient, with limited capital expenditures and high free cash flow conversion. In addition, the replicable nature of technology products creates substantial operating leverage which typically results in strong profitability.

We believe that software businesses make compelling investments because they are inherently diversified into a variety of sectors due to end market applications and have been one of the more defensive sectors throughout economic cycles.

Attractive Opportunities in Investments in Technology Companies. We invest in the debt and equity of technology companies. We believe that opportunities in the debt of technology companies are significant because of the floating rate structure of most senior secured debt issuances and because of the strong defensive characteristics of these types of investments. We believe that debt issued with floating interest rates offer a superior return profile as compared with fixed-rate investments, since floating rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in a rising interest rate environment. Senior secured debt also provides strong defensive characteristics. Senior secured debt has priority in payment among an issuer’s security holders whereby holders are due to receive payment before junior creditors and equity holders. Further, these investments are generally secured by the issuer’s assets, which may provide protection in the event of a default.

We believe that opportunities in the equity of technology companies are significant because of the potential to generate meaningful capital appreciation by participating in the growth in the portfolio company and the demand for its products and services. Moreover, we believe that the high-growth profile of a technology company will generally make it a more attractive candidate for a liquidity event than a company in a non-high growth industry.

Portfolio and Investment Activity

On November 23, 2021, the Company entered into a warehouse agreement with Cliffwater Corporate Lending Fund (“Cliffwater”) to warehouse $200.0 million of loans. The Company and Cliffwater agreed to increase the size of the warehouse to fund additional investments as needed. The warehouse agreement created a forward obligation for Cliffwater to sell and a forward obligation for the Company to purchase certain investments owned and held by Cliffwater at the Company’s request. The Company had no obligation to purchase the investments under the warehouse agreement before aggregate subscriptions for the Company’s shares reached $450.0 million. On May 2, 2022, the Company broke escrow and utilized net equity proceeds to purchase $376.1 million of funded principal with an aggregate cost of $371.0 million from Cliffwater, inclusive of $55.2 million of unfunded commitments. The warehouse agreement terminated upon the Company purchasing the last investment from Cliffwater in May 2022.

On March 21, 2022, the Board approved multiple purchase agreements with Macquarie US Trading LLC (“Macquarie”) and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”). Under the purchase agreements, the Company had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) the Company received a minimum of $450.0 million of subscriptions; and (b) the Board approved the purchase of the specific Warehouse Investments. As of May 10, 2022, conditions under the purchase agreement were met and we became obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment. As of September 30, 2023, the Company settled its required obligations under the purchase agreements.

As of September 30, 2023, based on fair value, our portfolio consisted of 83.7% first lien senior debt investments (of which 36.8% we consider to be unitranche debt investments (including “last out” portions of such loans)), 8.3% second lien senior secured debt investments, 6.7%, preferred equity investments, and 1.3% common equity investments.

As of September 30, 2023, our weighted average total yield of the portfolio at fair value and amortized cost was 11.9% and 11.9%, respectively, and our weighted average yield of accruing debt and income producing securities at fair value and amortized cost was 12.1% and 12.1%, respectively. As of September 30, 2023, the weighted average spread of total debt investments was 6.1%.

As of September 30, 2023, we had investments in 102 portfolio companies with an aggregate fair value of $2.9 billion. As of September 30, 2023, we had net leverage of 0.74x debt-to-equity.

We expect the pace of our originations to vary with the pace of repayments and the pace at which we raise funds in our public and private offerings. Currently, uncertainty around the pace of inflation growth, in conjunction with elevated interest rates and slowing global gross domestic product growth continue to weigh on merger and acquisitions, though activity has picked up from earlier in the year. We have seen more new deal opportunities from refinancings, add-on acquisitions and buyout activity over the quarter; however, because we have continued to raise funds in our public and private offerings, the pace of our originations is strong and the credit quality of our portfolio has been consistent. We continue to focus on investing in industries we view as recession resistant and that we are familiar with, including service oriented sectors such as software and healthcare and on additional financings to our existing borrowers. Blue Owl serves as the administrative agent on many of our investments and the majority of our investments are supported by sophisticated financial sponsors who provide operational and financial resources. In addition, the current lending environment is favorable to direct lenders, which gives us the ability to structure the terms and spreads of such deals to include wider spreads, lower loan to values, extended call protection, attractive leverage profiles and credit protection. We are continuing to monitor the effect that market volatility, including as a result of an elevated interest rate environment may have on our portfolio companies and our investment activities.

Many of the companies in which we invest have experienced relief and are experiencing improved profitability from earlier supply chain disruptions and elements of geopolitical, economic and financial market instability. In addition, we have seen a moderation in input costs which has helped to offset the impact of rising rates and support growth. These companies are continuing to see solid demand with modest growth in both revenues and EBITDA. However, in the event that the U.S. economy enters into a recession, it is possible that the results of some of the middle market companies similar to those in which we invest could experience deterioration. While we are not seeing signs of an overall, broad deterioration in our results or those of our portfolio companies at this time, there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results.

The table below presents our investment activity for the following period (information presented herein is at par value unless otherwise indicated).

	For the Three Months Ended September 30,
($ in thousands)	2023	2022
New investment commitments
Gross originations	$632,311	$800,383
Less: Sell downs	(7,313)	—

Total new investment commitments	$624,998	$800,383

Principal amount of investments funded:
First-lien senior secured debt investments	$548,985	$601,828
Second-lien senior secured debt investments	7,572	55,875
Preferred equity investments	—	71,791
Common equity investments	7,500	16,554

Total principal amount of investments funded	$564,057	$746,048

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(21,176)	$—
Second-lien senior secured debt investments	(7,187)	—
Unsecured debt investments	—	—
Preferred equity investments	(11,800)	—
Common equity investments	—	—

Total principal amount of investments sold or repaid	$(40,163)	$—

Number of new investment commitments in new portfolio companies(1)	29	13
Average new investment commitment amount in new portfolio companies(1)	$19,397	$61,568
Weighted average term for new debt investment commitments (in years)	5.8	6.7
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—%	—%
Weighted average interest rate of new debt investment commitments(2)	11.3%	10.0%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.9%	6.2%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.40% as of September 30, 2023 or 3-month LIBOR, which was 3.75%, as of September 30, 2022.

The table below presents our investments at amortized cost and fair value as of the following periods:

	As of		As of
	September 30, 2023		December 31, 2022
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments(1)	$2,374,884	$2,388,981	$1,559,332	$1,558,578
Second-lien senior secured debt investments	241,459	236,794	235,671	$226,686
Preferred equity investments(2)	199,067	190,867	185,520	$181,670
Common equity investments	37,504	38,410	29,967	$29,935

Total Investments	$2,852,914	$2,855,052	$2,010,490	$1,996,869

(1)	36.8% and 47.3% of which we consider unitranche loans as of September 30, 2023 and December 31, 2022, respectively.
(2)	Includes equity investment in LSI Financing 1 DAC (“LSI Financing”).

We use GICs for classifying the industry groupings of our portfolio companies. The table below presents the industry composition of investments based on fair value as of the following periods:

	As of
	September 30, 2023	December 31, 2022
Aerospace & Defense	2.1%	2.2%
Application Software	15.9%	18.2%
Banks	2.1%	—%
Beverages	1.7%	2.5%
Buildings & Real Estate	0.7%	1.0%
Building Products	0.4%	—%
Commercial Services & Supplies	4.4%	5.1%
Construction & Engineering	0.6%	0.5%
Containers & Packaging	0.9%	1.1%
Diversified Consumer Services	1.3%	1.5%
Diversified Financial Services	3.0%	2.5%
Electrical Equipment	3.5%	5.0%
Energy Equipment & Services	0.2%	—%
Food & Staples Retailing	5.4%	7.5%
Health Care Equipment & Supplies	0.9%	0.2%
Health Care Providers & Services	2.7%	3.1%
Health Care Technology	11.7%	10.9%
Insurance	7.3%	3.8%
IT Services	7.0%	6.9%
Life Sciences Tools & Services	2.0%	0.3%
Pharmaceuticals(1)	0.8%	0.6%
Professional Services	4.3%	0.4%
Real Estate Management & Development	2.6%	1.2%
Road & Rail	—%	0.2%
Specialty Retail	—%	2.0%
Systems Software	18.5%	23.3%

Total	100.0%	100.0%

(1)	Includes equity investment in LSI Financing.

We classify the industries of our portfolio companies be end-market (such as health care technology) and not by the product or services (such as software) directed to those end-markets.

The table below presents investments by geographic composition based on fair value as of the following periods:

	As of
	September 30, 2023	December 31, 2022
United States:
Midwest	14.3%	12.0%
Northeast	23.4%	25.9%
South	29.4%	35.2%
West	21.9%	21.7%
International	11.0%	5.2%

Total	100.0%	100.0%

The table below presents the weighted average yields and interest rates of our investments at fair value as of the following periods:

	As of
	September 30, 2023	December 31, 2022
Weighted average total yield of portfolio	11.9%	11.0%
Weighted average total yield of debt and income producing securities	12.1%	11.2%
Weighted average interest rate of debt securities	11.4%	6.2%
Weighted average spread over base rate of all floating rate investments	6.1%	6.2%

The weighted average yield of our accruing debt and income producing securities is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount and loan origination fees, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.

Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;

•	periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other companies in the portfolio company’s industry; and

•	review of monthly or quarterly financial statements and financial projections for portfolio companies.

As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser will rate the credit risk of all investments on a scale of 1 to 5.

This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1	Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;

2	Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;

3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;

4	Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and

5	Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated 3, 4 or 5, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.

The Adviser has built out its portfolio management team to include workout experts who closely monitor our portfolio companies and who, on at least a quarterly basis, assess each portfolio company’s operational and liquidity exposure and outlook to understand and mitigate risks; and, on at least a monthly basis, evaluates existing and newly identified situations where operating results are deviating from expectations. As part of its monitoring process, the Adviser focuses on projected liquidity needs and where warranted, re-underwriting credits and evaluating downside and liquidation scenarios.

The Adviser focuses on downside protection by leveraging existing rights available under our credit documents; however, for investments that are significantly underperforming or which may need to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Technology Lending Investment Committee.

The table below presents the composition of our portfolio on the 1 to 5 rating scale as of the following periods:

	As of		As of
	September 30, 2023		December 31, 2022
Investment Rating	Fair Value	Percentage	Fair Value	Percentage
($ in thousands)
1	$52,382	1.8%	$27,333	1.4%
2	2,784,121	97.5%	1,949,995	97.6%
3	18,549	0.7%	19,541	1.0%
4	—	—%	—	—%
5	—	—%	—	—%

Total	$2,855,052	100.0%	$1,996,869	100.0%

The table below presents the amortized cost of our performing and non-accrual debt investments as of the following periods:

	As of		As of
	September 30, 2023		December 31, 2022
($ in thousands)	Amortized Cost	Percentage	Amortized Cost	Percentage
Performing	$2,616,343	100.0%	$1,795,003	100.0%
Non-accrual	—	—%	$—	—%

Total	$2,616,343	100.0%	$1,795,003	100.0%

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Results of Operations

The table below presents the operating results for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Total Investment Income	$78,994	$35,696	$204,459	$45,872
Less: Net operating expenses	(36,901)	(11,869)	(95,811)	(15,049)

Net Investment Income (Loss) Before Taxes	42,093	23,827	108,648	30,823
Less: Excise taxes	(175)	(225)	(205)	(225)

Net Investment Income (Loss) After Taxes	$41,918	$23,602	$108,443	$30,598

Net change in unrealized gain (loss)	10,420	(3,020)	15,301	(14,623)
Net realized gain (loss)	525	420	447	(106)

Net Increase (Decrease) in Net Assets Resulting from Operations	$52,863	$21,002	$124,191	$15,869

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. Additionally, although we were initially capitalized on September 30, 2021, we commenced operations and began investing activities in May 2022. As a result, comparisons may not be meaningful.

Investment Income

The table below presents investment income for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Interest income	$66,714	$28,128	$168,614	$35,398
PIK interest income	5,111	2,122	13,021	3,337
PIK dividend income	3,520	2,874	14,888	3,926
Dividend Income	2,539	—	5,585	—
Other income	1,110	2,572	2,351	3,211

Total Investment Income	$78,994	$35,696	$204,459	$45,872

We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interest obtained in connection with originated loans, such as options, warrants, or conversion rights.

For the three months ended September 30, 2023 and 2022

Investment income increased by $43.3 million for the three months ended September 30, 2023 primarily due to an increase in interest income as a result of an increase in our investment portfolio which increased from $1.7 billion as of September 30, 2022 to $2.9 billion as of September 30, 2023. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. PIK interest represented approximately 6.5% and 5.9% of investment income for the three months ended September 30, 2023 and 2022, respectively. PIK dividend income represented approximately 4.5% and 8.1% of investment income for the three months ended September 30, 2023 and 2022, respectively. Dividend income increased by $2.5 million period-over-period driven by an increase in our portfolio of dividend income-producing investments. Other income decreased by $1.5 million period-over-period due a decrease in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments. Additionally, although we were initially capitalized on September 30, 2021, we commenced operations and began investing activities in May 2022. As a result, comparisons may not be meaningful.

For the nine months ended September 30, 2023 and 2022

Investment income increased by $158.6 million for the nine months ended September 30, 2023 primarily due to an increase in interest income as a result of an increase in our investment portfolio which increased from $1.7 billion as of September 30, 2022 to $2.9 billion as of September 30, 2023. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. PIK interest represented approximately 6.4% and 7.3% of investment income for the nine months ended September 30, 2023 and 2022, respectively. PIK dividend income represented approximately 7.3% and 8.6% of investment income for the nine months ended September 30, 2023 and 2022, respectively. Dividend income increased by $5.6 million period-over-period driven by an increase in our portfolio of dividend income-producing investments. Other income decreased by $0.9 million period-over-period due a decrease in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments. Additionally, although we were initially capitalized on September 30, 2021, we commenced operations and began investing activities in May 2022. As a result, comparisons may not be meaningful.

Expenses

The table below presents expenses for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Offering costs	$31	$—	$34	$—
Interest expense	23,320	11,628	63,785	14,981
Management fees	4,364	1,964	11,285	2,242
Capital gains incentive fees	329	—	329	—
Performance based incentive fees	6,061	3,000	15,569	3,853
Professional fees	827	—	1,433	—
Directors’ fees	196	—	326	—
Shareholder servicing fees	682	67	1,481	68
Other general and administrative	1,091	—	1,569	—

Total Operating Expenses	36,901	16,659	95,811	21,144

Management fees waived	—	(1,964)	—	(2,242)
Incentive fees waived	—	(3,000)	—	(3,853)
Expense support	—	—	—	(174)
Recoupment of expense support	—	174	—	174

Net Operating Expenses	$36,901	$11,869	$95,811	$15,049

Under the terms of the Administration Agreement, we reimburse the Adviser for services performed for us. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we reimburse the Adviser for any services performed for us by such affiliate or third party.

For the three months ended September 30, 2023 and 2022

Net operating expenses, increased by $25.0 million for three months ended September 30, 2023 due to an increase in interest expense, management fees, performance based incentive fees and other expenses of $11.7 million, $4.3 million, $6.1 million, and $2.9 million, respectively. The increase in interest expenses was driven by an increase in average daily borrowings to $1.1 billion from $736.8 million period over period. The increase in management fees was driven by growth in the net asset value of the portfolio and termination of management fee waivers period-over-period. The increase in incentive fees was due to higher pre-incentive fee net investment income and termination of incentive fee waivers period-over-period. The increase in professional fees, director’s fees and other general and administrative expenses was driven by an amendment to the Expense Deferral Agreement period over period. Although we were initially capitalized on September 30, 2021, we commenced operations and began investing activities in May 2022. As a result, comparisons may not be meaningful.

For the nine months ended September 30, 2023 and 2022

Net operating expenses, increased by $80.8 million for nine months ended September 30, 2023 due to an increase in interest expense, management fees, performance based incentive fees and other expenses of $48.8 million, $11.3 million, $15.6 million, and $5.1 million, respectively. The increase in interest expenses was driven by an increase in average daily borrowings to $1.0 billion from $487.7 million period over period. The increase in management fees was driven by growth in the net asset value of the portfolio and termination of management fee waivers period-over-period. The increase in incentive fees was due to higher pre-incentive fee net investment income and termination of incentive fee waivers period-over-period. The increase in professional fees, director’s fees and other general and administrative expenses was driven by an amendment to the Expense Deferral Agreement period over period. Although we were initially capitalized on September 30, 2021, we commenced operations and began investing activities in May 2022. As a result, comparisons may not be meaningful.

Income Taxes, Including Excise Taxes

We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from U.S. federal income taxes at corporate rates.

Depending on the level of taxable income earned in a tax year, we can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.

For the three and nine months ended September 30, 2023, we recorded $0.2 million and $0.2 million of U.S. federal excise tax, respectively. For the three and nine months ended September 30, 2022, we recorded $0.2 million for U.S. federal excise tax.

Net Change in Unrealized Gains (Loss) on Investments

We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. The table below presents the composition to the net change in unrealized gains (losses) for the following period:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Net change in unrealized gain (loss) on investments	$10,355	$(1,881)	$15,228	$(13,280)
Net change in translation of assets and liabilities in foreign currencies	65	(1,139)	73	(1,343)

Net Change in Unrealized Gain (Loss)	$10,420	$(3,020)	$15,301	$(14,623)

For the three months ended September 30, 2023 and 2022

The net change in unrealized gain (loss) was primarily driven by an increase in the fair value of our debt investments compared to the initial purchase price. The primary driver of our portfolio’s unrealized gain was primarily driven by a increase in the fair value of our debt investments due to current market conditions, including public market volatility, and credit spreads tightening. We were initially capitalized on September 30, 2021, we commenced operations and began investing activities in May 2022. As a result, comparisons may not be meaningful.

For the nine months ended September 30, 2023 and 2022

The primary driver of our portfolio’s unrealized gain was primarily driven by an increase in the fair value of our debt investments primarily driven by an increase in the fair value of our debt investments due to current market conditions, including public market volatility. We were initially capitalized on September 30, 2021, we commenced operations and began investing activities in May 2022. As a result, comparisons may not be meaningful.

The tables below present the ten largest contributors to the change in net unrealized gain (loss) on investments for the following periods:

Portfolio Company	For the Three Months Ended September 30, 2023
($ in thousands)
Halo Parent Newco, LLC	$2,304
Asurion, LLC	1,550
Minerva Holdco, Inc.	1,224
RealPage, Inc.	1,019
Covetrus, Inc.	678
Imprivata, Inc.	561
SailPoint Technologies Holdings, Inc.	847
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)	(632)
Securiti, Inc.	(702)
Picard Holdco, Inc.	(1,063)
Remaining Portfolio Companies	4,569

Total	$10,355

Portfolio Company	For the Nine Months Ended September 30, 2023
($ in thousands)
Asurion, LLC	3,520
Minerva Holdco, Inc.	2,578
SailPoint Technologies Holdings, Inc.	1,645
Fullsteam Operations, LLC	1,241
RealPage, Inc.	1,226
Circana Group, L.P. (fka The NPD Group, L.P.)	1,182
Delta TopCo, Inc. (dba Infoblox, Inc.)	1,135
Halo Parent Newco, LLC	(78)
Securonix, Inc.	(1,017)
Picard Holdco, Inc.	(5,664)
Remaining Portfolio Companies	9,460

Total	$15,228

The tables below present the ten largest contributors to the change in net unrealized gain (loss) on investments for the following periods:

Portfolio Company	For the Three Months Ended September 30, 2022
($ in thousands)
Barracuda Networks, Inc.	$(3,420)
Asurion, LLC	(2,566)
Minerva Holdco, Inc.	(1,487)
Help/Systems Holdings, Inc.	(974)
Five Star Lower Holding LLC	(666)
Dodge Data & Analytics LLC	(566)
CDK Global, Inc.	(371)
Imprivata, Inc.	(163)
The NPD Group, L.P.	(92)
Innovation Ventures HoldCo, LLC	(45)
Remaining Portfolio Companies	8,469

Total	$(1,881)

Portfolio Company	For the Nine Months Ended September 30, 2022
($ in thousands)
Asurion, LLC	$(5,050)
Minerva Holdco, Inc.	(4,285)
Barracuda Networks, Inc.	(3,420)
Help/Systems Holdings, Inc.	(2,262)
Dodge Data & Analytics LLC	(696)
Five Star Lower Holding LLC	(671)
RealPage, Inc.	(591)
Innovation Ventures HoldCo, LLC	(510)
Delta TopCo, Inc. (dba Infoblox, Inc.)	(445)
CDK Global, Inc.	(371)
Remaining Portfolio Companies	5,021

Total	$(13,280)

Net Realized Gains (Losses) on Investments

The table below presents the change to the realized gains and losses on sold investment portfolio companies for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Net realized gain (loss) on investments	$581	$—	$579	$17
Net realized gain (loss) on foreign currency transactions	(56)	420	(132)	(123)

Net Realized Gain (Loss)	$525	$420	$447	$(106)

Financial Condition, Liquidity and Capital Resources

Our liquidity and capital resources are generated primarily from the net proceeds of any offering of our common stock and from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. The primary uses of our cash are for (i) investments in portfolio companies and other investments and to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying or reimbursing our Adviser), (iii) debt service, repayment and other financing costs of any borrowings and (iv) cash distributions to the holders of our shares.

We may from time to time enter into additional credit facilities or issue debt securities. Additional financings could include additional SPV drop down facilities and unsecured notes. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%.

In addition, from time to time, we may seek to retire, repurchase, or exchange debt securities in open market purchases or by other means, including privately negotiated transactions, in each case dependent on market conditions, liquidity, contractual obligations, and other matters. The amounts involved in any such transactions, individually or in the aggregate, may be material. As of September 30, 2023 and December 31, 2022, our asset coverage ratio was 229.2% and 195.9%, respectively. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitment we are required to fund. As of September 30, 2023, our weighted average cost of debt was 8.0%.

As of September 30, 2023, cash, taken together with our available debt capacity, is expected to be sufficient for our investing activities and to conduct our operations in the near term. Our long-term cash needs will include principal payments on outstanding indebtedness and funding of additional portfolio investments. Funding for long-term cash need will come from unused net proceeds from financing activities. We believe that our liquidity and sources of capital are adequate to satisfy our short and long-term cash requirements. We cannot, however, be certain that these sources of funds will be available at a time and upon terms acceptable to us in sufficient amounts in the future. As of September 30, 2023, we had $278.8 million available under our credit facilities.

As of September 30, 2023, we had $48.6 million in cash. For the nine months ended September 30, 2023, we used $732.2 million in cash for operating activities, primarily as a result of funding portfolio investments of $920.4 million. Cash provided by financing activities was $752.7 million during the period, which was the result of proceeds from gross borrowings on our credit facilities of $1.1 billion, partially offset by repayments on our credit facilities of $849.0 million, and $666.8 million of proceeds from issuance of common shares.

Net Assets

Share Issuances

In connection with our formation, we have the authority to issue 3,000,000,000 common shares, $0.01 per share par value, 1,000,000,000 of which are classified as Class S common shares, 1,000,000,000 of which are classified as Class D common shares, and 1,000,000,000 of which are classified as Class I common shares. Pursuant to our Registration Statement on Form N-2 (File No. 333-260095), we registered $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock at an initial public offering price of $10.00 per share.

On September 30, 2021, we issued 100 common shares for $1,000 to OTCA, an affiliate of the Adviser.

On October 6, 2021, we received a subscription agreement totaling $50 million for the purchase of shares of our Class I common stock from Feeder FIC ORTIC and Blue Owl Holdings, entities affiliated with the Adviser. Pursuant to the terms of that subscription agreement, Feeder FIC ORTIC and Blue Owl Holdings agreed to pay for such Class I shares upon demand by one of our executive officers. Such purchase or purchases of our Class I shares were included for purposes of determining when we satisfied the minimum offering requirement.

On December 30, 2021, Feeder FIC ORTIC purchased 15,000 Class I shares at a per share price of $10.00. The purchase price of these shares sold was equal to the initial public offering price of such shares.

The shares purchased by OTCA and Feeder FIC ORTIC are subject to a lock-up pursuant to FINRA Rule 5110(e)(1) for a period of 180 days from the date of commencement of sales in our offering, and OTCA, Feeder FIC ORTIC, and Blue Owl Holdings, and their permitted assignees may not engage in any transaction that would result in the effective economic disposition of the Class I shares. In addition, OTCA will not tender the Class I shares it purchased on September 30, 2021 for repurchase as long as our Adviser remains the investment adviser of the Company. There is no current intention for our Adviser to discontinue its role.

The tables below present transactions with respect to shares of our common stock for the following period:

	For the Three Months Ended September 30, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	9,094,620	$93,388	915,792	$9,326	2,063,566	$21,068	12,073,978	$123,782
Shares/gross proceeds from the private placements	—	—	—	—	16,766,571	171,110	16,766,571	171,110
Reinvestment of distributions	313,503	3,200	12,098	124	1,037,611	10,587	1,363,212	13,911
Repurchased shares	(56,519)	(581)	(5,090)	(52)	(3,802,783)	(39,093)	(3,864,392)	(39,726)

Total shares/gross proceeds	9,351,604	$96,007	922,800	$9,398	16,064,965	$163,672	26,339,369	$269,077
Sales load	—	(473)	—	—	—	—	—	(473)

Total shares/net proceeds	9,351,604	$95,534	922,800	$9,398	16,064,965	$163,672	26,339,369	$268,604

	For the Nine Months Ended September 30, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	23,327,176	$237,937	1,956,913	$19,857	7,187,490	$72,863	32,471,579	$330,657
Shares/gross proceeds from the private placements	—	—	—	—	33,159,561	337,258	33,159,561	337,258
Reinvestment of distributions	696,870	7,148	20,460	211	3,078,216	31,628	3,795,546	38,987
Repurchased shares	(292,344)	(2,970)	(10,016)	(102)	(9,329,962)	(95,069)	(9,632,322)	(98,141)

Total shares/gross proceeds	23,731,702	242,115	1,967,357	19,966	34,095,305	346,680	59,794,364	608,761
Sales load	—	(1,099)	—	—	—	—	—	(1,099)

Total shares/net proceeds	23,731,702	$241,016	1,967,357	$19,966	34,095,305	$346,680	59,794,364	$607,662

	For the Three Months Ended September 30, 2022
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	5,154,115	$51,703	—	$—	975,702	$9,625	6,129,817	$61,328
Shares/gross proceeds from the private placements	—	—	—	—	16,335,421	162,488	16,335,421	162,488
Reinvestment of distributions	10,306	103	—	—	512,386	5,103	522,692	5,206
Repurchased shares	—	—	—	—	(675,034)	(6,703)	(675,034)	(6,703)

Total shares/gross proceeds	5,164,421	51,806	—	—	17,148,475	170,513	22,312,896	222,319
Sales load	—	(326)	—	—	—	—	—	(326)

Total shares/net proceeds	5,164,421	$51,480	—	$—	17,148,475	$170,513	22,312,896	$221,993

	For the Nine Months Ended September 30, 2022
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	5,229,416	$52,457	—	$—	5,960,702	$59,475	11,190,118	$111,932
Shares/gross proceeds from the private placements	—	—	—	—	70,346,774	702,379	70,346,774	702,379
Reinvestment of distributions	10,306	103	—	—	611,508	6,090	621,814	6,193
Repurchased shares	—	—	—	—	(675,034)	(6,703)	(675,034)	(6,703)

Total shares/gross proceeds	5,239,722	52,560	—	—	76,243,950	761,241	81,483,672	813,801
Sales load	—	(330)	—	—	—	—	—	(330)

Total shares/net proceeds	5,239,722	$52,230	—	$—	76,243,950	$761,241	81,483,672	$813,471

In accordance with our share pricing policy, we will modify our public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we will not sell shares at a net offering price below the net asset value per share unless we obtain the requisite approval from our shareholders.

The changes to our offering price per share since the commencement of our initial continuous public offering and associated effective dates of such changes were as follows:

For the Three and Nine Months Ended September 30, 2023
	Class S			Class D			Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 1, 2023	$10.02	$—	$10.02	$10.02	$—	$10.02	$10.02	$—	$10.02
February 1, 2023	$10.17	$—	$10.17	$10.17	$—	$10.17	$10.17	$—	$10.17
March 1, 2023	$10.15	$—	$10.15	$10.15	$—	$10.15	$10.15	$—	$10.15
April 3, 2023	$10.12	$—	$10.12	$10.12	$—	$10.12	$10.12	$—	$10.12
May 1, 2023	$10.15	$—	$10.15	$10.15	$—	$10.15	$10.15	$—	$10.15
June 1, 2023	$10.11	$—	$10.11	$10.11	$—	$10.11	$10.11	$—	$10.11
July 1, 2023	$10.14	$—	$10.14	$10.14	$—	$10.14	$10.14	$—	$10.14
August 1, 2023	$10.21	$—	$10.21	$10.21	$—	$10.21	$10.21	$—	$10.21
September 1, 2023	$10.26	$—	$10.26	$10.26	$—	$10.26	$10.26	$—	$10.26

(1)	Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2)	Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

For the Three and Nine Months Ended September 30, 2022
	Class S			Class D			Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
Initial offering price	$—	$—	$—	$—	$—	$—	10.00	$—	10.00
June 1, 2022	$9.96	$—	$9.96	$9.96	$—	$9.96	$9.96	$—	$9.96
July 1, 2022	$9.81	$—	$9.81	$9.81	$—	$9.81	$9.81	$—	$9.81
August 1, 2022	$10.00	$—	$10.00	$10.00	$—	$10.00	$10.00	$—	$10.00
September 1, 2022	$10.03	$—	$10.03	$10.04	$—	$10.04	$10.04	$—	$10.04

(1)	Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2)	Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

Distributions

Subject to our Board’s discretion, we intend to authorize and declare monthly distribution amounts per share of common stock, payable monthly in arrears.

The tables below present cash distributions per share that were declared for the following periods:

For the Three and Nine Months Ended September 30, 2023
Declaration Date(1)	Record Date	Payment Date	Distribution Per Share(2)	Distribution Amount(3)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 22, 2022	January 31, 2023	February 24, 2023	$0.07550	$1,010	$19	$6,766
January 25, 2023	January 31, 2023	February 24, 2023	0.07478	909	19	6,746
February 21, 2023	February 28, 2023	March 23, 2023	0.07478	1,019	27	7,110
March 22, 2023	March 31, 2023	April 26, 2023	0.07478	1,137	38	7,193
April 25, 2023	April 30, 2023	May 23, 2023	0.07478	1,296	45	7,464
May 22, 2023	May 31, 2023	June 26, 2023	0.07478	1,441	53	7,737
June 23, 2023	June 30, 2023	July 26, 2023	0.07478	1,702	83	7,916
June 23, 2023	July 31, 2023	August 22, 2023	0.07478	1,878	119	8,364
August 8, 2023	August 31, 2023	September 26, 2023	0.07478	1,999	138	8,893
August 8, 2023	September 30, 2023	October 26, 2023	0.07478	2,333	151	9,116

		Total	$0.74852	$14,724	$692	$77,305

(1)

On June 23, 2023 the Company’s board of directors declared a special distribution of $0.02 per share, payable on or before November 30, 2023 to shareholders of record as of October 31, 2023. On August 8, 2023, the Company’s board of directors declared a distribution of $0.07478 per share, payable on or before November 30, 2023 to shareholders of record as of October 31, 2023.

(2)	Distributions per share are gross of shareholder servicing fees.
(3)	Distribution amounts are net of shareholder servicing fees.

For the Three and Nine Months Ended September 30, 2022
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
May 3, 2022	May 31, 2022	June 23, 2022	$0.04583	$—	$—	$2,449
June 24, 2022	June 30, 2022	July 26, 2022	0.05810	4	—	3,435
July 25, 2022	July 31, 2022	August 24, 2022	0.06131	70	—	4,044
August 23, 2022	August 31, 2022	September 26, 2022	0.06458	169	—	4,511
September 26, 2022	September 30, 2022	October 26, 2022	0.07112	336	—	5,424

		Total	$0.30094	$579	$—	$19,863

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Distribution amounts are net of shareholder servicing fees.

We have adopted a distribution reinvestment plan pursuant to which shareholders (except for residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont and Washington investors and clients of participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash.

We may fund our cash distributions to shareholders from any source of funds available to us, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.

The tables below presents the source of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock for the following periods:

	For the Nine Months Ended September 30, 2023
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.84015	$108,443	117.0%
Net realized gain (loss) on investments	0.00365	579	0.6%
Distributions in excess of (undistributed) net investment income	(0.09528)	(16,301)	(17.6)%

Total	$0.74852	$92,721	100.0%

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

	For the Nine Months Ended September 30, 2022
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.45730	$30,598	149.7%
Net realized gain (loss) on investments	0.00021	17	0.1%
Distributions in excess of (undistributed) net investment income	(0.15657)	$(10,173)	(49.8)%

Total	$0.30094	$20,442	100.0%

(1)	Distributions per share are gross of shareholder servicing fees.
(2)	Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Share Repurchases

The Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares.

We have commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its outstanding shares of common stock.

Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct periodic repurchase offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

The table below presents our share repurchase activity:

For the Three and Nine Months Ended September 30, 2023
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 28, 2023	I	March 31, 2023	$35,173	$10.12	3,475,640
February 28, 2023	S	March 31, 2023	965	$10.12	95,317
May 25, 2023	I	June 30, 2023	20,802	$10.14	2,051,539
May 25, 2023	S	June 30, 2023	1,425	$10.14	140,508
May 25, 2023	D	June 30, 2023	50	$10.14	4,926
August 24, 2023	I	September 30,2023	39,093	$10.28	3,802,783
August 24, 2023	S	September 30, 2023	581	$10.28	56,519
August 24, 2023	D	September 30, 2023	52	$10.28	5,090

		Total	$98,141		9,632,322

For the Three and Nine Months Ended September 30, 2022
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
August 25, 2022	I	September 30, 2022	$6,703	$9.93	675,034

		Total	$6,703		675,034

Debt

Aggregate Borrowings

The tables below present our debt obligations as of the following periods:

	As of
	September 30, 2023
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$800,000	$558,641	$241,359	$(3,964)	$554,677
SPV Asset Facility I	750,000	520,000	7,536	(4,241)	515,759
SPV Asset Facility II	250,000	70,000	29,938	(2,463)	67,537
Series 2023A Notes	100,000	100,000	—	(954)	99,046

Total Debt	$1,900,000	$1,248,641	$278,833	(11,622)	$1,237,019

(1)	The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

	As of
	December 31, 2022
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$750,000	$415,229	$18,647	$(4,567)	$410,661
SPV Asset Facility I	1,000,000	614,000	2,867	(6,747)	607,253

Total Debt	$1,750,000	$1,029,229	$21,514	(11,314)	$1,017,914

(1)	The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

The table below presents the components of interest expense for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Interest expense(1)	$22,286	$10,946	$61,350	$13,334
Amortization of debt issuance costs	1,034	682	2,435	1,044

Total Interest Expense	$23,320	$11,628	$63,785	$14,378

Average interest rate(2)(3)	8.1%	5.9%	8.0%	6.5%
Average daily outstanding borrowings(2)	$1,090,906	$736,753	$1,015,131	$487,736

(1)

Prior period interest expense excludes approximately $0.6 million of financing fees incurred in connection with the Macquarie warehouse agreements prior to the commencement of operations on May 2, 2022.

(2)	Prior period averages reflect the period from May 2, 2022, the date of the agreement, through September 30, 2022.
(3)	Averages are calculated based on annualized amounts.

The table below presents information about our senior securities as of the following periods:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Revolving Credit Facility
September 30, 2023 (unaudited)	$558.6	2,292.1	—	N/A
December 31, 2022	415.2	1,958.8	—	N/A
SPV Asset Facility I
September 30, 2023 (unaudited)	$520.0	2,292.1	—	N/A
December 31, 2022	614.0	1,958.8	—	N/A
SPV Asset Facility II
September 30, 2023 (unaudited)	$70.0	2,292.1	—	N/A
June 2026 Notes
September 30,2023 (unaudited)	$100.0	2,292.1	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

Promissory Note

On October 6, 2021, we as borrower, entered into a Loan Agreement (the “FIC Agreement”) with Owl Rock Feeder FIC LLC (“Feeder FIC”), an affiliate of our investment adviser, as lender, to enter into revolving promissory notes (the “Promissory Note”) to borrow up to an aggregate of $100.0 million from Feeder FIC. Under the FIC Agreement, we could re-borrow any amount repaid; however, there is no funding commitment between Feeder FIC and us.

On March 23, 2022, we entered into an amendment to the FIC Agreement to change the manner in which interest is calculated.

The interest rate on amounts borrowed pursuant to the Promissory Note prior to March 23, 2022 was based on the lesser of the rate of interest for an ABR Loan or a Eurodollar Loan under the Credit Agreement dated as of April 15, 2021, as amended or supplemented from time to time, by and among Blue Owl Credit Advisors LLC, an affiliate of the Adviser, as borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent.

The interest rate on amounts borrowed pursuant to the Promissory Notes after March 23, 2022 was based on the lesser of the rate of interest for a SOFR Loan or an ABR Loan under the Credit Agreement dated as of December 7, 2021, as amended or supplemented from time to time, by and among Blue Owl Finance LLC, as Borrower, Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP as Parent Guarantors, the Subsidiary Guarantors party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents and MUFG Bank, Ltd., as Administrative Agent.

The unpaid principal balance of any Promissory Note and accrued interest thereon is payable by us from time to time at our discretion but immediately due and payable upon 120 days written notice by Feeder FIC, and in any event due and payable in full no later than February 28, 2023. We intend to use the borrowed funds to make investments in portfolio companies consistent with its investment strategies.

On June 22, 2022, we and Feeder FIC, as lender, entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the FIC Agreement was terminated. Upon execution of the termination agreement, there were no amounts outstanding under the FIC Agreement or the Promissory Notes.

Revolving Credit Facility

On May 2, 2022, we entered into a Senior Secured Credit Agreement (the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include us, as Borrower, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), Sumitomo Mitsui Banking Corporation as Administrative Agent, Sumitomo Mitsui Banking Corporation, as Sole Bookrunner and a Joint Lead Arranger, Truist Securities, Inc., as a Joint Lead Arranger, and Truist Bank as Documentation Agent.

The Revolving Credit Facility is guaranteed by each of OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, each a subsidiary of ours, and will be guaranteed by certain domestic subsidiaries of ours that are formed or acquired by us in the future (collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.

The maximum principal amount of the Revolving Credit Facility is $800 million (increased from $400.0 million to $725.0 million on June 22, 2022, from $725 million to $750 million on November 14, 2022 and from $750 million to $800 million on July 12, 2023), subject to availability under the borrowing base, which is based on our portfolio investments and other outstanding indebtedness. The amount available for borrowing under the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $1.75 billion through the exercise by the Company of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200 million limit for swingline loans, with the aggregate principal amount of outstanding swingline loans of any swingline lender being limited to up to $50 million, and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by us and each Guarantor, subject to certain exceptions.

The availability period under the Revolving Credit Facility will terminate on May 1, 2026 (“Commitment Termination Date”) and the Revolving Credit Facility will mature on April 30, 2027 (“Maturity Date”). During the period from the Commitment Termination Date to the Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.

We may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Revolving Credit Facility in U.S. dollars will bear interest at either term SOFR plus a margin, or the prime rate plus a margin. We may elect either the term SOFR or prime rate at the time of drawdown, and loans denominated in U.S. dollars may be converted from one rate to another at any time at our option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility in other permitted currencies will bear interest at the relevant rate specified therein plus an applicable margin. We will also pay a fee of 0.375% on average daily undrawn amounts under the Revolving Credit Facility.

The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of us and our subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00, measured at the last day of any fiscal quarter.

SPV Asset Facility I

On April 27, 2022, Tech Income Funding I LLC (“Tech Income Funding I”), a Delaware limited liability company and a newly formed subsidiary of ours entered into a Credit Agreement( the “SPV Asset Facility I” among Tech Income Funding I, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian. On May 6, 2022 (the “SPV Asset Facility I Closing Date”), in connection with SPV Asset Facility I, Tech Income Funding I entered into a Margining Agreement (the “Margining Agreement”), with Goldman Sachs Bank USA, as Administrative Agent. The following describes the terms of the SPV Asset Facility I as amended through July 31, 2023 (the “SPV Asset Facility I Amendment Date”).

Following the SPV Asset Facility I Amendment Date, from time to time, we expect to sell and contribute certain investments to Tech Income Funding I pursuant to a Sale and Contribution Agreement by and between us and Tech Income Funding I. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility I will be used to finance the origination and acquisition of eligible assets by Tech Income Funding I, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Tech Income Funding I through our ownership of Tech Income Funding I. The maximum principal amount which may be borrowed under the SPV Asset Facility I is $750 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding I’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.

The SPV Asset Facility I provides for the ability to draw and redraw revolving loans under the SPV Asset Facility I for a period of up to three years after the SPV Asset Facility I Closing Date. Unless otherwise terminated, the SPV Asset Facility I will mature on May 6, 2027 (the “SPV Asset Facility I Stated Maturity”). Prior to the PV Asset Facility I Stated Maturity, proceeds received by Tech Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, applied to reinvest in additional eligible assets (for a period of up to three years after the SPV Asset Facility I Closing Date, subject to certain conditions) and the excess interest may be returned to the Company, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Tech Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us. The SPV Asset Facility I may be permanently reduced, in whole or in part, at the option of Tech Income Funding I subject to payment of a premium for a period of time.

Amounts drawn bear interest at a reference rate (initially term SOFR) plus a spread of 2.75% and the spread is payable on the amount by which the undrawn amount exceeds a minimum threshold, initially zero and ramping to 70% of the commitment amount. The undrawn amount of the commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum. Certain additional fees are payable on each payment date to Goldman Sachs as Administrative Agent. In addition, under the SPV Asset Facility I Margining Agreement and the SPV Asset Facility I, Tech Income Funding I is required to post cash margin (or in certain cases, additional eligible assets) to the Administrative Agent if a borrowing base deficiency occurs or if the weighted average price gap (as defined in the SPV Asset Facility I Margining Agreement), which is a measure of the excess of the aggregate market value assigned by the Administrative Agent to Tech Income Funding I’s assets over the total amount drawn under the SPV Asset Facility I, falls below a threshold level.

The SPV Asset Facility I contains customary covenants, including certain maintenance covenants, and events of default. The SPV Asset Facility I will be secured by a perfected first priority security interest in the assets of Tech Income Funding I and on any payments received by Tech Income Funding I in respect of those assets. Assets pledged to the SPV Asset Facility I Lenders will not be available to pay our debts.

Borrowings of Tech Income Funding I LLC are considered our borrowing for purposes of complying with the asset coverage requirements under the 1940 Act.

SPV Asset Facility II

On May 31, 2023 (the “SPV Asset Facility II Closing Date”), Tech Income Funding II LLC (“Tech Income Funding II”), a Delaware limited liability company and newly formed subsidiary of ours, entered into a Credit and Security Agreement (the “SPV Asset Facility II”), with Tech Income Funding II LLC, as Borrower, us, as Collateral Manager and Equityholder, Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent and Collateral Administrator, Alter Domus (US) LLC as Custodian, the lenders from time to time parties thereto (the “Lenders”) and the group agents from time to time parties thereto.

From time to time, we expect to sell and contribute certain investments to Tech Income Funding II pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility II Closing Date, by and between us and Tech Income Funding II. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility II will be used to finance the origination and acquisition of eligible assets by Tech Income Funding II, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Tech Income Funding II through its ownership of Tech Income Funding II. The maximum principal amount of the SPV Asset Facility II is $250 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Tech Income Funding II’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.

The SPV Asset Facility II provides for the ability to draw and redraw revolving loans under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Closing Date (the “Reinvestment Period”) unless the Reinvestment Period is terminated sooner as provided in the SPV Asset Facility II. Unless otherwise terminated, the SPV Asset Facility II will mature two years after the last day of the Reinvestment Period (the “SPV Asset Facility II Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility II Closing Date, Tech Income Funding II may owe a prepayment penalty. Prior to the SPV Asset Facility II Stated Maturity, proceeds received by Tech Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility II Stated Maturity, Tech Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us. The credit facility may be permanently reduced, in whole or in part, at the option of Tech Income Funding II.

Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn in Canadian dollars are benchmarked to CDOR, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the SPV Asset Facility II Applicable Margin. The “SPV Asset Facility II Applicable Margin” is 3.05%. Tech Income Funding II will also pay the Administrative Agent certain fees (and reimburse certain expenses) in connection with its role.

From the SPV Asset Facility II Closing Date to the SPV Asset Facility II Commitment Termination Date, Tech Income Funding II will pay certain unused fees subject to average utilization rates. The SPV Asset Facility II contains customary covenants, including certain maintenance covenants and customary events of default. The SPV Asset Facility II is secured by a perfected first priority security interest in the assets of Tech Income Funding II and on any payments received by Tech Income Funding II in respect of those assets. Assets pledged to the lenders under the SPV Asset Facility II will not be available to pay our debts.

Borrowings of Tech Income Funding II are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

Series 2023A Notes

On July 6, 2023, we entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $100 million in aggregate principal amount of Series 2023A Notes, due July 6, 2026, with a fixed interest rate of 8.25% per year (the “Series 2023A Notes”), to qualified institutional investors in a private placement. The Series 2023A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of ours.

Interest on the Series 2023A Notes will be due semiannually on January 6 and July 6 each year, beginning on January 6, 2024. The Series 2023A Notes may be redeemed in whole or in part at any time or from time to time at our option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, we are obligated to offer to prepay the Series 2023A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023A Notes are general unsecured obligations of ours that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of our status as a BDC within the meaning of the 1940 Act, a minimum net worth of $347.1 million and a minimum asset coverage ratio of 1.50 to 1.00.

In addition, in the event that a Below Investment Grade Event (as defined in the Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.

The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of ours, certain judgments and orders and certain events of bankruptcy.

Off-Balance Sheet Arrangements

Portfolio Company Commitments

From time to time, we may enter into commitments to fund investments. We had the following outstanding commitments to fund investments in current portfolio companies as of the following periods:

		As of
Portfolio Company	Investment	September 30, 2023	December 31, 2022
($ in thousands)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	$3,011	$—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	1,515	1,515
AmeriLife Holdings LLC	First lien senior secured revolving loan	1,894	2,273
Anaplan, Inc.	First lien senior secured revolving loan	6,481	6,481
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	11,285	16,366
Appfire Technologies, LLC	First lien senior secured revolving loan	1,633	1,539
Armstrong Bidco Limited	First lien senior secured delayed draw term loan	—	3,734
Athenahealth Group Inc.	First lien senior secured delayed draw term loan	—	870
Avalara, Inc.	First lien senior secured revolving loan	2,273	2,273
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	3,077	—
Bamboo US BidCo LLC	First lien senior secured revolving loan	4,103	—
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured delayed draw term loan	124	195
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	246	246
Certinia, Inc.	First lien senior secured revolving loan	5,882	—
Circana Group, L.P. (fka The NPD Group, L.P.)	First lien senior secured revolving loan	7,429	7,973
Community Brands ParentCo, LLC	First lien senior secured delayed draw term loan	750	750
Community Brands ParentCo, LLC	First lien senior secured revolving loan	375	375
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	70	—
Coupa Holdings, LLC	First lien senior secured revolving loan	54	—
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	91	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	344	—
Entrata, Inc.	First lien senior secured revolving loan	3,941	—
Finastra USA, Inc.	First lien senior secured revolving loan	4,940	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	—	19,934
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secured delayed draw term loan	7,600	7,600
Grayshift, LLC	First lien senior secured revolving loan	5,806	5,806
Hyland Software, Inc.	First lien senior secured revolving loan	1,919	—
Hyperion Refinance S.a.r.l (dba Howden Group)	First lien senior secured delayed draw term loan	—	17,714
Iconic IMO Merger Sub, Inc.	First lien senior secured delayed draw term loan	3,623	4,963
Iconic IMO Merger Sub, Inc.	First lien senior secured revolving loan	2,085	2,010
Inovalon Holdings, Inc.	First lien senior secured delayed draw term loan	1,350	1,350
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	12,716	—
Integrated Specialty Coverages, LLC	First lien senior secured revolving loan	5,934	—
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	4,911	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	1,135	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	913	652
Kaseya Inc.	First lien senior secured delayed draw term loan	3,803	4,050
Kaseya Inc.	First lien senior secured revolving loan	3,038	4,050

		As of
Portfolio Company	Investment	September 30, 2023	December 31, 2022
ManTech International Corporation	First lien senior secured delayed draw term loan	6,698	10,400
ManTech International Corporation	First lien senior secured revolving loan	5,590	5,590
Ministry Brands Holdings, LLC	First lien senior secured delayed draw term loan	4,743	5,650
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	932	847
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	4,118	—
Omnia Partners, LLC	First lien senior secured delayed draw term loan	172	—
OneOncology LLC	First lien senior secured delayed draw term loan	5,357	—
OneOncology LLC	First lien senior secured revolving loan	2,857	—
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	534	—
Pacific BidCo Inc.	First lien senior secured delayed draw term loan	954	954
Ping Identity Holding Corp.	First lien senior secured revolving loan	2,182	2,182
Plasma Buyer LLC (dba PathGroup)	First lien senior secured delayed draw term loan	4,412	4,412
Plasma Buyer LLC (dba PathGroup)	First lien senior secured revolving loan	1,513	1,891
Rubrik, Inc.	First lien senior secured delayed draw term loan	5,876	1,857
SailPoint Technologies Holdings, Inc.	First lien senior secured revolving loan	10,896	10,896
Securonix, Inc.	First lien senior secured revolving loan	3,559	3,559
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	1,240	—
SimpliSafe Holding Corporation	First lien senior secured delayed draw term loan	5,658	7,716
Smarsh Inc.	First lien senior secured delayed draw term loan	3,333	3,333
Smarsh Inc.	First lien senior secured revolving loan	267	1,667
Talon MidCo 2 Limited (dba Tufin)	First lien senior secured delayed draw term loan	331	118
Talon MidCo 2 Limited (dba Tufin)	First lien senior secured revolving loan	1,369	1,369
TC Holdings, LLC (dba TrialCard)	First lien senior secured revolving loan	1,071	1,071
Zendesk, Inc.	First lien senior secured delayed draw term loan	14,633	14,633
Zendesk, Inc.	First lien senior secured revolving loan	6,026	6,026

Total Unfunded Portfolio Company Commitments		$208,672	$196,890

We seek to carefully consider our unfunded portfolio company commitments for the purpose of planning our ongoing financial leverage. Further, we consider any outstanding unfunded portfolio company commitments we are required to fund within the 150% asset coverage limitation. As of September 30, 2023, we believed we had adequate financial resources to satisfy the unfunded portfolio company commitments.

Warehousing Transaction with Cliffwater

On November 23, 2021, we entered into a warehouse agreement with Cliffwater to warehouse $200.0 million of loans. We and Cliffwater agreed to increase the size of the warehouse to $500.0 million to fund additional investments as needed. The warehouse agreement created a forward obligation for Cliffwater to sell and a forward obligation for us to purchase certain investments owned and held by Cliffwater at our request. We had no obligation to purchase the investments under the warehouse agreement before aggregate subscriptions for our shares reached $450.0 million. We utilized the net equity proceeds to purchase $376.1 million of funded principal with an aggregate cost of $371.0 million from Cliffwater, under a warehouse agreement, inclusive of $55.2 million of unfunded commitments. The warehouse agreement terminated upon us purchasing the last investment from Cliffwater in May 2022.

Warehouse Facility with Macquarie

On March 21, 2022, the Board approved that we may enter into multiple purchase agreements with Macquarie US Trading LLC and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”). Under the purchase agreements, we had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) we received a minimum of $450.0 million of subscriptions; and (b) the Board approved the purchase of the specific Warehouse Investments (collectively, the “Warehouse Conditions”). The Warehouse Investments consisted of newly originated, privately negotiated senior secured term loans to middle-market companies consistent with our investment strategy.

Prior to such time as we satisfied the Warehouse Conditions, our obligations under the purchase agreements were guaranteed by an affiliate of our Adviser. On May 10, 2022, conditions under the purchase agreement with Macquarie were met and we were obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment.

As of June 8, 2022, we settled the 4 warehouse investments that the Financing Providers purchased having an aggregate aggregate cost of $127.0 million. As of September 30, 2023, there were no purchase agreements outstanding with the Financing Providers.

Organizational and Offering Costs

The Adviser and its affiliates have incurred organization and offering costs on our behalf in the amount of none and $0.5 million for the three and nine months ended September 30, 2023, respectively, and $3.7 million for the period from June 22, 2021 (Inception) to September 30, 2022, of which, no organization and offering costs have been charged to us as of September 30, 2023 and September 30, 2022, respectively. Under the Investment Advisory Agreement, there will be no liability on our part for the offering or organization costs funded by the Adviser or its affiliates until we have satisfied the minimum offering requirement. At such time, the Adviser will be entitled to receive up to 1.5% of gross offering proceeds raised in our continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered.

Other Commitments and Contingencies

From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of September 30, 2023, management was not aware of any pending or threatened litigation.

Expense Deferral Agreement

On March 23, 2022, we and the Adviser entered into the expense deferral agreement (the “Expense Deferral Agreement”), under which the Adviser has agreed to incur and pay all of our expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until we met certain conditions related to the amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of our securities.

On May 9, 2023, we and the Adviser amended the Expense Deferral Agreement to provide that the Adviser’s obligation to incur and pay our expenses would cease as of April 30, 2023, and that we would repay the expenses previously incurred by the Adviser on our behalf in eighteen equal installments, upon meeting specified conditions. As of September 30, 2023 and December 31, 2022, the Adviser has incurred total expenses of $12.1 million and $8.8 million, respectively, which includes organization and offering costs of $4.6 million and $4.1 million, respectively, under the Expense Deferral Agreement. The first installment will become an obligation of ours when we reach $1.75 billion in Net Subscriptions received from the sale of our common shares, and each of the seventeen remaining installments will become an obligation of ours for each $75 million in Net Subscriptions received from the sale of our common shares thereafter. As of September 30, 2023, Net Subscriptions received from the sale of our common shares were $1.5 billion.

The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by us or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate us. However, our obligation to repay to the Adviser the expenses incurred by the Adviser on our behalf upon meeting the specified conditions will survive any termination of the agreement.

The total expenses incurred by the Adviser on behalf of the Company for the nine months ended September 30, 2023 and for the period from June 22, 2021 (Inception) to September 30, 2022 were $3.3 million and $6.5 million, respectively. There were no expenses incurred for the three months ended September 30, 2023.

Contractual Obligations

The table below presents a summary of our contractual payment obligations under our credit facilities as of September 30, 2023:

	Payments Due by Period
($ in thousands)	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Revolving Credit Facility	$554,677	$—	$—	$554,677	$—
SPV Asset Facility I	515,759	—	—	515,759	—
SPV Asset Facility II	67,537	—	—	67,537	—
Series 2023A Notes	99,046	—	99,046	—	—

Total Contractual Obligations	$1,237,019	$—	$99,046	$1,137,973	$—

Related Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Administration Agreement;

•	the Expense Support Agreement;

•	the Expense Deferral Agreement;

•	the Dealer Manager Agreement; and

•	the License Agreement.

In addition to the aforementioned agreements, we, rely on exemptive relief that has been granted to OCA and certain of its affiliates to permit us to co-invest with other funds managed by the Adviser and its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” for further details.

Critical Accounting Policies

The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies should be read in connection with our risk factors as described in Form 10-K for the fiscal year ended December 31, 2022 and in our Form 10-Q for the quarter ended March 31, 2023 in “ITEM 1A. – RISK FACTORS.”

Investments at Fair Value

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Rule 2a-5 under the 1940 Act was adopted by the SEC in January 2021 and establishes requirements for determining fair value in good faith for purposes of the 1940 Act. We complied with the mandatory provisions of Rule 2a-5 by the September 2022 compliance date. Additionally, commencing with the fourth quarter of 2022, pursuant to Rule 2a-5, the Board designated the Adviser as our valuation designee to perform fair value determinations relating to the value of assets held by us for which market quotations are not readily available.

Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of our investments, are valued at fair value as determined in good faith by our Adviser, as the valuation designee, based on, among other things, independent third-party valuation firm(s) engaged at the direction of our Adviser.

As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Board considers whether the pricing indicated by the external event corroborates its valuation.

Our Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:

•	With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;

•

With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;

•	Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;

•	Our Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;

•

Each quarter, our Adviser, as the valuation designee, provides the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, our Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and

•	The Audit Committee oversee the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.

We conduct this valuation process on a quarterly basis.

We apply ASC 820, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.

•	Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurred. In addition to using the above inputs in investment valuations, we apply the valuation policy approved by our Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, our Adviser, as the valuation designee, or the independent valuation firm(s), review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

Financial and Derivative Instruments

Pursuant to ASC 815 Derivatives and Hedging, all derivative instruments entered into by us are designated as hedging instruments. For all derivative instruments designated as a hedge, the entire change in the fair value of the hedging instrument shall be recorded in the same line item of the Consolidated Statements of Operations as the hedged item. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available. Rule 18f-4 was adopted by the SEC in December 2020 and became effective in August 2022. Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. We do not currently use derivatives.

Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. We currently qualify as a “limited derivatives user” and expect to continue to do so. We adopted a derivatives policy by Rule 18f-4’s August 2022 compliance date, and comply with the recordkeeping requirements.

Interest and Dividend Income Recognition

Interest income is recorded on the accrual basis and includes amortization and accretion of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK interest or dividends represent accrued interest or dividends that are added to the principal amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a certain liquidation event. Discounts to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the amortization or accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point we believe PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Distributions

We have elected to be treated for U.S. federal income tax purposes, and qualify annually thereafter, as a RIC under Subchapter M of the Code. To obtain and maintain our tax treatment as a RIC, we must distribute (or be deemed to distribute) in each taxable year distributions for tax purposes equal to at least 90 percent of the sum of our:

•

investment company taxable income (which is generally our ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and

•	net tax-exempt interest income (which is the excess of our gross tax exempt interest income over certain disallowed deductions) for such taxable year.

As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that we distribute to our shareholders.

We intend to distribute annually all or substantially all of such income. To the extent that we retain our net capital gains or any investment company taxable income, we generally will be subject to U.S. federal income tax at corporate rates. We can be expected to carry forward our net capital gains or any investment company taxable income in excess of current year dividend distributions, and pay the U.S. federal excise tax as described below.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. We may be subject to a nondeductible 4% U.S. federal excise tax if we do not distribute (or are treated as distributing) during each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income excluding certain ordinary gains or losses for that calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and

•	100% of any income or gains recognized, but not distributed, in preceding years.

While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed and as a result, in such cases, the excise tax will be imposed. In such an event, we will be liable for this tax only on the amount by which we do not meet the foregoing distribution requirement.

We intend to pay monthly distributions to our shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

To the extent our current taxable earnings for a year fall below the total amount of our distributions for that year, a portion of those distributions may be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders may be the original capital invested by the shareholder rather than our income or gains. Shareholders should read written disclosure carefully and should not assume that the source of any distribution is our ordinary income or gains.

With respect to distributions we have adopted a distribution reinvestment plan pursuant to which shareholders (except for residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Oklahoma, Oregon, Vermont and Washington and clients of participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash. We expect to use newly issued shares to implement the distribution reinvestment plan. Shareholders who receive distributions in the form of shares of common stock will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

Income Taxes

We have elected to be treated as a BDC under the 1940 Act. We have also elected to be treated as a RIC under the Code beginning with the taxable year ending December 31, 2021, and continue to qualify for tax treatment as a RIC. So long as we maintain our tax treatment as a RIC, we generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that we distribute at least annually to our shareholders as distributions. Rather, any tax liability related to income earned and distributed by us represents obligations of our investors and will not be reflected in our consolidated financial statements.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, we must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income” for that year, which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses. In order for us to not be subject to U.S. federal excise taxes, we must distribute annually an amount at least equal to the sum of (i) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. We, at our discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.

We evaluate tax positions taken or expected to be taken in the course of preparing our consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain tax positions through December 31, 2022. As applicable, our prior three tax years remain subject to examination by U.S. federal, state and local tax authorities.

Recent Developments

Revolving Credit Facility Amendment

On October 23, 2023, we entered into the First Amendment to the Revolving Credit Facility (the “First Amendment”), which amends the Revolving Credit Facility. The parties to the First Amendment include us, as Borrower, the subsidiary guarantors party thereto solely with respect to Section 6.8 therein, the lenders party thereto and Sumitomo Mitsui Banking Corporation as Administrative Agent. The First Amendment, among other things, (i) extends the revolver availability period from May 2026 to October 2027, (ii) extends the scheduled maturity date from April 2027 to October 2028, (iii) converts a portion of the revolver availability into term loan availability, (iv) increases the total facility amount from $800 million to $875 million and (v) reduces the credit adjustment spread for Term Benchmark Loans from 0.10% for one-month tenor Loans, 0.15% for three-month tenor Loans and 0.25% for six-month tenor Loans to 0.10% for all Loan tenors.

Amended and Restated Bylaws

On November 6, 2023, the Board approved Amended and Restated Bylaws (the “Third Amended and Restated Bylaws”), to be effective as of November 6, 2023. The Third Amended and Restated Bylaws clarify that the exclusive forum provisions do not apply to claims arising under state law. All of the other provisions of our bylaws shall remain in full force and effect.

Equity Raise Proceeds

As of November 9, 2023, we have issued approximately 35.9 million shares of our Class S common stock, approximately 136.3 million shares of our Class I common stock and approximately 2.3 million shares of our Class D common stock and has raised total gross proceeds of approximately $364.6 million, $1,370.1 million, and $23.1 million, respectively, including seed capital of $1,000 contributed by our Adviser in September 2021 and approximately $50.0 million in gross proceeds raised from Feeder FIC ORTIC and Blue Owl Holdings, entities affiliated with our Adviser. In addition, we have received $73.4 million in subscription payments which we accepted on November 3, 2023, which are pending our determination of the net asset value per share applicable to such purchase.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We are subject to financial market risks, including valuation risk, interest rate risk, currency risk, credit risk and inflation risk.

Valuation Risk

We primarily invest in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as our valuation designee, based on, among other things, the input of independent third-party valuation firm(s) engaged at the direction of the Adviser, as the valuation designee, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income. In a low interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below.

As of September 30, 2023, 100.0% of our debt investments based on fair value were floating rates. Additionally, the weighted average reference rate floor, based on fair value, of our debt investments was 0.7% and the majority of our debt investments have a floor of 0.8%. The Revolving Credit Facility, the SPV Asset Facility I, and the SPV Asset Facility II, bear interest at variable interest rates with no interest rate floor.

Based on our Consolidated Statements of Assets and Liabilities as of September 30, 2023, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month reference rate election and there are no changes in our investment and borrowing structure:

($ in thousands)	Interest Income	Interest Expense	Net Income(1)
Up 300 basis points	$79,929	$34,459	$45,470
Up 200 basis points	$53,286	$22,973	$30,313
Up 100 basis points	$26,643	$11,486	$15,157
Down 100 basis points	$(26,643)	$(11,486)	$(15,157)
Down 200 basis points	$(53,286)	$(22,973)	$(30,313)
Down 300 basis points	$(79,929)	$(34,459)	$(45,470)

(1)	Excludes the impact of income based fees

We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options, and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio investments.

Currency Risk

From time to time, we may make investments that are denominated in a foreign currency. These investments are translated into U.S. dollars at each balance sheet date, exposing us to movements in foreign exchange rates. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. We may seek to utilize instruments such as, but not limited to, forward contracts to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates.

Credit Risk

We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. As of September 30, 2023 and December 31, 2022, we held the majority of our cash balances with a single highly rated money center bank and such balances are in excess of Federal Deposit Insurance Corporation insured limits. We seek to mitigate this exposure by monitoring the credit standing of these financial institutions.

Inflation Risk

Inflation is likely to continue in the near to medium-term, particularly in the United States, with the possibility that monetary policy may tighten in response. Persistent inflationary pressures could affect the profitability of investments held by our products, which could impact the level of management fees and other revenues we may earn in the future. .

Item 4. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.

(b) Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal controls over financial reporting that occurred during the quarter ended September 30, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.

Item 1A. Risk Factors.

In addition to other information set forth in this report, you should carefully consider the risk factors discussed in Part I, “ITEM 1A. RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which could materially affect our business, financial condition, and/or operating results. The risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.

Item 2. Unregistered Sales of Equity Securities and, Use of Proceeds, and Issuer Purchases of Equity Securities.

Other than the shares issued pursuant to our dividend reinvestment plan, we did not sell any unregistered equity securities, except as previously disclosed in certain 8-Ks filed with the SEC. In order to satisfy the reinvestment portion of our dividends for the nine months ended September 30, 2023, we issued the following shares of common stock to stockholders of record on the dates noted below who did not opt out of our dividend reinvestment plan. These issuances were not subject to the registration requirements of the Securities Act.

Date of Issuance	Record Date	Number of Shares	Purchase Price	Share Class
1/26/2023	12/31/2022	36,572	$10.02	S
1/26/2023	12/31/2022	224	$10.02	D
1/26/2023	12/31/2022	275,682	$10.02	I
2/24/2023	1/31/2023	94,197	$10.17	S
2/24/2023	1/31/2023	1,256	$10.17	D
2/24/2023	1/31/2023	555,544	$10.17	I
3/23/2023	2/28/2023	50,334	$10.15	S
3/23/2023	2/28/2023	863	$10.15	D
3/23/2023	2/28/2023	289,495	$10.15	I
4/26/2023	3/31/2023	55,307	$10.12	S
4/26/2023	3/31/2023	1,795	$10.12	D
4/26/2023	3/31/2023	291,542	$10.12	I
5/23/2023	4/30/2023	68,183	$10.15	S
5/23/2023	4/30/2023	1,897	$10.15	D
5/23/2023	4/30/2023	304,576	$10.15	I
6/26/2023	5/31/2023	78,774	$10.11	S
6/26/2023	5/31/2023	2,327	$10.11	D
6/26/2023	5/31/2023	323,765	$10.11	I
7/26/2023	6/30/2023	94,741	$10.14	S
7/26/2023	6/30/2023	3,916	$10.14	D
7/26/2023	6/30/2023	331,271	$10.14	I
8/22/2023	7/31/2023	105,897	$10.21	S
8/22/2023	7/31/2023	4,127	$10.21	D
8/22/2023	7/31/2023	342,867	$10.21	I
9/22/2023	8/31/2023	112,864	$10.26	S
9/22/2023	8/31/2023	4,054	$10.26	D
9/22/2023	8/31/2023	363,473	$10.26	I

We commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.

Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The purpose of the offers to repurchase is to provide shareholders with the potential for a measure of liquidity since there is otherwise no public market for shares of our common stock.

We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of common stock.

Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
August 25, 2022	I	September 30, 2022	$6,703	$9.93	675,034
February 28, 2023	I	March 31, 2023	$35,173	$10.12	3,475,640
February 28, 2023	S	March 31, 2023	$965	$10.12	95,317
May 25, 2023	I	June 30, 2023	$20,802	$10.14	2,051,539
May 25, 2023	S	June 30, 2023	$1,425	$10.14	140,508
May 25, 2023	D	June 30, 2023	$50	$10.14	4,926
August 24, 2023	I	September 30,2023	$39,093	$10.28	3,802,783
August 24, 2023	S	September 30, 2023	$581	$10.28	56,519
August 24, 2023	D	September 30, 2023	$52	$10.28	5,090

Item 3. Defaults Upon Senior Disclosures.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information

Rule 10b5-1 Trading Plans

During the fiscal quarter ended September 30, 2023, none of the Company’s directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of Company securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement.”

Amended and Restated Bylaws

On November 6, 2023, the Board approved Amended and Restated Bylaws (the “Third Amended and Restated Bylaws”), to be effective as of November 6, 2023. The Third Amended and Restated Bylaws clarify that the exclusive forum provisions do not apply to claims arising under state law. All of the other provisions of the Company’s bylaws shall remain in full force and effect.

Item 6. Exhibits, Financial Statement Schedules.

Exhibit Number	Description of Exhibits

3.1	Articles of Amendment and Restatement, dated February 23, 2021, as amended through June 22, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 10, 2023).

3.2*	Third Amended and Restated Bylaws, dated November 6, 2023.

10.1	License Agreement, dated as of July 6, 2023, between Blue Owl Technology Income Corp. and Blue Owl Capital Holdings LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed on July 6, 2023).

10.2	Master Note Purchase Agreement, dated July 6, 2023, between Blue Owl Technology Income Corp. and the purchasers party thereto (incorporated by reference to the Company’s Current Report on Form 8-K, filed on July 7, 2023).

10.3	Amendment No. 1 to the Credit and Margining Agreement, dated as of July 31, 2023 by and among Tech Income Funding I LLC, as Borrower, the Lenders referred to therein, Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 3, 2023).

10.4*	First Amendment to Senior Secured Credit Agreement, dated as of October 23, 2023, between Blue Owl Technology Income Corp., the Lenders and Issuing Banks party thereto and Sumitomo Mitsui Banking Corporation as Administrative Agent.

31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	Inline XBRL Instance Document—the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Income Corp.

Date: November 9, 2023	By:	/s/ Craig W. Packer
Craig W. Packer Chief Executive Officer

Blue Owl Technology Income Corp.

Date: November 9, 2023	By:	/s/ Bryan Cole
Bryan Cole Chief Financial Officer and Chief Operating Officer